     As filed with the Securities and Exchange Commission on April 25, 2000
                                                     Registration No.: 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                              Greater Bay Bancorp
             (Exact name of registrant as specified in its charter)
       California                     6711                   77-0487041
    (State or other            (Primary Standard          (I.R.S. Employer
    jurisdiction of                Industrial              Identification
    incorporation or      Classification Code Number)         Number)
     organization)
                            2860 West Bayshore Road
                          Palo Alto, California 94303
                                 (650) 813-8200
   (Address including zip code, and telephone number, including area code, of registrant's principal executive office)
                                Linda M. Iannone
                                General Counsel
                              Greater Bay Bancorp
                         400 Emerson Street, 3rd Floor
                          Palo Alto, California 94301
                                 (650) 614-5734
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:

          William T. Quicksilver, Esq.                        Donald Parachini, Esq.
         Manatt, Phelps & Phillips LLP                    Leland, Parachini, Steinberg,
          11355 West Olympic Boulevard                        Matzger & Melnick LLP
         Los Angeles, California 90064                    333 Market Street, 27th Floor
           Telephone: (310) 312-4210                     San Francisco, California 94105
                                                            Telephone: (415) 957-1800

                                ---------------
          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

                                ---------------
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                                 Proposed maximum Proposed maximum
      Title of Each Class of       Amount to be   offering price      aggregate        Amount of
   Securities to be Registered     registered(2)   per unit(3)    offering price(3) registration fee
----------------------------------------------------------------------------------------------------
Common Stock, no par value(1)...     2,505,000          --           $87,057,409        $22,984
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Includes one attached Preferred Share Purchase Right per share.

(2) This amount is based on the maximum number of shares of Greater Bay common stock to be issued upon consummation of the Merger contemplated in the Agreement and Plan of Reorganization dated January 26, 2000 by and among Greater Bay Bancorp, Bank of Santa Clara and GBB Merger Corp. based on an assumed Conversion Ratio of 0.9485.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(f)(l) of the Securities Act of 1933, as amended, based on the product of the estimated maximum number of shares of common stock of Bank of Santa Clara to be exchanged for the stock of Greater Bay Bancorp (2,637,775) multiplied by the average of the high and low last sale prices of Bank of Santa Clara common stock as reported on The Nasdaq Stock Market on April 20, 2000 ($32.63).

                                ---------------
   Greater Bay Bancorp hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Greater Bay Bancorp shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This Prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion, dated April 25, 2000

                           PROXY STATEMENT/PROSPECTUS

                                MERGER PROPOSED

                          YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

  The Board of Directors of Bank of Santa Clara has unanimously approved and recommends an agreement to merge with Greater Bay Bancorp. As a result of the proposed merger, Bank of Santa Clara will become a subsidiary of Greater Bay Bancorp.

  If we complete the merger, shareholders of Bank of Santa Clara will receive approximately 0.87 shares of Greater Bay Bancorp common stock for each share of Bank of Santa Clara common stock plus cash for any fractional shares. The amount of Greater Bay Bancorp common stock to be received by Bank of Santa Clara shareholders will adjust according to a formula, depending on the average closing price of Greater Bay Bancorp common stock at the completion of the merger. We estimate that, upon completion of the merger, current Bank of Santa Clara shareholders will own approximately 10% of the outstanding Greater Bay Bancorp common stock, assuming completion by Greater Bay Bancorp of its previously announced mergers with Coast Bancorp and Bank of Petaluma.

  This document gives you detailed information about the merger and includes a copy of the merger agreement, and you should read it carefully. It is a proxy statement that Bank of Santa Clara is using to solicit proxies for use at its special shareholder meeting. It is also a prospectus relating to Greater Bay Bancorp's issuance of its shares of common stock in connection with the merger. Before you make a decision on how to vote on the merger, you should consider the "Risk Factors" on page 19 of the attached proxy statement/prospectus.

  We are enthusiastic about the merger and the strength and capabilities we expect from the combined company. We join all the other members of Board of Directors in recommending that you vote in favor of the merger.

      Donald R. Von            Ronald D. Reinartz
       Raesfeld
     Chairman of the             Vice Chairman,
         Board                President and Chief
                               Executive Officer

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. The securities offered through this document are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

  The date of this Proxy Statement/Prospectus is             , 2000 and it is
first being mailed to shareholders on or about             , 2000.

                              Bank of Santa Clara

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                To Be Held On          , 2000 at            a.m.
                                 Place:

Purposes:

  .To vote on the merger of Bank of Santa Clara with GBB Merger Corp., as a result of which Bank of Santa Clara will become a wholly owned subsidiary of Greater Bay Bancorp, and related matters. In the merger, you will receive approximately 0.87 shares of Greater Bay Bancorp common stock for each share of Bank of Santa Clara common stock you own before the merger. The amount of Greater Bay Bancorp common stock to be received by Bank of Santa Clara shareholders will adjust according to a formula, depending on the average closing price of Greater Bay Bancorp common stock at the completion of the merger.

  .To conduct other business if properly raised.

   Only shareholders of Bank of Santa Clara as of the close of business on , 2000 may vote at the special meeting.

   In connection with the proposed merger, you may exercise dissenters' rights as provided by the California General Corporation Law. If you meet all the requirements of this law, and follow all of its required procedures, you may receive cash in the amount equal to the fair market value, as determined by Bank of Santa Clara, or, if required, by a court of law, of your shares of Bank of Santa Clara common stock as of January 26, 2000, the day immediately preceding the announcement of the merger. For additional details about dissenters' rights, please refer to "Dissenting Shareholders' Rights" and Annex C in the accompanying proxy statement/prospectus.

                                          By Order of the Board of Directors

                                          Judith J. Reinartz
                                          Corporate Secretary

Santa Clara, California
       , 2000

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING DOCUMENT.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What will I receive in the merger?

A: For each outstanding share of Bank of Santa Clara common stock you own, you will receive 0.87 shares of Greater Bay common stock if the average closing price of that stock is between $38.3875 and $44.6125. This is called the "conversion ratio." If the average closing price of that stock is greater than $44.6125, the conversion ratio will adjust according to a formula. If the average closing price is between $36.3600 and $38.3875, the conversion ratio will adjust according to a formula. If the average closing price of Greater Bay stock is less than $36.3600, the conversion ratio will be .9000, unless Bank of Santa Clara decides to terminate the merger agreement. If Bank of Santa Clara decides to terminate, Greater Bay may elect a top up option in which the conversion ratio will adjust according to a formula equivalent to $32.72 per Bank of Santa Clara share.

    Average closing price means the average closing sale price on The Nasdaq Stock Market of Greater Bay common stock for the 20 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

    Greater Bay will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Greater Bay common stock that you would otherwise be entitled to receive based upon the market value (as determined in the merger agreement) of a share of Greater Bay common stock at the time of the merger.

    Each share of Greater Bay common stock held by Greater Bay shareholders will continue to represent one share of Greater Bay common stock following the merger. After the merger, Bank of Santa Clara's former shareholders will own approximately 10.0% of Greater Bay's outstanding shares of common stock and current Greater Bay shareholders will own approximately 90.0% of Greater Bay's outstanding shares of common stock, assuming completion of Greater Bay's pending merger with Coast Bancorp and Bank of Petaluma. See "Summary--Recent Developments" (pages 5 through 7).

    For example:

  . If the average closing price of Greater Bay common stock is $40.00 at the completion of the merger, and you own 100 shares of Bank of Santa Clara common stock, then after the merger you will receive 87 shares of Greater Bay common stock, for a value of approximately $34.80 per Bank of Santa Clara share.

  . If the average closing price of Greater Bay common stock is $46.00 at the completion of the merger and you own 100 shares of Bank of Santa Clara common stock, then after the merger you will receive 85 shares of Greater Bay common stock and a check in an amount representing the fractional share, for an aggregate value of approximately $39.27 per Bank of Santa Clara share.

  . If the average closing price of Greater Bay common stock is $37.00 at the completion of the merger and you own 100 shares of Bank of Santa Clara common stock, then after the merger you will receive 89 shares of Greater Bay common stock and a check in an amount representing the fractional share, for an aggregate value of approximately $32.93 per Bank of Santa Clara share.

Q: What happens as the market price of Greater Bay common stock fluctuates?

A: The conversion ratio may adjust, depending on the average closing price of Greater Bay common stock as described above. Since the market value of Greater Bay common stock will fluctuate before and after the closing of the merger, the value of the Greater Bay common stock that you will receive in the merger will fluctuate as well and could increase or decrease. You are urged to obtain current market prices for shares of Greater Bay common stock and Bank of Santa Clara common stock.

Q: What should I do now?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

   If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve the

                                      (i)
   merger agreement. If you do not sign and send in your proxy or you abstain, it will have the effect of a vote against the merger.

   You may attend the meeting and vote your shares in person, rather than voting by proxy. In addition, you may revoke your proxy up to and including the day of the meeting by following the directions on pages 20 through 21.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares on the merger only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and this will have the effect of voting against the merger.

Q: When is the merger expected to be completed?

A: We are working to complete the merger during the third quarter of 2000.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed we will send you written instructions for exchanging your Bank of Santa Clara common stock certificates for Greater Bay common stock certificates.

Q: What risks should I consider?

A: You should review "Risk Factors" on page 19.

    You should also review the factors considered by Bank of Santa Clara's Board of Directors. See "The Merger--Background of and Reasons for the Merger" (pages 24 through 26).

WHO CAN HELP ANSWER YOUR QUESTIONS

   If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

     Judith J. Reinartz
     Bank of Santa Clara
     1995 El Camino Road
     Santa Clara, California 95050
     Telephone (408) 987-9426

                                      (ii)

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   i
SUMMARY....................................................................   1
  The Companies............................................................   1
  Greater Bay Bancorp......................................................   1
  Bank of Santa Clara......................................................   1
  The Special Meeting......................................................   1
  Record Date; Voting Power................................................   2
  Vote Required............................................................   2
  Share Ownership of Bank of Santa Clara Management........................   2
  Recommendation...........................................................   2
  Opinion of First Security Van Kasper, Financial Advisor to Bank of Santa
   Clara...................................................................   2
  Terms of the Merger Agreement............................................   2
  Interests of Certain Persons in the Merger...............................   4
  Material Federal Income Tax Consequences.................................   5
  Accounting Treatment.....................................................   5
  Resales of Greater Bay Common Stock......................................   5
  Regulatory Approvals.....................................................   5
  Dissenters' Rights.......................................................   5
  Differences in the Rights of Shareholders................................   5
  Recent Developments......................................................   6
Market Price And Dividend Information......................................   8
  Comparative Market Price Data............................................   8
  Historical Market Prices and Dividends...................................   8
Selected Historical and Pro Forma Financial Data...........................  10
  Historical and Pro Forma Per Share Data..................................  11
  Greater Bay Historical Selected Financial Data...........................  13
  Bank of Santa Clara Historical Selected Financial Data...................  15
  Selected Unaudited Pro Forma Combined Financial Data--Greater Bay and
   Bank of Santa Clara.....................................................  16
  Selected Unaudited Pro Forma Combined Financial Data--Greater Bay, Bank
   of Santa Clara, Coast Bancorp and Bank of Petaluma......................  17
RISK FACTORS...............................................................  19
  Since the market price of Greater Bay common stock will vary, Bank of
   Santa Clara shareholders cannot be sure of the number of shares and value of the Greater Bay common stock to be received in the merger......  19
  We may not successfully integrate our business operations................  19
THE BANK OF SANTA CLARA SPECIAL MEETING....................................  20
  General..................................................................  20
  Record Date; Voting Power................................................  20
  Vote Required............................................................  20
  Share Ownership of Management............................................  20
  Recommendation of the Bank of Santa Clara Board..........................  20
  Solicitation and Revocation of Proxies...................................  20
  Other Matters............................................................  21
THE MERGER.................................................................  22
  Structure of the Merger..................................................  22
  Background of and Reasons for the Merger.................................  24
  Opinion of Financial Advisor.............................................  26
  Interests of Certain Persons in the Merger...............................  31
  Nasdaq Listing...........................................................  32
  Material Federal Income Tax Consequences.................................  32

                                     (iii)

  Accounting Treatment of the Merger......................................   33
  Exchange of Bank of Santa Clara Common Stock for Greater Bay Common
   Stock..................................................................   33
THE MERGER AGREEMENT......................................................   35
  Conditions to the Merger................................................   35
  Nonsolicitation.........................................................   36
  Expenses................................................................   37
  Treatment of Options....................................................   37
  Termination.............................................................   37
  Covenants; Conduct of Business Prior to Effective Time..................   38
  Amendment and Waiver....................................................   41
  Agreements with Certain Shareholders....................................   41
  Resales of Greater Bay Common Stock.....................................   41
  Regulatory Approvals....................................................   41
DISSENTING SHAREHOLDERS' RIGHTS...........................................   44
DESCRIPTION OF GREATER BAY COMMON STOCK AND BANK OF SANTA CLARA COMMON
 STOCK....................................................................   47
  Stock Description.......................................................   47
  Material Differences Between Holders of Greater Bay Stock and Bank of
   Santa Clara Stock......................................................   48
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..............   51
MANAGEMENT OF GREATER BAY AFTER THE MERGER................................   57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   58
EXPERTS...................................................................   59
LEGAL MATTERS.............................................................   59
WHERE YOU CAN FIND MORE INFORMATION.......................................   60
A WARNING ABOUT FORWARD-LOOKING INFORMATION...............................   62

Annex A: Agreement and Plan of Reorganization by and among Greater Bay
        Bancorp, Bank of Santa Clara and GBB Merger Corp. dated January
        26, 2000                                                            A-1

Annex B: Fairness Opinion of First Security Van Kasper dated     , 2000     B-1

Annex C: Selected Provisions of the California General Corporation Law
        Regarding Dissenters' Rights                                        C-1

Annex D: Bank of Santa Clara Annual Report on Form 10-K for the year ended
        December 31, 1999                                                   D-1

                                      (iv)

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the merger agreement which we have attached as Annex A. For information about where to obtain these additional documents read the information under the caption entitled "Where You Can Find More Information" (page 59).

The Companies

Greater Bay Bancorp
2860 W. Bayshore Road
Palo Alto, California 94303
(650) 813-8200

   Greater Bay is a bank holding company operating Bay Area Bank, Bay Bank of Commerce, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of Commerce. These banks and Greater Bay have various operating divisions, including Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay Bank Contra Costa Region, Greater Bay Bank Fremont Region, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group.

   Through its financial services subsidiaries and operating divisions, Greater Bay serves clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in Cupertino, Danville, Fremont, Hayward, Lafayette, Millbrae, Palo Alto, Pleasanton, Redwood City, San Francisco, San Leandro, San Mateo, San Ramon and Walnut Creek.

   Greater Bay provides a wide range of commercial banking and financial services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals.

Bank of Santa Clara
1995 El Camino Real
Santa Clara, California 95050
(408) 249-5900

   Bank of Santa Clara was organized in 1973 under the laws of the State of California as an FDIC insured state chartered bank. With eight banking offices throughout Santa Clara County, California, Bank of Santa Clara offers a wide range of commercial and retail banking products and services primarily to small and medium size businesses and consumers. In addition to its eight banking offices, Bank of Santa Clara also operates an SBA lending department and a dealer loan department.

The Special Meeting (pages 20-21)

   The Bank of Santa Clara special shareholders' meeting will be held at      ,
located at       , California at        .m., local time, on       ,       ,
2000. At the meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

Record Date; Voting Power (page 20)

   You are entitled to vote at the special meeting if you owned Bank of Santa
Clara common stock on       , 2000, the record date for the special meeting. As
of that date, there were           shares of Bank of Santa Clara common stock
issued and outstanding held by approximately     holders of record. Each holder
of Bank of Santa Clara common stock is entitled to one vote per share on any matter that may properly come before the meeting.

Vote Required (page 20)

   Approval by the Bank of Santa Clara shareholders of the proposal to approve and adopt the merger agreement will require the affirmative vote of a majority of the outstanding shares of Bank of Santa Clara common stock.

Share Ownership of Bank of Santa Clara Management (pages 58-59)

   On the record date for the special meeting, the executive officers and directors of Bank of Santa Clara, including their affiliates, had voting power
with respect to an aggregate of      shares of Bank of Santa Clara common
stock, or approximately    % of the shares of the common stock then
outstanding.

   The directors of Bank of Santa Clara have signed contracts agreeing to vote the shares of Bank of Santa Clara common stock owned by them FOR the proposal to approve and adopt the merger agreement and the transactions contemplated thereby.

Recommendation (page 20)

   The Bank of Santa Clara Board of Directors has unanimously approved and adopted the merger agreement, and recommends a vote FOR approval of the merger agreement and the transactions contemplated thereby. You also should refer to the reasons that the Bank of Santa Clara Board considered in determining whether to approve and adopt the merger agreement on pages 25-26.

Opinion of First Security Van Kasper, Financial Advisor to Bank of Santa Clara (pages 26-31)

   First Security Van Kasper, financial advisor to Bank of Santa Clara, rendered an oral fairness opinion on January 25, 2000 to the Bank of Santa Clara Board that as of such date, the merger consideration to be paid was fair to the Bank of Santa Clara shareholders from a financial point of view. First Security Van Kasper subsequently confirmed its January 25, 2000 opinion by delivery to the Bank of Santa Clara Board of a written fairness opinion dated as of the date of this document. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered by First Security Van Kasper, is attached to this document as Annex B. Bank of Santa Clara shareholders should read the fairness opinion in its entirety.

Terms of the Merger Agreement (pages 35-43)

   The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement in its entirety. It is the legal document that governs the merger.

   General. The merger agreement provides that Bank of Santa Clara will merge with GBB Merger Corp., as a result of which Bank of Santa Clara will become a wholly owned subsidiary of Greater Bay.

   Conversion Ratio. For each outstanding share of Bank of Santa Clara common stock, Bank of Santa Clara shareholders will receive 0.87 shares of Greater Bay common stock if the average closing price of that stock is between $38.3875 and $44.6125. If the average closing price of that stock is greater than $44.6125, the conversion ratio will adjust according to a set formula. If the average closing price is between $36.3600 and

$38.3875, the conversion ratio will adjust according to a set formula. If the average closing price of Greater Bay stock is less than $36.3600, the conversion ratio will be .9000, unless Bank of Santa Clara decides to terminate the merger agreement. If Bank of Santa Clara decides to terminate, Greater Bay may elect a top up option in which the conversion ratio will adjust according to a formula. Greater Bay will not issue fractional shares. Instead, Bank of Santa Clara shareholders will receive a check equal to the amount of any fractional share they would otherwise receive.

   Average closing price means the average closing sale price on The Nasdaq Stock Market of Greater Bay common stock for the 20 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

   Completion of the Merger. The merger will become effective when we file an agreement of merger with the Secretary of State of California. The merger agreement provides that we will file the agreement of merger as soon as practicable following the satisfaction or waiver of the conditions to the merger.

   Conditions to the Merger. The completion of the merger depends upon the satisfaction of a number of conditions, including:

  . approval of the merger agreement by the Bank of Santa Clara shareholders;

  . receipt of listing approval from The Nasdaq Stock Market for the Greater
    Bay common stock to be issued in the merger;

  . receipt of all necessary authorizations, orders and consents of governmental authorities without imposition of any conditions that Greater Bay deems to be materially adverse or materially burdensome, and the expiration of any regulatory waiting periods;

  . effectiveness of the registration statement of Greater Bay relating to the shares of Greater Bay common stock to be issued to Bank of Santa Clara shareholders in the merger, of which this document forms a part;

  . receipt from PricewaterhouseCoopers LLP of a letter confirming that the merger qualifies for pooling of interests accounting treatment and receipt from Grant Thornton LLP of a letter confirming that no conditions exist with respect to Bank of Santa Clara that would preclude pooling of interests accounting treatment;

  . receipt of an opinion of Greater Bay's counsel that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

  . confirmation that the adjusted book value of Bank of Santa Clara common stock at the close of business on the last day of the month prior to completion of the merger is not less than $30.7 million if the merger closes in April 2000, $31.0 million if the merger closes in May 2000, $31.3 million if the merger closes in June 2000, $31.7 million if the merger closes in July 2000 and $32.0 million if the merger closes in August 2000. Adjusted book value means Bank of Santa Clara's total shareholders' equity adjusted to eliminate all amounts paid for the exercise of Bank of Santa Clara stock options since September 30, 1999, to eliminate amounts related to accumulated other comprehensive income and to include the amount of consolidated accumulated other comprehensive income as of September 30, 1999, to deduct any dividends paid after the date of the merger agreement and to eliminate amounts paid or accrued for merger-related expenses; and

  . confirmation that Bank of Santa Clara's allowance for loan losses equals the greater of 1.07% of Bank of Santa Clara's total gross loans or $2.3 million.

   Unless prohibited by law, either Greater Bay or Bank of Santa Clara could elect to waive any condition.

   Termination. Either Bank of Santa Clara or Greater Bay may call off the merger under a number of circumstances, including if:

  . Greater Bay and Bank of Santa Clara consent in writing;

  . the merger is not completed before August 31, 2000;

  . legal restraints prevent the merger;

  . the Bank of Santa Clara shareholders do not approve the merger agreement;

  . the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has under the merger agreement; or

  . any condition to the party's obligations under the merger agreement has not been met or waived at a time when the condition could no longer be satisfied.

   In addition, Greater Bay may call off the merger if the Bank of Santa Clara Board approves, recommends or causes Bank of Santa Clara to enter into any agreement with a person other than Greater Bay providing for the merger, consolidation, share exchange, joint venture, business combination or similar transaction involving Bank of Santa Clara or any subsidiary of Bank of Santa Clara, or any purchase of all or any material portion of the assets of Bank of Santa Clara or any subsidiary of Bank of Santa Clara. If that occurs, Bank of Santa Clara will have to pay Greater Bay $3.5 million.

   Similarly, Bank of Santa Clara may call off the merger if Greater Bay announces a business combination, tender offer or similar transaction which, if consummated, would result in Greater Bay shareholders owning less than 51% of the shares of the surviving corporation and the other party requires Greater Bay to terminate the merger agreement between Greater Bay and Bank of Santa Clara. If that occurs, Greater Bay will have to pay Bank of Santa Clara $2.5 million. In addition, Bank of Santa Clara may call off the merger if the average closing price is less than $36.3600, unless Greater Bay elects the top up option and Greater Bay does not exercise the top up option as described under the heading "The Merger--Structure of the Merger--Conversion of Shares" on page 22.

Interests of Certain Persons in the Merger (pages 31-32)

   The directors and executive officers of Bank of Santa Clara have interests in the merger as employees and/or directors that are different from, or in addition to, the interests of Bank of Santa Clara shareholders. The Bank of Santa Clara Board recognized these interests and determined that they did not affect the benefits of the merger to the Bank of Santa Clara shareholders.

   Upon completion of the merger, the current members of the Boards of Greater Bay and Bank of Santa Clara will continue as members of their respective
Boards. Also,       , a director of Bank of Santa Clara, will become a director of Greater Bay and John M. Gatto, Co-Chairman of Greater Bay, will become a director of Bank of Santa Clara.

   If the merger takes place, the following will occur:

  . outstanding options to purchase Bank of Santa Clara common stock held by directors, officers and employees of Bank of Santa Clara will be automatically converted into options to acquire shares of Greater Bay common stock adjusted to account for the conversion ratio; and

  . certain members of senior management of Bank of Santa Clara will remain as senior management of Bank of Santa Clara.

   Upon the signing of the merger agreement, there were outstanding options to purchase an aggregate of 308,582 shares of Bank of Santa Clara common stock. Of the outstanding options, the executive officers and directors of Bank of Santa Clara held options to purchase 221,523 shares of Bank of Santa Clara common stock at a per share weighted average exercise price of $21.73.

Material Federal Income Tax Consequences (pages 32-33)

   Greater Bay and Bank of Santa Clara have received a legal opinion stating that neither Greater Bay nor Bank of Santa Clara will recognize gain or loss for federal income tax purposes as a result of the merger. The opinion also concludes that Bank of Santa Clara shareholders will not recognize gain or loss upon the exchange of their Bank of Santa Clara common stock for Greater Bay common stock in the merger. If, however, shareholders receive cash instead of fractional shares or upon exercise of dissenters' rights, that cash would be taxable.

Accounting Treatment (page 33)

   We expect the merger to be accounted for as a pooling of interests, which means that we will treat Greater Bay and Bank of Santa Clara as if they had always been combined for accounting and financial reporting purposes.

Resales of Greater Bay Common Stock (page 41)

   Shares of Greater Bay common stock that Bank of Santa Clara shareholders receive in the merger will be freely transferable, except for those shares held by holders who may be deemed to be affiliates. Affiliates generally include directors, specific executive officers and holders of 10% or more of outstanding voting securities of Bank of Santa Clara or Greater Bay. Bank of Santa Clara has provided to Greater Bay the written agreements of its affiliates that these persons will not dispose of their shares of Bank of Santa Clara common stock and Greater Bay common stock, except in compliance with the Securities Act of 1933 and applicable accounting rules governing pooling of interests.

Regulatory Approvals (pages 41-43)

   Greater Bay is required to make filings with or obtain approval from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions to complete the merger. We cannot predict whether or when we will obtain these approvals.

Dissenters' Rights (pages 44-46)

   Shareholders of Bank of Santa Clara will have dissenters' rights under California law. This means that shareholders who vote against the merger may make a written demand to Bank of Santa Clara for payment in cash of the "fair market value" of their shares. Bank of Santa Clara must receive the demand no later than the date of the special shareholders' meeting. The Bank of Santa Clara Board of Directors has determined that the "fair market value" of one share of Bank of Santa Clara for this purpose is $34.375. That amount represents the average of the high and low price for Bank of Santa Clara common stock on January 26, 2000, the day before the public announcement of the merger. The procedure for exercising dissenters' rights is summarized under the heading "Dissenting Shareholders' Rights." The relevant provisions of California law on dissenters' rights are attached to this document as Annex C.

Differences in the Rights of Shareholders (pages 47-50)

   Both Greater Bay and Bank of Santa Clara are incorporated under California law. Upon completion of the merger, Bank of Santa Clara shareholders will become Greater Bay shareholders. Their rights will be governed by Greater Bay's articles of incorporation and bylaws and will continue to be governed by California law.

Recent Developments

   Merger with Coast Bancorp. On December 14, 2000, Greater Bay announced the signing of a definitive agreement for a merger with Coast Bancorp. Following the transaction, Coast Commercial Bank, a wholly owned subsidiary of Coast Bancorp, will operate as a wholly owned subsidiary of Greater Bay.

   In the merger, Greater Bay will issue shares of its stock in a tax free exchange for the shares of stock of Coast Bancorp for an estimated value of approximately $125 million, depending on the market price of Greater Bay's stock at the time of the merger closing. The merger, which will be accounted for as a pooling of interests, is expected to be completed in the second quarter of 2000, subject to the approval of the shareholders of Coast Bancorp and Greater Bay and regulatory approval. The Greater Bay and Coast Bancorp meetings to vote on the merger are scheduled for May 17, 2000 and May 11, 2000, respectively.

   Coast Bancorp, founded in 1982, has banking offices in Aptos, Capitola, Santa Cruz, Scotts Valley and Watsonville, California serving the small to mid-sized business community. As of December 31, 1999, Coast Bancorp had total assets of $370 million and total deposits of $301 million. For the year ended December 31, 1999, net income was $6.9 million.

   The terms of the agreement provide for the shareholders of Coast Bancorp to receive shares of Greater Bay stock. Coast Bancorp currently has approximately 4,819,000 shares of common stock outstanding. If the average closing price of Greater Bay common stock is between $32.84 and $38.16, Greater Bay will issue
0.675 shares for each outstanding share of common stock of Coast Bancorp. If the average closing price of Greater Bay common stock is greater than $38.16, the conversion ratio will equal the quotient obtained by dividing (a) $25.76 plus the product of 0.333 times the difference between the average closing price of Greater Bay stock and $38.16, by (b) the average closing price of Greater Bay stock.

   If the average closing price of Greater Bay common stock is less than $32.84, Greater Bay may elect to exercise a top up option. In that case, the conversion ratio will equal the quotient obtained by dividing $22.17 by the average closing price of Greater Bay stock. If Greater Bay does not elect the top up option, Coast Bancorp may terminate the agreement. If Coast Bancorp does not terminate the agreement, the conversion ratio will be 0.675.

   Merger with Bank of Petaluma. On March 21, 2000, Greater Bay announced the signing of a definitive merger agreement with Bank of Petaluma. Upon completion of the merger, Bank of Petaluma will operate as a wholly owned subsidiary of Greater Bay Bancorp.

   In the merger, Greater Bay Bancorp will issue shares of its stock in a tax free exchange for the shares of stock of Bank of Petaluma for an estimated value of approximately $41 million, depending on the market price of Greater Bay Bancorp's stock at the time of the merger closing. The merger, which will be accounted for as a pooling of interests, is expected to be completed in the third quarter of 2000, subject to the approval of Bank of Petaluma's shareholders and regulatory approval.

   Bank of Petaluma, founded in 1987, is situated in the growing area of the San Francisco Bay Area's northern market known as the "Telecom Valley." This area includes start-up and seasoned companies specializing in the burgeoning telecommunications industry. Bank of Petaluma maintains four banking offices in Petaluma, Point Reyes Station and Valley Ford, California and serves the small- to mid-sized business community and retail banking clients. As of December 31, 1999, Bank of Petaluma had total assets of $194.7 million and deposits of $162.2 million. For the year ended December 31, 1999, net income was $2.3 million, a 10% increase over net income of $2.1 million in 1998.

   The terms of the agreement provide for the shareholders of Bank of Petaluma to receive shares of Greater Bay stock. Bank of Petaluma currently has approximately 1.4 million shares of common stock outstanding. If the average closing price of Greater Bay common stock is between $37.91 and $46.34, each share of Bank of Petaluma stock will be exchanged for 0.685 shares of Greater Bay stock. If the average closing price of Greater Bay common stock is greater than $46.34, the exchange ratio will decrease by dividing the average closing price into $31.74 plus one-third of the amount by which the average closing price exceeds $46.34.

   If the average closing price of Greater Bay common stock is less than $37.91, Greater Bay may elect to exercise a top up option. In that case, the exchange ratio will equal the quotient obtained by dividing $25.97 by the average closing price of Greater Bay stock. If Greater Bay does not elect the top up option, Bank of Petaluma may either terminate the merger agreement or accept an exchange ratio of 0.685.

   Completion of Private Offerings. On March 23, 2000, Greater Bay completed two private offerings of securities. In one private offering, Greater Bay issued 324,324 shares of restricted common stock to institutional investors with gross proceeds of approximately $12,000,000. In a separate private offering, Greater Bay issued $9,500,000 of trust preferred securities, through its trust subsidiary GBB Capital III, to a qualified institutional buyer.

   With respect to the newly issued common shares, Greater Bay has agreed to file a registration statement with the SEC within 30 business days to register the shares for resale; however, the shares may be subject to certain trading restrictions in the event of material developments relating to Greater Bay.

   The trust preferred securities bear a 10 7/8% fixed rate of interest payable semi-annually. GBB Capital III used the proceeds from the sale of the trust preferred securities to purchase junior subordinated deferrable interest debentures of Greater Bay. Greater Bay intends to invest a portion of the net proceeds in one or more of its subsidiary banks to increase their capital levels and intends to use the remaining net proceeds for general corporate purposes. Under applicable regulatory guidelines, Greater Bay expects that the trust preferred securities will qualify as tier I capital.

   The following table details on a historical and pro forma basis Greater Bay's capital ratios as of December 31, 1999.

                                                       Historical   Pro Forma
                                                        12/31/99  12/31/99(1)(2)
                                                       ---------- --------------
                                                           ($s in billions)
   Total Assets.......................................   $ 2.85       $ 3.75
   Risk Weighted Assets...............................   $ 2.45       $ 3.25
   Capital Ratios:
     Equity to Assets.................................     6.09%        7.06%
     Leverage.........................................     7.85%        9.04%
     Tier 1 Risk Based Capital........................     9.14%       10.23%
     Total Risk Based Capital.........................    10.55%       11.64%

--------
(1) Includes Coast Bancorp, Bank of Santa Clara and Bank of Petaluma.

(2) Includes $12.0 million issuance of common stock and $9.5 million issuance of trust preferred securities.

                     Market Price And Dividend Information

Comparative Market Price Data

   The following table presents trading information for Greater Bay and Bank of Santa Clara common stock on The Nasdaq Stock Market on January 26, 2000 and
    , 2000. January 26, 2000 was the last full trading day before our
announcement of the signing of the merger agreement.       , 2000 was the last
practicable trading day for which information was available before the date of this document.

                                       GREATER BAY BANCORP  BANK OF SANTA CLARA
                                       -------------------- --------------------
                                        HIGH   LOW   CLOSE   HIGH   LOW   CLOSE
                                       ------ ------ ------ ------ ------ ------
January 26, 2000 ..................... $42.19 $41.69 $42.13 $34.63 $34.00 $34.38
      , 2000.......................... $      $      $      $      $      $

   We urge you to obtain current market quotations for Greater Bay common stock and Bank of Santa Clara common stock. We expect that the market price of Greater Bay common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the market price of Greater Bay common stock is subject to fluctuation, the value of the shares of Greater Bay common stock that you will receive in the merger may increase or decrease before and after the merger. For more information see the heading "Risk Factors -- Since the market price of Greater Bay common stock will vary, Bank of Santa Clara shareholders cannot be sure of the number of shares and value of the Greater Bay common stock to be received in the merger." In addition, as a result of this fluctuation, the amount of cash you will receive instead of Greater Bay's fractional shares will also fluctuate.

Historical Market Prices and Dividends

   Greater Bay Bancorp. Greater Bay common stock is listed on The Nasdaq Stock Market under the symbol "GBBK." On the record date for the special meeting,
there were approximately     holders of record of Greater Bay common stock. The
following table sets forth for the calendar quarters indicated, the high and low sales prices per share of Greater Bay common stock as reported on The Nasdaq Stock Market, and the dividends per share of Greater Bay common stock. The prices per share of Greater Bay common stock set forth below have been adjusted to reflect a two-for-one stock split effective as of April 30, 1998.

                                                                       DIVIDENDS
QUARTER ENDED                                             HIGH   LOW   DECLARED
-------------                                            ------ ------ ---------
2000:
First quarter........................................... $42.94 $35.19  $0.150
Second quarter (through       , 2000)...................
1999:
Fourth quarter ......................................... $43.44 $33.81  $0.120
Third quarter...........................................  36.50  31.13   0.120
Second quarter .........................................  33.25  28.00   0.120
First quarter...........................................  33.75  27.56   0.120
1998:
Fourth quarter.......................................... $35.00 $24.50  $0.095
Third quarter...........................................  39.00  23.38   0.095
Second quarter..........................................  36.00  28.88   0.095
First quarter...........................................  31.38  24.13   0.095

   Bank of Santa Clara. Bank of Santa Clara common stock is traded on The Nasdaq Stock Market under the symbol "BNSC." On the record date for the special
meeting, there were approximately      holders of record of Bank of Santa Clara
common stock.

   The following table sets forth for the calendar quarters indicated the high and low sales prices of Bank of Santa Clara common stock as reported on The Nasdaq Stock Market, and the dividends per share of Bank of Santa Clara.

                                                                       DIVIDENDS
QUARTER                                                   HIGH   LOW   DECLARED
-------                                                  ------ ------ ---------

2000:
First quarter........................................... $35.00 $29.50   $0.60
Second quarter (through    , 2000)......................

1999:
Fourth quarter ......................................... $34.75 $28.00   $ --
Third quarter...........................................  37.50  23.50     --
Second quarter..........................................  25.25  19.50     --
First quarter...........................................  24.50  20.75    0.55

1998:
Fourth quarter.......................................... $22.00 $19.50   $ --
Third quarter...........................................  26.00  17.50     --
Second quarter..........................................  26.42  23.00     --
First quarter...........................................  35.00  26.00    0.50

                Selected Historical and Pro Forma Financial Data

   We are providing the following information to aid you in your analysis of the financial effects of the merger. The historical selected financial data in the following tables shows financial results actually achieved by each of Greater Bay and Bank of Santa Clara for the periods presented. These are the historical figures. Greater Bay's annual historical figures are derived from supplemental consolidated financial statements audited by PricewaterhouseCoopers LLP, independent public accountants of Greater Bay. The supplemental consolidated financial statements of Greater Bay have been prepared on a basis that accounts for the merger with Mt. Diablo Bancshares, the former holding company of Mt. Diablo National Bank, which was completed on January 31, 2000 using the pooling of interests method of accounting. Upon publication of Greater Bay's financial information for a post-merger period which includes January 31, 2000, which occurred on March 31, 2000, these supplemental consolidated financial statements became the historical financial statements of Greater Bay. Bank of Santa Clara's annual historical figures are derived from financial statements as of December 31, 1999 and 1998 and for the three years then ended audited by Grant Thornton LLP, independent certified public accountants of Bank of Santa Clara. The annual historical information presented below should be read together with the supplemental consolidated audited financial statements of Greater Bay and the audited financial statements of Bank of Santa Clara, attached or incorporated in this document by reference. To find this information, see "Where You Can Find More Information" (pages 59-61).

   Pro forma combined figures are simply arithmetical combinations of Greater Bay's and Bank of Santa Clara's separate financial results. You should not assume that the combined company of Greater Bay and Bank of Santa Clara would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat the companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information" (page 51). For purposes of illustration, the pro forma combined figures have been calculated using the conversion ratio of 0.87 for our proposed merger. However the actual conversion ratio will be determined based on the average closing price of Greater Bay common stock which is explained further under "The Merger--Structure of the Merger" (pages 22-24).

   The pro forma figures also include information relating to Coast Bancorp and Bank of Petaluma. On December 14, 1999, Greater Bay signed a definitive agreement for a merger with Coast Bancorp and on March 21, 2000, Greater Bay signed a definitive agreement for a merger with Bank of Petaluma. See the information under "Recent Developments" in this Summary.

   We expect to incur merger and other non-recurring expenses as a result of combining the companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

                    Historical and Pro Forma Per Share Data

   We have summarized below the per share information for our respective companies on an historical, pro forma combined and pro forma equivalent basis. We have adjusted Greater Bay's historical per share amounts to reflect a two-for-one stock split effective April 30, 1998. We have adjusted Coast Bancorp's historical per share amounts to reflect a two-for-one stock split effective February 5, 1999.

   We have calculated the pro forma Greater Bay and Bank of Santa Clara combined per share data for net income using the weighted average number of shares of Greater Bay's common stock outstanding for the periods presented, increased by the weighted average number of shares of Bank of Santa Clara common stock outstanding for the period presented multiplied by an assumed conversion ratio of 0.870 shares of Greater Bay's common stock for each share of Bank of Santa Clara common stock, as if these shares were outstanding for each period presented. With respect to the pro forma Greater Bay, Bank of Santa Clara and Coast Bancorp combined per share data for net income, we have further increased the weighted average number of shares of Greater Bay's common stock by the weighted average number of shares of Coast Bancorp common stock outstanding for the periods presented multiplied by an assumed conversion ratio of 0.675 shares of Greater Bay's common stock for each share of Coast Bancorp common stock, as if these shares were outstanding for each period presented, and by the weighted average number of shares of Bank of Petaluma common stock outstanding for the periods presented multiplied by an assumed conversion ratio of 0.685 shares of Greater Bay's common stock for each share of Bank of Petaluma common stock, as if these shares were outstanding for each period presented.

   The pro forma Greater Bay and Bank of Santa Clara combined per share data for dividends declared represents the sum of historical dividends for Greater Bay common stock plus the historical dividends for Bank of Santa Clara common stock divided by the sum of Greater Bay common stock and Bank of Santa Clara common stock, adjusted for the assumed conversion ratio of 0.870. With respect to the pro forma Greater Bay, Bank of Santa Clara and Coast Bancorp combined per share data for dividends declared, we have further added historical dividends for Coast Bancorp common stock divided by the sum of Greater Bay common stock and Coast Bancorp common stock, adjusted for the assumed conversion ratio of 0.675, and historical dividends for Bank of Petaluma common stock divided by the sum of Greater Bay common stock and Bank of Petaluma common stock, adjusted for the assumed conversion ratio of 0.685.

   The pro forma Greater Bay and Bank of Santa Clara combined book value per share has been calculated using the shares of outstanding Greater Bay common stock increased by the shares of outstanding Bank of Santa Clara common stock multiplied by an assumed conversion ratio of 0.870 for each share of Bank of Santa Clara common stock as if these shares were outstanding as of the date presented. With respect to the Greater Bay, Bank of Santa Clara and Coast Bancorp combined book value per share, we have further increased the outstanding shares of Greater Bay common stock by the shares of outstanding Coast Bancorp common stock multiplied by an assumed conversion ratio of 0.675 for each share of Coast Bancorp common stock as if these shares were outstanding as of the date presented, and by the shares of outstanding Bank of Petaluma common stock multiplied by an assumed conversion ratio of 0.685 for each shares of Bank of Petaluma common stock as if these shares were outstanding as of the date presented.

   The equivalent pro forma Bank of Santa Clara share information shown in the fourth column in the table below has been calculated by multiplying the pro forma Greater Bay and Bank of Santa Clara combined per share net income, dividends and book value by an assumed conversion ratio of 0.870. The equivalent pro forma Bank of Santa Clara share information shown in the last column in the table below has been calculated by multiplying the pro forma Greater Bay, Bank of Santa Clara, Coast Bancorp and Bank of Petaluma combined per share net income, dividends and book value by an assumed conversion ratio of 0.870.

                                                                                               Pro Forma
                                                                                              Greater Bay,
                                                         Pro Forma                           Coast Bancorp,
                                             Pro Forma  Equivalent                              Bank of       Pro Forma
                                            Greater Bay of One Bank                          Santa Clara &  Equivalent of
                                Historical   & Bank of      of                    Historical    Bank of      One Bank of
                    Historical    Bank of   Santa Clara Santa Clara  Historical    Bank of      Petaluma     Santa Clara
Per Common Share    Greater Bay Santa Clara  Combined      Share    Coast Bancorp  Petaluma     Combined        Share
----------------    ----------- ----------- ----------- ----------- ------------- ---------- -------------- -------------
Net Income:
Year ended
 December 31, 1999
 Basic............     $2.29       $1.91       $2.28       $1.98        $1.45       $1.61        $2.26          $1.97
 Diluted..........      2.15        1.86        2.15        1.87         1.41        1.55         2.15           1.87
Year ended
 December 31, 1998
 Basic............      1.65        1.73        1.69        1.47         1.28        1.54         1.75           1.53
 Diluted..........      1.53        1.69        1.59        1.38         1.25        1.45         1.66           1.44
Year ended
 December 31, 1997
 Basic............      1.24        1.48        1.30        1.13         1.06        1.14         1.37           1.19
 Diluted..........      1.17        1.45        1.23        1.07         1.05        1.06         1.30           1.13
Cash Dividends
 Declared:
Year ended
 December 31,
 1999.............      0.43        0.55        0.46        0.40         0.32        0.12         0.45           0.39
Year ended
 December 31,
 1998.............      0.34        0.49        0.37        0.32         0.28        0.11         0.37           0.32
Year ended
 December 31,
 1997.............      0.39        0.47        0.41        0.36         0.23        0.09         0.38           0.33
Book Value:
December 31,
 1999.............     12.43       13.53       12.83       11.16         6.85       10.31        12.50          10.88
December 31,
 1998.............      9.99       12.15       10.52        9.15         6.33        9.90        10.52           9.16

                 Greater Bay Historical Selected Financial Data

                                         Years Ended December 31,
                          ----------------------------------------------------------
                             1999        1998        1997        1996        1995
                          ----------  ----------  ----------  ----------  ----------
                             (Dollars in thousands, except per share amounts)
Statement of Operations
 Data
Interest income.........  $  190,298  $  145,906  $  113,458  $   83,179  $   71,253
Interest expense........      76,557      58,818      42,525      29,047      24,946
                          ----------  ----------  ----------  ----------  ----------
 Net interest income....     113,741      87,088      70,933      54,132      46,307
Provision for loan
 losses.................      13,064       7,159       7,541       3,210       1,396
                          ----------  ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  loan losses...........     100,677      79,929      63,392      50,922      44,911
                          ----------  ----------  ----------  ----------  ----------
Other income............      18,798      10,425       9,215       8,577       6,369
Nonrecurring--warrant
 income.................      14,508         945       1,162          92         --
                          ----------  ----------  ----------  ----------  ----------
 Total other income.....      33,306      11,370      10,377       8,669       6,369
                          ----------  ----------  ----------  ----------  ----------
Operating expenses......      67,052      55,064      46,490      41,973      39,729
Other expenses--
 nonrecurring...........      12,160       1,341         --          --          --
                          ----------  ----------  ----------  ----------  ----------
 Total operating
  expenses..............      79,212      56,405      46,490      41,973      39,729
                          ----------  ----------  ----------  ----------  ----------
Income before income tax
 expense & merger and
 other related
 nonrecurring costs.....      54,771      34,894      27,279      17,618      11,551
Income tax expense......      17,659      11,666       9,798       6,278       4,259
                          ----------  ----------  ----------  ----------  ----------
Income before merger and
 other related
 nonrecurring costs.....      37,112      23,228      17,481      11,340       7,292
Merger and other related
 nonrecurring costs, net
 of tax.................      (6,486)     (1,674)     (2,282)     (1,991)        --
                          ----------  ----------  ----------  ----------  ----------
Income before
 extraordinary items....      30,626      21,554      15,199       9,349       7,292
Extraordinary items.....         (88)        --          --          --          --
                          ----------  ----------  ----------  ----------  ----------
 Net income.............  $   30,538  $   21,554  $   15,199  $    9,349  $    7,292
                          ==========  ==========  ==========  ==========  ==========
Per Share Data
Income per share (before
 merger, nonrecurring
 and extraordinary
 items)
 Basic..................  $     2.45  $     1.75  $     1.30  $     0.96  $     0.77
 Diluted................        2.30        1.63        1.23        0.92        0.74
Net income per share
 Basic..................  $     2.29  $     1.65  $     1.24  $     0.79  $     0.65
 Diluted................        2.15        1.53        1.17        0.76        0.62
Shares outstanding at
 year end...............  13,964,065  12,900,934  12,554,799  11,779,759  11,379,000
Average common shares
 outstanding............  13,310,000  13,091,000  12,252,000  11,761,000  11,239,000
Average common and
 common equivalent
 shares outstanding.....  14,189,000  14,047,000  13,028,000  12,348,000  11,718,000
Performance Ratios
Return on average assets
 (before merger,
 nonrecurring and
 extraordinary items)...        1.32%       1.26%       1.19%       1.16%       1.18%
Return on average common
 shareholders' equity
 (before merger,
 nonrecurring and
 extraordinary items)...       22.81%      19.51%      15.81%      12.97%      12.95%
Net interest margin.....        4.98%       5.17%       5.69%       6.05%       6.98%
Balance Sheet Data--At
 Period End
Assets..................  $2,846,088  $2,049,217  $1,560,254  $1,176,087  $  889,952
Loans, net..............   1,880,756   1,299,423     961,179     741,238     531,965
Investment securities...     495,169     422,565     271,498     171,890     180,393
Deposits................   2,506,386   1,758,307   1,374,647   1,047,815     787,173
Subordinated debt.......         --        3,000       3,000       3,000       3,000
Trust Preferred
 Securities.............      50,000      50,000      20,000         --          --
Common shareholders'
 equity.................     173,595     128,826     107,606      91,074      82,393
Regulatory Capital
 Ratios
Leverage Ratio..........        7.85%       7.93%       8.68%       8.40%       9.89%
Tier 1 Capital..........        9.14%       9.85%      10.78%      10.32%      12.62%
Total Capital...........       10.55%      11.99%      12.21%      11.84%      14.22%

   Significant events affecting Greater Bay's historical earnings trends include the following:

  . Amounts indicated have been restated on an historical basis to reflect the mergers with Cupertino National Bancorp, Peninsula Bank of Commerce, Pacific Rim Bancorporation, Pacific Business Funding Corporation, Bay Area Bancshares, Bay Commercial Services and Mt. Diablo Bancshares, each of which was accounted for on a pooling of interests basis.

  . Per share amounts have been adjusted to reflect a two-for-one stock split effective on April 30, 1998.

  . If the performance ratios included merger and other related nonrecurring costs (net of tax) of $6.5 million in 1999, $1.7 million in 1998, $2.3 million in 1997 and $2.0 million in 1996, return on average assets would have been 1.08% for 1999, 1.17% for 1998, 1.04% for 1997 and 0.96% for
    1996, and return on average common shareholders' equity would have been 18.78% for 1999, 18.10% for 1998, 13.75% for 1997 and 10.69% for 1996.

  . Net interest margin for 1999, 1998 and 1997 includes the lower spread earned on a special deposit described in Note 7 of Greater Bay's Supplemental Consolidated Financial Statements. Excluding this special deposit, net interest margin would have been 5.06% for 1999, 5.34% for 1998 and 5.95% for 1997.

             Bank of Santa Clara Historical Selected Financial Data

                                      Years Ended December 31,
                          -----------------------------------------------------
                            1999       1998       1997       1996       1995
                          ---------  ---------  ---------  ---------  ---------
                           (Dollars in thousands, except per share amounts)
Statement of Operations
 Data
Interest income.........  $  24,175  $  22,437  $  20,722  $  18,796  $  16,965
Interest expense........      6,213      6,247      5,909      5,585      5,016
                          ---------  ---------  ---------  ---------  ---------
   Net interest income..     17,962     16,190     14,813     13,211     11,949
Provision for loan
 losses.................        675        600        800        650        475
                          ---------  ---------  ---------  ---------  ---------
   Net interest income
    after provision for
    loan losses.........     17,287     15,590     14,013     12,561     11,474
Other income............      3,808      3,398      2,988      2,522      2,474
Nonrecurring--warrant
 income.................        --         --         --         --         --
                          ---------  ---------  ---------  ---------  ---------
   Total other income...      3,808      3,398      2,988      2,522      2,474
Operating expenses......     14,294     13,014     12,019     10,567      9,878
Other expenses--
 nonrecurring...........        --         --         --         --         --
                          ---------  ---------  ---------  ---------  ---------
   Total operating
    expenses............     14,294     13,014     12,019     10,567      9,878
                          ---------  ---------  ---------  ---------  ---------
Income before income tax
 expense & merger and
 other related
 nonrecurring costs.....      6,801      5,974      4,982      4,516      4,070
Income tax expense......      2,398      2,018      1,618      1,485      1,334
                          ---------  ---------  ---------  ---------  ---------
Income before merger and
 other related
 nonrecurring costs.....      4,403      3,956      3,364      3,031      2,736
Merger and other related
 nonrecurring costs, net
 of tax.................        --         --         --         --         --
                          ---------  ---------  ---------  ---------  ---------
Income before
 extraordinary items....      4,403      3,956      3,364      3,031      2,736
Extraordinary items.....        --         --         --         --         --
                          ---------  ---------  ---------  ---------  ---------
   Net income...........  $   4,403  $   3,956  $   3,364  $   3,031  $   2,736
                          =========  =========  =========  =========  =========
Per Share Data(1)
Income per share (before
 merger, nonrecurring
 and extraordinary
 items)
  Basic.................  $    1.91  $    1.73  $    1.48  $    1.55  $    1.52
  Diluted...............  $    1.86  $    1.69  $    1.45  $    1.35  $    1.29
Net income per share
  Basic.................  $    1.91  $    1.73  $    1.48  $    1.55  $    1.52
  Diluted...............  $    1.86  $    1.69  $    1.45  $    1.35  $    1.29
Shares outstanding at
 year end...............  2,317,963  2,292,808  2,152,213  1,956,061  1,854,562
Average common shares
 outstanding............  2,310,000  2,284,000  2,276,000  1,956,000  1,805,030
Average common and
 common equivalent
 shares outstanding.....  2,369,000  2,336,000  2,321,000  2,241,000  2,121,000

Performance Ratios
Return on average assets
 (before merger,
 nonrecurring and
 extraordinary
 items)(3)..............       1.38%      1.39%      1.30%      1.28%      1.32%
Return on average common
 shareholders' equity
 (before merger,
 nonrecurring and
 extraordinary
 items)(3)..............      15.13%     15.11%     14.22%     14.65%     15.32%
Net interest margin.....       6.19%      6.34%      6.38%      6.14%      6.33%

Balance Sheet Data--At
 Period End
Assets..................    326,934    297,721    262,458    249,311    226,606
Loans, net..............    212,770    187,055    171,259    153,130    134,418
Investment securities...     88,017     71,653     64,008     65,565     65,565
Deposits................    293,698    268,465    236,214    226,482    206,331
Subordinated debt.......        --         --         --         --         --
Trust Preferred
 Securities.............        --         --         --         --         --
Common shareholders'
 equity.................     31,369     27,860     24,881     22,079     19,361

Regulatory Capital
 Ratios
Leverage Ratio..........       9.82%      9.82%      9.59%      9.33%      9.37%
Tier 1 Capital..........      11.09%     11.21%     11.28%     11.25%     11.34%
Total Capital...........      11.91%     11.95%     12.07%     11.87%     11.95%

              Selected Unaudited Pro Forma Combined Financial Data
                      Greater Bay and Bank of Santa Clara

                                                 Years Ended December 31,
                                             ----------------------------------
                                                1999        1998        1997
                                             ----------  ----------  ----------
Statement of Operations Data
Interest income............................  $  214,473  $  168,343  $  134,180
Interest expense...........................      82,770      65,065      48,434
                                             ----------  ----------  ----------
   Net interest income.....................     131,703     103,278      85,746
Provision for loan losses..................      13,739       7,759       8,341
                                             ----------  ----------  ----------
   Net interest income after provision for
    loan losses............................     117,964      95,519      77,405
Other income...............................      22,606      13,823      12,203
Nonrecurring--warrant income...............      14,508         945       1,162
                                             ----------  ----------  ----------
   Total other income......................      37,114      14,768      13,365
Operating expenses.........................      81,346      68,078      58,509
Other expenses--nonrecurring...............      12,160       1,341         --
                                             ----------  ----------  ----------
   Total operating expenses................      93,506      69,419      58,509
                                             ----------  ----------  ----------
Income before income tax expense & merger
 and other related nonrecurring costs......      61,572      40,868      32,261
Income tax expense.........................      20,057      13,684      11,416
                                             ----------  ----------  ----------
Income before merger and other related
 nonrecurring costs........................      41,515      27,184      20,845
Merger and other related nonrecurring
 costs, net of tax.........................      (6,486)     (1,674)     (2,282)
                                             ----------  ----------  ----------
Income before extraordinary items..........      35,029      25,510      18,563
Extraordinary items........................         (88)        --          --
                                             ----------  ----------  ----------
   Net income..............................  $   34,941  $   25,510  $   18,563
                                             ==========  ==========  ==========
Per Share Data
Income per share (before merger,
 nonrecurring and extraordinary items)
 Basic.....................................  $     2.41  $     1.78  $     1.36
 Diluted...................................  $     2.27  $     1.67  $     1.29
Net income per share
 Basic.....................................  $     2.28  $     1.69  $     1.30
 Diluted...................................  $     2.15  $     1.59  $     1.23
Shares outstanding at year end.............  15,980,693  14,895,677  14,427,224
Average common shares outstanding..........  15,319,000  15,078,080  14,232,120
Average common and common equivalent shares
 outstanding...............................  16,250,000  16,079,320  15,047,270
Performance Ratios
Return on average assets (before merger,
 nonrecurring and extraordinary items)(3)..        1.32%       1.27%       1.21%
Return on average common shareholders'
 equity (before merger, nonrecurring and
 extraordinary items)(3)...................       21.66%      18.72%      15.53%
 Net interest margin.......................        5.11%       5.33%       5.80%
Balance Sheet Data--At Period End
Assets.....................................   3,174,022   2,346,938   1,822,712
Loans, net.................................   2,093,526   1,486,478   1,132,438
Investment securities......................     583,186     494,218     335,506
Deposits...................................   2,800,084   2,026,772   1,610,861
Subordinated debt..........................          --       3,000       3,000
Trust Preferred Securities.................      50,000      50,000      20,000
Common shareholders' equity................     201,564     156,686     132,487
Regulatory Capital Ratios
Leverage Ratio.............................        8.05%       8.16%       8.82%
Tier 1 Capital.............................        9.34%      10.03%      10.86%
Total Capital..............................       10.69%      11.99%      12.23%

              Selected Unaudited Pro Forma Combined Financial Data
      Greater Bay, Bank of Santa Clara, Coast Bancorp and Bank of Petaluma

                                               Years Ended December 31,
                                           ----------------------------------
                                              1999        1998        1997
                                           ----------  ----------  ----------
                                            (Dollars in thousands, except
                                                  per share amounts)
Statement of Operations Data
Interest income........................... $  255,447  $  205,214  $  165,782
Interest expense..........................     95,088      76,765      58,309
                                           ----------  ----------  ----------
   Net interest income....................    160,359     128,449     107,473
Provision for loan losses.................     14,039       8,279       9,131
                                           ----------  ----------  ----------
   Net interest income after provision for
    loan losses...........................    146,320     120,170      98,342
Other income..............................     28,471      20,996      18,179
Nonrecurring--warrant income..............     14,508         945       1,162
                                           ----------  ----------  ----------
   Total other income.....................     42,979      21,941      19,341
Operating expenses........................    100,914      86,205      74,564
Other expenses--nonrecurring..............     12,160       1,341         --
                                           ----------  ----------  ----------
   Total operating expenses...............    113,074      87,546      74,564
                                           ----------  ----------  ----------
Income before income tax expense & merger
 and other related nonrecurring costs.....     76,225      54,565      43,119
Income tax expense........................     25,467      19,104      15,643
                                           ----------  ----------  ----------
Income before merger and other related
 nonrecurring costs.......................     50,758      35,461      27,476
Merger and other related nonrecurring
 costs, net of tax........................     (6,486)     (1,674)     (2,282)
                                           ----------  ----------  ----------
Income before extraordinary items.........     44,272      33,787      25,194
Extraordinary items.......................        (88)        --          --
                                           ----------  ----------  ----------
   Net income............................. $   44,184  $   33,787  $   25,194
                                           ==========  ==========  ==========
Per Share Data
Income per share (before merger,
 nonrecurring and extraordinary items)
 Basic.................................... $     2.37  $     1.82  $     1.41
 Diluted.................................. $     2.24  $     1.72  $     1.34
Net income per share
 Basic.................................... $     2.26  $     1.75  $     1.37
 Diluted.................................. $     2.15  $     1.66  $     1.30
Shares outstanding at year end............ 20,224,404  19,070,134  18,614,933
Average common shares outstanding......... 19,532,000  19,258,000  18,396,000
Average common and common equivalent
 shares outstanding....................... 20,585,000  20,414,000  19,330,000
Performance Ratios
Return on average assets (before merger,
 nonrecurring and extraordinary items)....       1.39        1.37        1.30
Return on average common shareholders'
 equity (before merger, nonrecurring and
 extraordinary items).....................      21.23       19.02       16.22
Net interest margin.......................       5.26        5.46        5.88
Balance Sheet Data--At Period End
Assets.................................... $3,739,629  $2,858,245  $2,235,907
Loans, net................................  2,416,424   1,744,029   1,360,623
Investment securities.....................    751,515     668,915     465,091
Deposits..................................  3,262,887   2,463,483   1,935,405
Subordinated debt.........................        --        3,000       3,000
Trust Preferred Securities................     50,000      50,000      20,000
Common shareholders' equity...............    243,296     200,697     171,464
Regulatory Capital Ratios
Leverage Ratio............................       8.24%       8.26%       8.90%
Tier 1 Capital............................       9.74       10.45       11.31
Total Capital.............................      11.07       12.30       12.67

   Significant events affecting the selected unaudited pro forma combined financial data include the following:

  . Per share amounts have been adjusted to reflect Greater Bay's two-for-one stock split effective on April 30, 1998 and Coast Bancorp's two-for-one stock split effective February 5, 1999.

  . If the pro forma performance ratios for Greater Bay and Bank of Santa
    Clara included merger and other related nonrecurring costs (net of tax) of $6.5 million in 1999, $1.7 million in 1998 and $2.3 million in 1997, return on average assets would have been 1.11% for 1999, 1.20% for 1998 and 1.08% for 1997, and return on average common shareholders' equity would have been 18.23% for 1999, 17.56% for 1998 and 13.83% for 1997.

  . If the pro forma performance ratios for Greater Bay, Bank of Santa Clara, Coast Bancorp and Bank of Petaluma included merger and other related nonrecurring costs (net of tax) of $6.5 million in 1999, $1.7 million in 1998 and $2.3 million in 1997, return on average assets would have been 1.21% for 1999, 1.30% for 1998 and 1.19% for 1997, and return on average common shareholders' equity would have been 18.48% for 1999, 18.13% for 1998 and 14.87% for 1997.

                                  RISK FACTORS

   In addition to the other information included in this document including the matters addressed in "A Warning about Forward-looking Information", you should consider the matters described below carefully in determining whether to approve the merger agreement and the transactions contemplated by the merger agreement.

Since the market price of Greater Bay common stock will vary, Bank of Santa Clara shareholders cannot be sure of the number of shares and value of the Greater Bay common stock to be received in the merger.

   The conversion ratio is based on the Greater Bay common stock average closing sale price for the 20 consecutive trading days prior to the third trading day before the day the merger is completed. This means that at the time of the special meeting, Bank of Santa Clara shareholders will not know the exact value of the Greater Bay common stock that they will receive when the merger is completed. The market prices of Bank of Santa Clara common stock and Greater Bay common stock when the merger takes place may vary from their prices at the date of this document and at the date of the shareholder meeting. Such variations in the market prices of Greater Bay common stock and Bank of Santa Clara common stock may result from changes in the business, operations or prospects of Bank of Santa Clara, Greater Bay or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors.

   We urge you to obtain current market quotations for Greater Bay common stock and Bank of Santa Clara common stock.

We may not successfully integrate our business operations.

   Integrating our business operations after the merger may be difficult and time consuming. If we are unable to integrate our businesses successfully, this could hurt our business and operating results. Successful integration of Bank of Santa Clara's operations, as well as those of Coast Commercial Bank and Bank of Petaluma, will depend primarily on Greater Bay's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. Greater Bay may encounter difficulties in the integration process, such as the loss of key employees and customers, the disruption of ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

                    THE BANK OF SANTA CLARA SPECIAL MEETING

General

   Bank of Santa Clara will hold its special meeting on     ,       , 2000 at
   p.m., local time, at the        , located at      , Santa Clara, California.
At the special meeting, Bank of Santa Clara shareholders will be asked to consider and vote upon a proposal to approve the merger agreement. Bank of Santa Clara shareholders may also be asked to vote upon a proposal to adjourn or postpone the meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from the shareholders to approve the merger agreement.

Record Date; Voting Power

   If you were a Bank of Santa Clara shareholder at the close of business on
      , 2000, you may vote at the special meeting. As of       , 2000, there
were      issued and outstanding shares of Bank of Santa Clara common stock
held by approximately    holders of record. These shareholders have one vote
per share on any matter that may properly come before the special meeting. Brokers who hold shares of Bank of Santa Clara common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. Any shares of Bank of Santa Clara common stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to such broker are referred to as "broker non-votes."

Vote Required

   The presence in person or by proxy of the holders of a majority of the shares of Bank of Santa Clara common stock outstanding on the record date will constitute a quorum for the transaction of business at the special meeting. Bank of Santa Clara will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting. The proposal to approve the merger agreement requires the affirmative vote of holders of a majority of the shares of Bank of Santa Clara common stock outstanding on the record date. Because broker non-votes and abstentions are not affirmative votes, they will have the effect of a vote against the proposal to approve the merger agreement.

Share Ownership of Management

   On the record date, the executive officers and directors of Bank of Santa Clara, including their affiliates, had voting power with respect to an
aggregate of      shares of Bank of Santa Clara common stock or approximately
  % of the shares of Bank of Santa Clara common stock then outstanding. We currently expect that the directors will vote all of their shares in favor of the proposal to approve the merger agreement. On the record date, the directors of Greater Bay did not beneficially own any shares of Bank of Santa Clara common stock.

Recommendation of the Bank of Santa Clara Board

   The Bank of Santa Clara Board of Directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement. The Bank of Santa Clara Board believes that the merger is fair to and in the best interests of Bank of Santa Clara and its shareholders and unanimously recommends a vote "FOR" approval of the merger agreement and the transactions contemplated thereby. For more information about the factors the Bank of Santa Clara Board considered, read the information under the heading entitled "The Merger -- Background of and Reasons for the Merger."

Solicitation and Revocation of Proxies

   A form of proxy is enclosed with this document. Shares of Bank of Santa Clara common stock represented by a properly executed proxy will, unless the proxy has been previously revoked, be voted at the special meeting as specified in the proxy. If no instructions are indicated, these shares will be voted FOR approval of the merger agreement and in the discretion of the proxy holder as to any other matter which may properly come before the meeting.

   Bank of Santa Clara shareholders are requested to vote by completing, dating and signing the accompanying proxy card and returning it promptly to Bank of Santa Clara in the enclosed, postage-paid envelope. Bank of Santa Clara shareholders should not send their stock certificates with their proxy card.

   If you have previously delivered a properly executed proxy, you may revoke it at any time before its exercise. You may revoke a proxy either by

  . filing with the Secretary of Bank of Santa Clara prior to the special meeting, at Bank of Santa Clara's principal executive offices, either a written revocation of the proxy or a duly executed proxy bearing a later date or

  . attending the meeting and voting in person. Your presence at the meeting will not revoke your proxy unless you vote in person.

   Bank of Santa Clara is soliciting proxies for use at its special meeting. Bank of Santa Clara will bear the cost of solicitation of proxies from its shareholders. Bank of Santa Clara and Greater Bay will share equally the cost of printing and mailing this document. In addition to solicitation by mail, Bank of Santa Clara directors, officers and employees may solicit proxies from shareholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. Bank of Santa Clara will also make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares. Bank of Santa Clara will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.

Other Matters

   Bank of Santa Clara is unaware of any matter to be presented at the special meeting other than the proposal to approve the merger agreement. If other matters are properly presented at the special meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any other matters, including, without limitation, any proposal to adjourn or postpone the meeting. Proxies that are voted against approval of the merger agreement will not be voted in favor of any proposal to adjourn or postpone the meeting for the purpose of soliciting additional proxies to approve the merger agreement.

                                   THE MERGER

   The detailed terms of the merger are contained in the merger agreement attached as Annex A to this document. The following discussion and the discussion under "The Merger Agreement" describe the more important aspects of the merger and all of the material terms of the merger agreement. These descriptions are qualified in their entirety by reference to the merger agreement, which is incorporated by reference in this document. We encourage you to read the merger agreement carefully.

Structure of the Merger

   General. The merger agreement provides for GBB Merger Corp., a wholly owned subsidiary of Greater Bay, to merge with and into Bank of Santa Clara. After the merger, Bank of Santa Clara will become a wholly owned subsidiary of Greater Bay. The articles of incorporation and bylaws of Greater Bay, as in effect immediately before the merger, will be the articles of incorporation and bylaws of Greater Bay after the merger. The directors and officers of Greater
Bay immediately before the merger, along with      , a director of Bank of
Santa Clara, will be the directors and officers of Greater Bay after the merger.

   Conversion of Shares. At the completion of the merger, each issued and outstanding share of Bank of Santa Clara common stock, other than shares as to which statutory dissenters' rights are perfected, will be converted into the right to receive:

  . if the average closing price is from $38.3875 to $44.6125, 0.87 shares of Greater Bay common stock;

  . if the average closing price is greater than $44.6125, a number of shares of Greater Bay common stock equal to the quotient obtained by dividing (1) $38.8129 plus the product of 0.3333 times the difference between the average closing price and $44.6125, by (2) the average closing price;

  . if the average closing price is from $36.3600 to $38.3875, a number of shares of Greater Bay common stock equal to the quotient obtained by dividing
(1) $33.3971 less the product of 0.3333 times the difference between $38.3875 and the average closing price, by (2) the average closing price.

  . if the average closing price is less than $36.3600, 0.90 shares of Greater Bay common stock, unless Bank of Santa Clara decides to terminate the merger agreement. If Bank of Santa Clara decides to terminate, Greater Bay may elect to exercise a top up option in which case the conversion ratio will equal that number of shares of Greater Bay common stock equal to the quotient obtained by dividing $32.7240 by the average closing price;

   . if, before the completion of the merger, Greater Bay publicly announces a transaction which if consummated would result in Greater Bay's shareholders owning less than 51% of the outstanding shares of the surviving corporation, which we refer to as a "Greater Bay acquisition transaction," the price to be paid to Greater Bay shareholders in the transaction would exceed $44.6125 per share, and the transaction is not terminated before the completion of the Bank of Santa Clara merger, then the conversion ratio will be 0.87 shares of Greater Bay common stock. If any Greater Bay acquisition transaction is terminated during the period for determining the average closing price, Greater Bay can elect either to set the conversion ratio at 0.87 or delay the completion of the Bank of Santa Clara merger to a date which is 25 trading days after the public announcement of the termination of the Greater Bay acquisition transaction.

   The term "average closing price" means the average closing sale price on The Nasdaq Stock Market of Greater Bay common stock for the 20 consecutive trading days ending at the end of the third trading day immediately prior to the completion of the merger. If Greater Bay changes the number of its outstanding shares through any reclassification, recapitalization, split-up, combination or exchange of shares, or if Greater Bay declares a stock dividend on the shares of Greater Bay common stock, then the conversion ratio also will be adjusted appropriately.

   As described above, the conversion ratio and the resulting value of the Greater Bay common stock to be received by shareholders of Bank of Santa Clara upon conversion depends upon the average closing price of

Greater Bay common stock. The following table shows the effective conversion ratio and the value of the Greater Bay common stock into which one share of Bank of Santa Clara common stock will be converted as a function of the average closing price of Greater Bay common stock.

                                                                  Value to be
         Assuming a          Each Bank of Santa Clara            received per
         Greater Bay          share will be converted         Bank of Santa Clara
       Average Closing         into this Number of             share (payable in
          Price of:             Greater Bay Shares            Greater Bay Stock)
       ---------------       ------------------------         -------------------
           $36.50                     0.8978                       $32.7697
            37.00                     0.8901                        32.9337
            37.50                     0.8827                        33.1013
            38.00                     0.8755                        33.2690
            38.50                     0.8700                        33.4950
            39.00                     0.8700                        33.9300
            39.50                     0.8700                        34.3650
            40.00                     0.8700                        34.8000
            40.50                     0.8700                        35.2350
            41.00                     0.8700                        35.6700
            41.50                     0.8700                        36.1050
            42.00                     0.8700                        36.5400
            42.50                     0.8700                        36.9750
            43.00                     0.8700                        37.4100
            43.50                     0.8700                        37.8450
            44.00                     0.8700                        38.2800
            44.50                     0.8700                        38.7150
            45.00                     0.8654                        38.9430
            45.50                     0.8595                        39.1073
            46.00                     0.8538                        39.2748
            46.50                     0.8482                        39.4413
            47.00                     0.8427                        39.6069
            47.50                     0.8374                        39.7765
            48.00                     0.8321                        39.9408

   For average closing prices of less than $36.36, the following tables show the conversion ratio and approximate value to be received by Bank of Santa Clara shareholders (1) if Greater Bay elects the top up option, and (2) if Greater Bay does not elect the top up option and Bank of Santa Clara accepts a fixed ratio of 0.90.

                           With Top-Up Election                   Without Top-Up Election
                 ---------------------------------------- ---------------------------------------
                 Each Bank of Santa  Value to be received    Each Bank of    Value to be received
  Assuming a     Clara share will be  per Bank of Santa   Santa Clara share   per Bank of Santa
  Greater Bay         converted      Clara share (payable will be converted  Clara share (payable
Average Closing  into this number of      in Greater      to this number of       in Greater
   Price of:     Greater Bay shares       Bay stock)      Greater Bay shares      Bay stock)
---------------  ------------------- -------------------- ------------------ --------------------
    $34.50             0.9485              $32.7233             0.9000             $31.0500
     35.00             0.9350               32.7250             0.9000              31.5000
     35.50             0.9218               32.7239             0.9000              31.9500
     36.00             0.9090               32.7240             0.9000              32.4000

   No assurance can be given as to what will be the average closing price. No assurance can be given that the market price of Greater Bay common stock on or after consummation of the merger will approximate the average closing price.

   You are urged to obtain current market quotations for Greater Bay common stock and Bank of Santa Clara common stock. It is expected that the market price of Greater Bay common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the number of shares of Greater Bay common stock to be received by you in the merger will be determined based on the average closing price and the market price of Greater Bay common stock is subject to fluctuation, the value of the shares of Greater Bay common stock that you will receive in the merger may increase or decrease before and after the merger. This risk is further explained under "Risk Factors--Since the market price of Greater Bay common stock will vary, Bank of Santa Clara shareholders cannot be sure of the number of shares and value of the Greater Bay common stock to be received in the merger."

   Fractional Shares. No fractional shares of Greater Bay common stock will be issued in the merger. Instead, if you would otherwise be entitled to receive a fractional share, Greater Bay will pay you an amount in cash equal to the product obtained by multiplying (1) the closing sale price of Greater Bay common stock as reported on The Nasdaq Stock Market on the day immediately preceding the merger closing date times (2) the fraction of the share of Greater Bay common stock to which you would otherwise be entitled. You will not be entitled to dividends or other rights in respect of any fractional share.

Background of and Reasons for the Merger

   Background of the Merger. While Bank of Santa Clara has had relatively strong earnings in recent years, the Board of Directors of Bank of Santa Clara continued to consider the best way to maintain and improve its competitive position. The Board concluded that this would require substantial investment of resources in new technology and personnel to develop new strategies, services and markets to keep up with growing competition from larger banks which have more resources to devote to competing with Bank of Santa Clara in its service area.

   As part of the Board's desire to maximize shareholder value, Bank of Santa Clara's Chief Executive Officer has from time to time been authorized to hold informal discussions with senior management and board members of other banking institutions regarding the possibility of a business combination. In May 1999, the Board of Directors of Bank of Santa Clara reviewed Bank of Santa Clara's business and the possible strategic alternatives available to it, particularly in light of the current banking environment and the trend toward strategic consolidation in the banking industry.

   As part of this review, Bank of Santa Clara's Board determined that, if it were to pursue a business combination, a substantially larger institution would best be able to maximize value for the Bank of Santa Clara shareholders. In the Board's view, a larger institution would offer greater opportunity for a more liquid stock; increased lending limits; access to a broader array of products, services, experience and expertise that would match the needs of many of Bank of Santa Clara's customers and potential customers; the financial capacity to invest in innovative technology and customer delivery systems; competitive and marketing strength; and improved geographic diversification to reduce the dependence on the local economy.

   Following these internal discussions, Bank of Santa Clara's representatives engaged in preliminary discussions with representatives of Greater Bay and several other institutions and gathered information necessary to evaluate these institutions.

   In September 1999, the Board of Bank of Santa Clara engaged First Security Van Kasper to provide it with advice and assistance with respect to evaluating, negotiating and implementing possible combination transactions.

   Additional informal meetings were held with senior officers of Greater Bay. Subsequently, First Security Van Kasper engaged in additional exploratory discussions regarding a possible combination involving Bank of Santa Clara and Greater Bay. Throughout this time, discussions remained preliminary and specific details were not discussed. However, Bank of Santa Clara and Greater Bay exchanged information about each other to enable them to evaluate each other in a possible combination.

   At Bank of Santa Clara Board of Director meetings in November and early December of 1999, a representative of First Security Van Kasper described the various strategic alternatives available to Bank of

Santa Clara. After deliberations on the matter, the Board directed Bank of Santa Clara's Chief Executive Officer and First Security Van Kasper to explore further details of a possible business combination with Greater Bay. The Board concluded that a proposed combination with Greater Bay under the preliminary terms under discussion appeared in all respects to be superior to what had been discussed with other possible candidates. Factors that were noted in particular were Greater Bay's past and prospective profitability, its apparent competitive strength in its market, the geographic proximity of Greater Bay's market area to Bank of Santa Clara's market area, the liquidity of Greater Bay's common stock, its success in completing past mergers, its internal growth in addition to its growth by acquisitions, the availability of pooling accounting, the tax-free nature of the proposed form of transaction and the proposed continued existence of Bank of Santa Clara as a community bank under Greater Bay as a multi-bank holding company.

   After December 3, 1999, the parties began negotiation of a definitive agreement. Bank of Santa Clara's Board of Directors met to consider a draft agreement on December 21, 1999. Representatives of First Security Van Kasper gave the Board a summary of the results of the due diligence investigation undertaken by the parties and of its view of the proposed transaction in light of its previous experience in bank mergers. Bank of Santa Clara's counsel reviewed the specific terms of the merger agreement with the Board. Bank of Santa Clara's counsel also summarized the legal due diligence which he had conducted. At the conclusion of the meeting, the Board directed management to continue negotiations of final terms of the merger agreement, including final pricing terms. Negotiations with Greater Bay continued into January 2000.

   The Board met with First Security Van Kasper and Bank of Santa Clara's counsel again on January 25, 2000 to review the results of negotiations and the final terms of a proposed merger agreement. In that meeting, representatives of First Security Van Kasper presented an analysis of the proposed merger consideration in relation to other bank merger transactions and in relation to the potential value of Bank of Santa Clara as an independent entity and verbally advised the Board that in First Security Van Kasper's opinion the merger consideration offered by Greater Bay was fair from a financial point of view to the shareholders of Bank of Santa Clara. The Board authorized execution of the merger agreement which was signed by Greater Bay and Bank of Santa Clara on January 26, 2000.

   Reasons for the Merger. The Bank of Santa Clara Board believes the merger is fair from a financial point of view to its shareholders and is also in the best interests of its shareholders. Therefore, the Board unanimously approved the merger and unanimously recommends that its shareholders approve the merger. In reaching its decision, the Board considered the following factors:

  . the business, operations, condition and earnings of Greater Bay on an historical and prospective basis and of the combined company on a pro forma basis;

  . the potential cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company following the merger;

  . the historical and prospective stock price performance of Greater Bay common stock;

  . the compatibility of the respective businesses, operating philosophies and strategic objectives of Bank of Santa Clara and Greater Bay, including their decentralized management structures, the growth of their respective fee-based businesses and the superior credit quality of their respective loan portfolios;

  . the terms of the merger agreement, including the conversion ratio as a function of Bank of Santa Clara's earnings and book value per share;

  . the current and prospective economic and competitive environment facing the financial services industry generally and Bank of Santa Clara in particular, and the probable importance of economies of scale in enhancing efficiency and profitability;

  . Greater Bay's apparent success in completing and implementing previous mergers of community banks;

  . the presentations of First Security Van Kasper to the Board on December 21, 1999 and January 25, 2000 and its opinion that the merger consideration is fair from a financial point of view to the shareholders of Bank of Santa Clara.

  . the expectation that the merger will be tax-free (except as to cash paid in lieu of fractional interests and for dissenting shares) for federal income tax purposes to Bank of Santa Clara shareholders and will qualify as a pooling of interests for accounting and financial reporting purposes;

  . the generally favorable impact that the Board expects the merger to have on Bank of Santa Clara's customers, employees and the communities in its service area.

  . The comparative benefit of other potential candidates for a combination transaction and the cost and benefits of continuing as an independent bank.

   The Board did not assign relative weight to any of the foregoing factors, and different directors may have assigned weights to different factors. The foregoing discussion of the information and factors considered by the Bank of Santa Clara Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Board.

   The Bank of Santa Clara Board believes that the merger, including the conversion ratio, is fair to and in the best interests of Bank of Santa Clara and you as the Bank of Santa Clara shareholders and has unanimously approved and adopted the merger agreement and recommends that you vote for approval of the merger agreement.

Opinion of Financial Advisor

   General. Bank of Santa Clara engaged First Security Van Kasper on September 24, 1999 to act as financial advisor to Bank of Santa Clara in connection with a possible sale to Greater Bay. As part of its engagement, First Security Van Kasper agreed to render to Bank of Santa Clara's Board an opinion with respect to the fairness from a financial point of view of the consideration to be received by Bank of Santa Clara shareholders in a potential sale of Bank of Santa Clara. First Security Van Kasper is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Bank of Santa Clara selected First Security Van Kasper to render the opinion on the basis of its experience and expertise and its reputation in the banking and investment communities.

   At a meeting of Bank of Santa Clara's Board on January 25, 2000, First Security Van Kasper delivered its oral opinion that the consideration to be received by the holders of Bank of Santa Clara's common stock in the merger was fair to those shareholders from a financial point of view, as of the date of that opinion. First Security Van Kasper's oral opinion was subsequently confirmed in writing as of the date of this document.

   The full text of First Security Van Kasper's written opinion to Bank of Santa Clara's Board, dated the date of this document, which sets forth the assumptions made, matters considered, and limitations of the review by First Security Van Kasper is attached as Annex B to this document. You should read the First Security Van Kasper opinion carefully and in its entirety. The summary of First Security Van Kasper's opinion included in this document is qualified in its entirety by reference to the full text of First Security Van Kasper's opinion. In furnishing its opinion, First Security Van Kasper does not admit that it is an expert with respect to the registration statement of which this document is a part within the meaning of the term "expert" as used in the Securities Act of 1933 and the rules and regulations of the SEC, nor does it admit that its opinion constitutes a report or valuation within the meaning of
Section 11 of the Securities Act of 1933. First Security Van Kasper's opinion is directed to Bank of Santa Clara's
Board, covers only the fairness from a financial point of view of the consideration to be received by you as of the date of the opinion and does not constitute a recommendation to you as to how you should vote at the special meeting.

   In connection with its opinion, First Security Van Kasper, among other things:

  . reviewed certain publicly available financial and other data with respect to Bank of Santa Clara and Greater Bay, including the consolidated financial statements for recent years and interim periods to September 30, 1999, and certain other relevant financial and operating data relating to Bank of Santa Clara and Greater Bay made available to First Security Van Kasper from published sources and from the internal records of Bank of Santa Clara and Greater Bay,

  .  reviewed the proposed merger agreement,

  . reviewed certain publicly available information concerning the trading of, and market for, Bank of Santa Clara common stock and Greater Bay common stock,

  . compared certain financial data of Bank of Santa Clara and Greater Bay with those of certain other companies in the banking industry which First Security Van Kasper deemed to be relevant,

  . considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which First Security Van Kasper deemed to be comparable, in whole or in part, to the merger,

  . conducted discussions with representatives of the senior management of Bank of Santa Clara and Greater Bay concerning their respective businesses and prospects,

  . reviewed certain information, including financial forecasts and related assumptions furnished to First Security Van Kasper by Bank of Santa Clara and Greater Bay, respectively, and

  . performed such other analyses and examinations as First Security Van Kasper deemed appropriate.

   In connection with First Security Van Kasper's review, First Security Van Kasper did not assume any obligation independently to verify the information listed above and relied on its accuracy and completeness in all material respects. With respect to the financial forecasts for Bank of Santa Clara and Greater Bay provided to First Security Van Kasper by their respective managements, upon their advice and with Bank of Santa Clara's consent, First Security Van Kasper assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Bank of Santa Clara and Greater Bay and that they provided a reasonable basis upon which First Security Van Kasper could form its opinion. First Security Van Kasper assumed that there were no material changes in Bank of Santa Clara's or Greater Bay's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to First Security Van Kasper. First Security Van Kasper relied on advice of counsel to Bank of Santa Clara as to all legal matters with respect to Bank of Santa Clara, the merger and the merger agreement. First Security Van Kasper assumed that the merger will be completed in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations.

   In addition, First Security Van Kasper did not assume responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspections of any of the assets or liabilities (contingent or otherwise) of Bank of Santa Clara or Greater Bay, nor was First Security Van Kasper furnished with any such appraisals. First Security Van Kasper is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with Bank of Santa Clara's consent, that such allowances for each of Bank of Santa Clara and Greater Bay were in the aggregate adequate to cover such losses. Bank of Santa Clara informed First Security Van Kasper, and First Security Van Kasper assumed, that the merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, First Security Van Kasper's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to First Security Van Kasper as of, the date of the opinion.

   Set forth below is a brief summary of the information presented by First Security Van Kasper to Bank of Santa Clara's Board on January 25, 2000, in connection with its opinion.

   Transaction Summary. First Security Van Kasper calculated the merger consideration to be paid pursuant to the exchange ratio as a multiple of Bank of Santa Clara's book value, and 1999 estimated earnings. This computation was based on Bank of Santa Clara's estimated earnings per share of $1.86 in 1999, Bank of Santa Clara's estimated earnings per share of $1.93 in 2000, a conversion ratio of 0.87 Greater Bay shares for each Bank of Santa Clara share and the closing price of Greater Bay's common stock on January 24, 2000 of $41.8125. Based on those assumptions, this analysis indicated that Bank of Santa Clara shareholders would receive shares of Greater Bay common stock worth $36.38 for each share of Bank of Santa Clara common stock held and that this amount would represent a multiple of 2.69 times tangible book value per share, and 19.56 times estimated 1999 earnings per share and 18.85 times estimated 2000 earnings per share.

   Discounted Analysis. First Security Van Kasper estimated the present value of future cash flows that would accrue to a holder of a share of Bank of Santa Clara common stock assuming that the shareholder held the stock for five years and then sold it. The analysis was based on earnings forecasts prepared by management on a stand-alone, independent basis for the year 2000 and annual net income growth rates from 12.0% to 16.0% for the years 2001 through 2004. A 26% dividend payout ratio was assumed for Bank of Santa Clara through the year 2004. An estimated year 2004 year end stock price was estimated by multiplying the projected annual earnings by earnings multiples ranging from 12 to 20 times. The estimated stock price for each year and the estimated dividends were discounted at rates from 12% to 16%. These rates were selected because, in First Security Van Kasper's experience, they represent the risk-adjusted rates of return that investors in securities such as the common stock of Bank of Santa Clara would require. On the basis of these assumptions, First Security Van Kasper calculated a range of present values ranging from $21.08 to $45.77. These values were compared to the $36.38 offer from Greater Bay.

   The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Bank of Santa Clara common stock.

   Selected Transaction Analysis. Using publicly available information, First Security Van Kasper reviewed certain terms and financial characteristics, including historical price-to-earnings ratio, the price-to-tangible book ratio, and the tangible book value premium to core deposits paid in prior commercial banking institution merger or acquisition transactions. The first comparable group, or Comparable Group One, included nationwide transactions announced since January 1, 1999 with sellers with assets between $300 million and $500 million that earned greater than 0.75% on total assets. Comparable Group One included 56 transactions. The average price-to-last twelve month earnings for Comparable Group One was 21.51x, and ranged from 13.39x to 41.40x. The average price-to-tangible book value for Comparable Group One was 2.65x, and ranged from 1.00x to 4.51x.

   The second comparable group, or Comparable Group Two, included transactions announced since January 1, 1999 with sellers located in California with assets between $300 million and $500 million that earned greater than 0.75% on total assets. Comparable Group Two included 10 transactions. The average price-to-last twelve month earnings for Comparable Group Two was 21.16x, and ranged from 14.10x to 27.08x. The average price-to-tangible book value for Comparable Group Two was 3.03x, and ranged from 1.59x to 4.09x.

   No company or transaction used as a comparison in the above analysis is identical to Greater Bay, Bank of Santa Clara or the Merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

   Selected Peer Group Analysis. First Security Van Kasper compared the financial performance and market performance of Greater Bay with selected banking institutions with assets between $2 billion and

$4 billion earning over 0.75% return on assets, or the Comparable Bank Group, deemed relevant by First Security Van Kasper.

   The comparisons were based on:

  . various financial measures

  . earnings performance,

  . operating efficiency,

  . capital adequacy,

  . asset quality and

  . various measures of market performance,

  . including market/book values,

  . price to earnings and

  . dividend yields.

   To perform this analysis, First Security Van Kasper used the financial information as of and for the latest available twelve months and market price information as of January 24, 2000.

   First Security Van Kasper's analysis showed the following concerning Greater Bay's financial performance:

                                                                      Comparable
                                                                      Bank Group
   Performance Measure                                    Greater Bay  Average
   -------------------                                    ----------- ----------
   Return on Average Common Equity.......................    21.09%      15.33%
   Return on Assets......................................     1.22%       1.27%
   Net Interest Margin...................................     4.91%       4.36%
   Efficiency Ratio......................................    50.23%      54.96%
   Leverage Ratio........................................     7.93%       8.38%
   Non-Performing Assets to Total Assets.................     0.21%       0.37%
   Loan Loss Reserve to Nonperforming Assets.............   702.42%     312.89%

   First Security Van Kasper's analysis showed the following concerning Greater Bay's market performance:

                                                                    Comparable
                                                                    Bank Group
                   Performance Measure                  Greater Bay  Average
                   -------------------                  ----------- ----------
   Price to Earnings Multiple, based on 1999 estimated
    earnings..........................................     19.27x     13.52x
   Price to Earnings Multiple, based on 2000 estimated
    earnings..........................................     14.67x     11.98x
   Price to Tangible Book Multiples...................      3.53x      2.14%
   Dividend Yield.....................................      1.22%      2.69%

   For purposes of the above calculations, all earnings estimates are based upon the consensus estimates for Greater Bay. Because of the inherent differences in the businesses, operations, financial conditions and prospects of Greater Bay and the companies included in the Comparable Bank Group, First Security Van Kasper believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the merger. First Security Van Kasper believed that the appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning the differences between Greater Bay and the companies included in the Comparable Bank Group which would affect the trading values of the comparable companies.

   Contribution Analysis. First Security Van Kasper analyzed the relative contribution of each of Greater Bay and Bank of Santa Clara to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed:

   Bank of Santa Clara Contribution To:
     Combined Common Equity.............................................. 20.50%
     Combined 2000 Estimated Net Income without Cost Savings............. 11.16%
     Combined Total Assets............................................... 11.37%
     Bank of Santa Clara Estimated Pro Forma Ownership................... 14.40%

   First Security Van Kasper compared the relative contribution of the balance sheet and income statement items with the estimated pro forma ownership for Bank of Santa Clara shareholders based on a conversion ratio of 0.87.

   Other Analyses. First Security Van Kasper reviewed the relative financial and market performance of Bank of Santa Clara and Greater Bay to a variety of relevant industry peer groups and indices. First Security Van Kasper also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for Greater Bay.

   In connection with its opinion dated as of the date of this document, First Security Van Kasper performed procedures to update, as necessary, certain of the analyses described above. First Security Van Kasper reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. First Security Van Kasper did not perform any analyses in addition to those described above in updating its January 25, 2000 oral opinion.

   The summary set forth above is not a complete description of the presentation by First Security Van Kasper to Santa Clara's Board or of the analysis performed by First Security Van Kasper. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. First Security Van Kasper believes that its analyses and the summary set forth above must be considered as a whole. In addition, First Security Van Kasper may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be First Security Van Kasper's view of the actual value of the Bank of Santa Clara or the combined company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

   In performing its analyses, First Security Van Kasper made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Bank of Santa Clara and Greater Bay. The analyses performed by First Security Van Kasper are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of First Security
Van Kasper's analysis of the fairness of the consideration to be received by you in the merger and were provided to the Bank of Santa Clara's Board in connection with the delivery of First Security Van Kasper's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. The forecasts used by First Security in certain of its analyses are based upon numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such forecasts.

   As described under "The Merger--Background of and Reasons for the Merger," First Security Van Kasper's opinion and presentation to the Board were among the many factors taken into consideration by Bank of Santa Clara's Board in making its determination to approve the merger agreement.

   First Security Van Kasper. The Bank of Santa Clara Board of Directors has retained First Security Van Kasper as an independent contractor to act as financial adviser to Bank of Santa Clara regarding the Merger. In the ordinary course of its business as a broker-dealer, First Security Van Kasper may, from time to time, purchase securities from, and sell securities to, Bank of Santa Clara and Greater Bay. As a market maker in securities First Security Van Kasper may from time to time have a long or short position in, and buy or sell, debt or equity securities of Bank of Santa Clara and Greater Bay for First Security Van Kasper's own account and for the accounts of its customers. First Security Van Kasper has previously provided investment banking services to Bank of Santa Clara. First Security Van Kasper has previously provided investment banking services to Greater Bay.

   Bank of Santa Clara and First Security Van Kasper have entered into an agreement relating to the services to be provided by First Security Van Kasper in connection with the Merger. Bank of Santa Clara has agreed to pay First Security Van Kasper, at the time of closing, a cash fee equal to 0.85% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of Bank of Santa Clara in the Merger. Pursuant to the First Security Van Kasper engagement agreement, Bank of
Santa Clara also agreed to reimburse First Security Van Kasper for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify First Security Van Kasper against certain liabilities, including liabilities under the federal securities laws.


Interests of Certain Persons in the Merger

   After completion of the merger, the Greater Bay Board of Directors will
consist of the current members of that Board and      , a director of Bank of
Santa Clara. In addition, the Bank of Santa Clara Board of Directors will be comprised of 13 directors, consisting of the current members of the Board and John M. Gatto, the Co-Chairman of the Board of Directors of Greater Bay. Ronald
D. Reinartz, President and Chief Executive Officer of Bank of Santa Clara, will continue to serve in those capacities.

   The former officers and employees of Bank of Santa Clara who become officers or employees of Greater Bay or who continue as officers or employees of Bank of Santa Clara will be entitled to participate in all employee benefits and benefit programs of Greater Bay, as the case may be, in accordance with the terms of those plans or programs.

   To the extent Greater Bay is not able to add the directors of Bank of Santa Clara to Greater Bay's directors and officers liability insurance policy, Bank of Santa Clara anticipates purchasing continued coverage under its directors' and officers' liability insurance policy, which insurance will cover persons serving as directors and officers of Bank of Santa Clara before the merger for a period of three years from the completion of the merger.

   As of the record date of the special meeting, the directors and executive
officers of Bank of Santa Clara beneficially owned     shares of Bank of Santa
Clara common stock, not including shares such persons could acquire through the
exercise of options, constituting approximately     % of the outstanding shares
of Bank of Santa Clara common stock as of the record date. The affirmative vote
of an additional     % of the outstanding shares of Bank of Santa Clara common
stock entitled to vote at the meeting will be required in order to approve the merger agreement.

   If the merger takes place, outstanding options to purchase Bank of Santa Clara common stock held by directors, officers and employees of Bank of Santa Clara will be automatically converted into options to acquire shares of Greater Bay common stock adjusted to account for the conversion ratio. Upon the signing of the merger agreement, there were outstanding options to purchase an aggregate of 308,582 shares of Bank of Santa Clara common stock.

   Upon the signing of the merger agreement, the executive officers and directors of Bank of Santa Clara held options to purchase 221,523 shares of Bank of Santa Clara common stock at a per share weighted average exercise price of $21.73. Upon consummation of the merger, these options will be assumed by and deemed to be options granted by Greater Bay. The options will be adjusted appropriately to reflect the conversion ratio. If exercised before the merger, the shares of Bank of Santa Clara common stock acquired will be converted into the right to receive Greater Bay common stock upon completion of the merger in the same manner as will the shares of Bank of Santa Clara common stock held by all other Bank of Santa Clara shareholders.

Nasdaq Listing

   Greater Bay submitted an application on April 25, 2000 to list the shares of Greater Bay common stock to be issued in the merger on The Nasdaq Stock Market. The stock must be authorized for listing on Nasdaq for the merger to proceed.

Material Federal Income Tax Consequences

   Greater Bay and Bank of Santa Clara have obtained an opinion of counsel from Manatt, Phelps & Phillips, LLP, to the effect that, for federal income tax purposes, the merger is a tax-deferred reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code and shall not result in gain or loss for federal income tax purposes to Greater Bay, GBB Merger Corp. or Bank of Santa Clara. In addition, the opinion states that the issuance of Greater Bay common stock in the merger will not result in the recognition of gain or loss by the holders of Bank of Santa Clara common stock who receive Greater Bay common stock in connection with the merger, nor shall the substitution of options result in any income or gain to the option holder or disqualify any substituted options as incentive stock options in connection with the merger.

   Based upon this opinion, the ancillary federal income tax consequences to the merger include the following:

  . Greater Bay, GBB Merger Corp. and Bank of Santa Clara will each be a
    "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

  . no gain or loss will be recognized by GBB Merger Corp. on the transfer of its assets to Bank of Santa Clara in the merger;

  . no gain or loss will be recognized by Bank of Santa Clara upon receipt of the assets of GBB Merger Corp. in the merger;

  . the basis of Bank of Santa Clara's assets in the hands of Bank of Santa
    Clara immediately after the merger will be the same as the basis of such assets in the hands of Bank of Santa Clara immediately before the merger;

  . no gain or loss will be recognized by the shareholders of Bank of Santa
    Clara upon the transfer of their Bank of Santa Clara common stock solely in exchange for Greater Bay common stock;

  . Bank of Santa Clara dissenters, if any, will recognize gain or loss in connection with the merger;

  . holders of Bank of Santa Clara common stock who receive cash instead of fractional shares will recognize gain or loss as a result of receipt of the cash;

  . the basis of Greater Bay common stock to be received by the shareholders of Bank of Santa Clara in the merger will be the same as the basis of their Bank of Santa Clara common stock surrendered in exchange for the Greater Bay common stock;

  . the holding period of the Greater Bay common stock to be received by the Bank of Santa Clara shareholders in the merger will include the holding period of the Bank of Santa Clara common stock surrendered in exchange therefor, provided that the Bank of Santa Clara common stock is held as a capital asset;

  . the holding period of the assets of Bank of Santa Clara immediately after the merger will include the period during which the assets were held by Bank of Santa Clara prior to the merger;

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

  . provided that any stock options to purchase Bank of Santa Clara common stock and options to purchase Greater Bay common stock into which they will be converted do not have a readily ascertainable fair market value, the conversion of the Bank of Santa Clara options into Greater Bay options will not result in income, gain or loss to the holders of stock options; and

  . no gain or loss will be recognized by Bank of Santa Clara or Greater Bay upon the issuance of Greater Bay common stock to an optionee pursuant to the optionee's exercise of a stock option issued by Bank of Santa Clara and converted into an option to acquire Greater Bay common stock.

   The foregoing discussion is based upon current law and is intended for general information only. In addition, you are urged to consult with your own own tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of foreign, state, local or other tax laws and of any future changes in the Internal Revenue Code, the Treasury Regulations, tax rulings or court decisions or other laws concerning taxes.

Accounting Treatment of the Merger

   The merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, after the merger, the assets, liabilities and shareholders' equity of Bank of Santa Clara will be added to the corresponding balance sheet categories of Greater Bay at their recorded book values, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of Greater Bay will include the results of both Bank of Santa Clara and Greater Bay for the entire fiscal year in which the merger occurs and all preceding fiscal periods presented therein. Greater Bay must treat various expenses incurred to effect the merger as current charges against income rather than as adjustments to its balance sheet.

   The unaudited pro forma combined financial information contained in this document has been prepared using the pooling of interests accounting method to account for the merger, which is described under the headings entitled "Summary -- Selected Historical and Pro Forma Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

Exchange of Bank of Santa Clara Common Stock for Greater Bay Common Stock

   Promptly after the completion of the merger, Greater Bay will cause Norwest Bank Minnesota, N.A., to send to each holder of record of Bank of Santa Clara common stock transmittal materials for use in exchanging certificates representing shares of Bank of Santa Clara common stock for a certificate or certificates representing shares of Greater Bay common stock and a check for any fractional share interest. The transmittal materials will contain information and instructions with respect to the surrender of certificates representing shares of Bank of Santa Clara common stock in exchange for certificates representing shares of Greater Bay common stock.

   You should not send in your share certificates until you receive the letter of transmittal form and instructions.

   Following the completion of the merger and upon surrender of all of the certificates representing shares of Bank of Santa Clara common stock registered in the name of a holder of Bank of Santa Clara common stock, or a satisfactory indemnity bond if any of the certificates are lost, stolen or destroyed, together with a properly completed letter of transmittal, Norwest Bank Minnesota, N.A. will mail to you a certificate or certificates representing the number of shares of Greater Bay common stock to which you are entitled, together with all undelivered dividends or distributions, less the amount of any withholding taxes which may be required, in respect of such shares and a check in the amount of any cash to be paid instead of fractional shares.

   Declaration of dividends by Greater Bay after the completion of the merger will include dividends on all Greater Bay common stock issued in the merger. However, no dividend or other distribution payable to the holders of record of Greater Bay common stock at or as of any time after the completion of the merger will be paid to the holders of Bank of Santa Clara common stock until they physically surrender all certificates as described above. Promptly after surrender, all undelivered dividends and other distributions, less the amount of any withholding taxes which may be required and a check for the amount representing any fractional share interest, will be delivered to the holder, in each case, without interest. After the completion of the merger, the stock transfer books of Bank of Santa Clara will be closed and there will be no transfers on the transfer books of Bank of Santa Clara.

                              THE MERGER AGREEMENT

Conditions to the Merger

   The obligation of Greater Bay and Bank of Santa Clara to consummate the merger is subject to the satisfaction or waiver on or before the completion of the merger of many conditions, including the following:

  . the merger agreement and the transactions contemplated by the merger agreement must receive all requisite approvals of the shareholders of Bank of Santa Clara;

  . no judgment, decree, injunction, order or proceeding will be outstanding or threatened by any governmental entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside the merger substantially in the form contemplated by the merger agreement;

  . all approvals or consents of any applicable governmental agency will have been obtained or granted for the merger and the transactions contemplated by the merger agreement and the applicable waiting periods under all laws will have expired;

  . the registration statement shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order;

  . Greater Bay shall have received all state securities permits and other authorizations necessary to issue the Greater Bay common stock to consummate the merger;

  . the Greater Bay common stock issuable in the merger shall have been included for listing on The Nasdaq Stock Market;

  . Greater Bay and Bank of Santa Clara will have received an opinion reasonably satisfactory to Greater Bay and Bank of Santa Clara from Manatt, Phelps & Phillips, LLP to the effect that the merger will not result in the recognition of gain or loss for federal income tax purposes to Greater Bay or Bank of Santa Clara, nor will the issuance of Greater Bay common stock result in the recognition of gain or loss by holders of Bank of Santa Clara common stock who receive Greater Bay common stock in the merger, nor will the substitution of options result in any income or gain to the option holder or disqualify any such options as incentive stock options in connection with the merger; and

  . PricewaterhouseCoopers LLP will have confirmed in writing to Greater Bay and Bank of Santa Clara that the merger will qualify for pooling of interests accounting treatment. In addition, Grant Thornton LLP will have delivered a letter to Bank of Santa Clara that no conditions exist with respect to Bank of Santa Clara that would preclude accounting for the merger as a pooling of interests.

   The obligation of Greater Bay to consummate the merger is also subject to fulfillment of various other conditions, including the following:

  . there will not have occurred, between January 26, 2000 and the completion of the merger, any materially adverse change in the business, financial condition, results of operations or prospects of Bank of Santa Clara on a consolidated basis;

  . the number of dissenting shares will not exceed an amount which would disqualify the merger from pooling of interests accounting treatment;

  . all remediation of environmental contamination or conditions on any Bank of Santa Clara property will have been completed to the satisfaction of Greater Bay;

  . at the close of business on the last day of the month prior to the completion of the merger, the Bank of Santa Clara adjusted book value will not be less than $30.7 million if the merger closes in April 2000,

   $31.0 million if the merger closes in May 2000, $31.3 million if the merger closes in June 2000, $31.7 million if the merger closes in July 2000 and $32.0 million if the merger closes in August 2000. Adjusted book value means Bank of Santa Clara's total shareholders' equity adjusted to eliminate all amounts paid for the exercise of Bank of Santa Clara stock options since September 30, 1999, to eliminate amounts related to accumulated other comprehensive income and to include the amount of consolidated accumulated other comprehensive income as of September 30, 1999, to deduct any dividends paid after the date of the merger agreement and to eliminate amounts paid or accrued for merger-related expenses;

  . receipt of a fairness opinion from Hoefer & Arnett Incorporated, financial advisor to Greater Bay;

  . at the close of business on the last day of the month prior to completion of the merger, Bank of Santa Clara's allowance for loan and lease losses will equal the greater of 1.07% of Bank of Santa Clara's total gross loans (less deferred loan fees) or $2.3 million; and

  . the regulatory approvals for the merger will not impose any conditions which Greater Bay, in its reasonable opinion, deems materially adverse or materially burdensome.

   The obligation of Bank of Santa Clara to consummate the merger is also subject to the fulfillment of other conditions, including the following:

  . there will not have occurred, between January 26, 2000 and the completion of the merger, any material adverse change in the business, financial condition, results of operations or prospects of Greater Bay on a consolidated basis; and

  . receipt of the First Security Van Kasper fairness opinion.

   Additionally, the consummation of the merger is subject to the performance of covenants, the execution and delivery of ancillary documents, the accuracy of representations and warranties and the receipt of various legal opinions, third-party consents, officers' certificates and other documents.

   If these and other conditions are not satisfied or waived, the merger agreement may be terminated. The merger agreement may also be terminated upon the occurrence of certain other events which are more fully described under the heading entitled "--Termination."

Nonsolicitation

   Under the terms of the merger agreement, Bank of Santa Clara has agreed not to solicit, initiate or encourage any competing transaction (as defined below). In addition, Bank of Santa Clara has agreed, unless it determines, with advice of counsel, that its fiduciary duty requires otherwise, not to participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, any effort or attempts to effect any competing transaction with or involving any person other than Greater Bay. This restriction does not apply, however, if Bank of Santa Clara receives a bona fide offer from a person other than Greater Bay and the Bank of Santa Clara Board responds in accordance with applicable fiduciary obligations. Bank of Santa Clara has agreed to promptly notify Greater Bay of the terms of any proposal which it may receive in respect of any competing transaction.

   The term "competing transaction" means any of the following involving Bank of Santa Clara: a merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 10% or more of Bank of Santa Clara's assets; a sale of shares of capital stock representing 10% or more of the voting power of Bank of Santa Clara; a tender offer or exchange offer for at least 10% of the outstanding shares of Bank of Santa Clara; a solicitation of proxies in opposition to approval of the merger by Bank of Santa Clara's shareholders; or a public announcement of an unsolicited bona fide proposal, plan or intention to do any of the foregoing.

   In the event Greater Bay terminates the merger agreement as the result of Bank of Santa Clara entering into a competing transaction, Bank of Santa Clara will pay Greater Bay $3.5 million.

   Similarly, Bank of Santa Clara may call off the merger if Greater Bay announces a Greater Bay acquisition transaction, and the other party requests Greater Bay to terminate the merger agreement between Greater Bay and Bank of Santa Clara. If that occurs, Greater Bay will have to pay Bank of Santa Clara $2.5 million. Greater Bay would also be required to pay this amount to Bank of Santa Clara if Greater Bay terminates the merger agreement for a reason not permitted by the merger agreement and then consummates an acquisition transaction within 12 months following termination.

Expenses

   If Bank of Santa Clara terminates the merger agreement because Greater Bay fails to satisfy its obligations under the merger agreement, Greater Bay will be obligated to pay all of Bank of Santa Clara's expenses incurred in connection with the merger transaction, not to exceed $175,000.

   If Greater Bay terminates the merger agreement because Bank of Santa Clara's shareholders fail to approve the merger, or because Bank of Santa Clara fails to satisfy its obligations under the merger agreement, Bank of Santa Clara will be obligated to pay all of Greater Bay's expenses incurred in connection with the merger transaction, not to exceed $250,000.

Treatment of Options

   Each and every option to purchase shares of Bank of Santa Clara common stock issued and outstanding immediately before the completion of the merger and all obligations of Bank of Santa Clara under the Bank of Santa Clara stock option plan will, on and after the completion of the merger, be assumed by and be deemed to be options granted by Greater Bay to purchase that number of shares of Greater Bay common stock equal to the conversion ratio times the number of shares of Bank of Santa Clara common stock subject to the option rounded down to the nearest whole number of shares of Greater Bay common stock. The per share exercise price for the shares of Greater Bay common stock issuable upon exercise of such Bank of Santa Clara option will be determined by dividing the exercise price immediately before the completion of the merger by the conversion ratio.

Termination

   The merger agreement may be terminated at any time before the completion of the merger:

  . by mutual consent of Greater Bay and Bank of Santa Clara in writing;

  . by Bank of Santa Clara or Greater Bay immediately on the failure of the shareholders of Bank of Santa Clara to approve the merger agreement;

  . by Greater Bay or Bank of Santa Clara if any material breach or default by the other party is not cured within 20 days after notice;

  . by Greater Bay or Bank of Santa Clara if any governmental or regulatory authority denies or refuses to grant any approval, consent or authorization required to be obtained to consummate the transactions contemplated by the merger agreement unless, within 30 days after the denial or refusal, all parties agree to resubmit the application to the regulatory authority that has denied or refused to grant the approval, consent or qualification requested;

  . by Bank of Santa Clara or Greater Bay if any conditions set forth in
    Article 9 of the merger agreement shall not have been met by August 31, 2000;

  . by Bank of Santa Clara if any of the conditions of Article 10 of the merger agreement shall not have been met, or by Greater Bay if any of the conditions of Article 11 of the merger agreement shall not have been met, by August 31, 2000, or an earlier time as it becomes apparent that these conditions shall not be met;

  . by Greater Bay if Bank of Santa Clara shall have failed to comply with its agreements with respect to any competing transaction;

  . by Greater Bay if Bank of Santa Clara shall have failed to comply with its agreements with respect to any competing transaction;

  . by Greater Bay if it is determined that the estimated cost of any environmental remediation on any Bank of Santa Clara property is in excess of $100,000 or is not reasonably determinable;

  . by Bank of Santa Clara if Greater Bay enters into a Greater Bay acquisition transaction and the third party requires the termination of the merger agreement; or

  . by Bank of Santa Clara if the average closing price of Greater Bay common stock is less than $36.36, subject to Greater Bay's right to exercise the top up option as explained under "The Merger--Structure of the Merger-- Conversion of Shares."

Covenants; Conduct of Business Prior to Effective Time

   The merger agreement provides that, during the period from the date of the merger agreement to the completion of the merger, Bank of Santa Clara will conduct its business only in the normal and customary manner and in accordance with sound banking practices and will not, without the prior written consent of Greater Bay, which will not be unreasonably withheld, take any of the following actions:

  . issue any security except pursuant to the exercise of options outstanding as of the date of the merger agreement;

  . declare, set aside or pay any dividend, other than its regular cash dividend, or make any other distribution upon, or purchase or redeem any shares of its stock;

  . amend its articles of incorporation or its bylaws;

  . grant any general or uniform increase in the rate of pay of employees or employee benefits;

  . grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any person or voluntarily accelerate the vesting of any employee benefits, except that Bank of Santa Clara may make a pro rata contribution to its Profit Sharing and Salary Deferral 401(k) Plan if Greater Bay decides to terminate that plan prior to completion of the merger;

  . make any capital expenditure in excess of $50,000, except for ordinary repairs, renewals and replacements;

  . compromise, settle or adjust any assertion or claim of a deficiency in taxes, extend the statute of limitations with any tax authority or file any pleading in court on any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

  . grant, renew or commit to grant or renew any extension of credit or amend the terms of any credit outstanding on the date hereof to any person that would exceed $500,000 on an unsecured basis or $1,000,000 if secured by real estate;

  . change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or by law or regulation;

  . grant or commit to grant any extension of credit or amend the terms of any credit outstanding as of the date of the merger agreement to any executive officer, director or holder of 10% or more of the outstanding Bank of Santa Clara common stock, or any affiliate of such person, if the credit would exceed $50,000;

  . close any offices at which business is conducted or open any new office;

  . adopt or amend any employment agreement or other employee benefit plan or arrangement except amendments as are required by law;

  . change any policies and practices with respect to liquidity management and cash flow planning, lending, personnel practices, accounting or any other material aspect of its business or operations, except those changes as may be required in the opinion of management to respond to economic or market conditions or as may be required by generally accepted accounting principles or by applicable governmental authorities;

  . grant any person a power of attorney or similar authority;

  . make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other person, except for investments made in the ordinary course of business consistent with past practice;

  . amend, modify or terminate, except in accordance with its terms, any material contract or enter into any material agreement or contract;

  . sell, transfer, mortgage, encumber or otherwise dispose of any assets or release any claims, except in the ordinary course of business consistent with past practice;

  . take any action which would or is reasonably likely to

    --adversely affect the ability of Greater Bay or Bank of Santa Clara to obtain any necessary regulatory approval of the merger;

    --adversely affect Bank of Santa Clara's ability to perform its covenants and agreements under the merger agreement; or

    --result in any of the conditions relating to the performance of Greater Bay's or Bank of Santa Clara's obligations under the merger agreement not being satisfied;

  . make any special or extraordinary payments;

  . reclassify any investment security from held-to-maturity or available for sale to trading;

  . sell any security other than in the ordinary course of business, or engage in gains trading;

  . take title to any real property without conducting an environmental investigation, which shall disclose the absence of any suspected environmental contamination;

  . take or cause to be taken any action which would prevent the transactions contemplated by the merger agreement from qualifying as a tax free reorganization or prevent Greater Bay from accounting for the business combination to be effected by the merger as a pooling of interests;

  . settle any claim involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

  . make, acquire, or reacquire any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months; or

  . borrow money or become responsible for the obligations of any other person, except

    --in connection with banking transactions with banking customers in the ordinary course of business or

    --short-term borrowings made at prevailing market rates and terms.

   The merger agreement also provides that Bank of Santa Clara will:

  . use its commercially reasonable efforts to preserve its present business organization and its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Bank of Santa Clara;

  . use its commercially reasonable efforts to keep in full force and effect all material licenses and permits;

  . use its commercially reasonable efforts to maintain insurance coverage substantially the same as in effect as of the date of the merger agreement;

  . perform its material contractual obligations;

  . duly observe and conform in all material respects to all lawful requirements applicable to its business;

  . maintain its assets and properties in good condition and repair, normal wear and tear excepted;

  . periodically furnish to Greater Bay information, loan reports and updates of information previously provided;

  . promptly notify Greater Bay upon learning that a person or related group of persons has acquired 5% or more of Bank of Santa Clara's outstanding common stock;

  . promptly notify Greater Bay of communications from tax authorities, material litigation and any event which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects on a consolidated basis;

  . provide Greater Bay with access to information about Bank of Santa Clara;

  . maintain an allowance for loan and lease losses consistent with past practices; and

  . use its reasonable efforts between the date of the merger agreement and the completion of the merger to take all actions necessary or desirable to complete the merger, including the filing of any regulatory applications.

   The merger agreement also provides that Greater Bay will not, without the prior written consent of Bank of Santa Clara:

  . take any action which would or is reasonably likely to adversely affect the ability of Greater Bay to obtain any necessary regulatory approvals for the merger, adversely affect Greater Bay's ability to perform its covenants under the merger agreement or result in any of the conditions to the performance of its obligations under the merger agreement not being satisfied;

  . take any action which would disqualify the merger as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code;

  . amend its articles of incorporation in any respect which would materially adversely affect the rights and privileges attendant to Greater Bay common stock; or

  . enter into a Greater Bay acquisition transaction that requires the termination of the merger agreement, subject to the fiduciary duties of the Board of Directors of Greater Bay.

   The merger agreement also provides that Greater Bay will:

  . duly observe and conform in all material respects to all lawful requirements applicable to its business;

  . use its commercially reasonable efforts to have the directors and officers of Bank of Santa Clara and Bank of Santa Clara added to Greater Bay's directors' and officers' liability insurance policy;

  . provide Bank of Santa Clara with access to information about Greater Bay;

  . file all necessary regulatory applications; and

  . reserve for issuance sufficient shares of Greater Bay common stock to issue in connection with the merger.

   The merger agreement also provides that each of Greater Bay and Bank of Santa Clara will:

  . use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the merger agreement as promptly as practical;

  . obtain the consent of the other before it issues any press release or makes any public statement with respect to the merger agreement or the transactions contemplated by the merger agreement; and

  . cause to be prepared, at Greater Bay's discretion, one or more environmental investigations with respect to real property owned or leased by Bank of Santa Clara.

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

Amendment and Waiver

   Subject to applicable law, the merger agreement may be amended at any time by the action of the Boards of Directors of Greater Bay or Bank of Santa Clara without action by their shareholders if Greater Bay and Bank of Santa Clara mutually agree in writing to the amendment. In addition, either Greater Bay or Bank of Santa Clara by action of their respective Boards of Directors, may, at any time before completion of the merger, extend the performance of any obligation or action required by the merger agreement, waive inaccuracies in representations and warranties and waive compliance with any agreements or conditions for their respective benefit contained in the merger agreement.

Agreements with Certain Shareholders

   Greater Bay has entered into shareholder's agreements with various shareholders of Bank of Santa Clara, each of whom is also a director of Bank of Santa Clara, pursuant to which these directors have agreed to vote all shares of Bank of Santa Clara common stock which they own or hold in trust in favor of the approval of the merger agreement, thereby increasing the likelihood that the merger agreement will be approved by the shareholders of Bank of Santa Clara.

   Greater Bay has entered into noncompetition agreements with each of the Bank of Santa Clara directors, pursuant to which these directors have agreed, among other things and with limited exceptions, not to participate or engage in any business which is competitive with Greater Bay or Bank of Santa Clara for a period of two years after the completion of the merger.

Resales of Greater Bay Common Stock

   The shares of Greater Bay common stock to be issued to Bank of Santa Clara shareholders in the merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Bank of Santa Clara. An affiliate of a corporation, as defined by the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any subsequent transfer by an affiliate of Bank of Santa Clara must be made in compliance with the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

   SEC guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination such as the merger. These guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

   Bank of Santa Clara has delivered to Greater Bay an agreement for each affiliate of Bank of Santa Clara that such person will not dispose of:

  . any Greater Bay common stock in violation of the Securities Act; or

  . any Bank of Santa Clara common stock or Greater Bay common stock during the pooling restricted period.

Regulatory Approvals

   Under the merger agreement, Greater Bay and Bank of Santa Clara have agreed to use their commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the merger agreement. The approvals of the Federal Reserve Board under the Bank Holding Company Act of 1956, the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the California Department of Financial Institutions are required.

   Federal Reserve Bank. The closing of the merger is conditioned on the receipt of approval from the Federal Reserve Board. If the Federal Reserve Board imposes any conditions that Greater Bay, in its reasonable opinion, deems will materially and adversely affect Greater Bay or will materially burden Greater Bay, then Greater Bay will use commercially reasonable efforts to obtain the removal of the condition. If the condition is not removed, Greater Bay is not required to complete the merger.

   Section 3 of the Bank Holding Company Act requires the Federal Reserve Board, when considering a transaction such as the merger, to take into consideration the financial and managerial resources, including the competence, experience and integrity of the officers, directors and principal stockholders, and the future prospects of the existing and proposed institutions and the effect of the transaction on the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions.

   The Bank Holding Company Act prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other respect result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

   In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the depository institution subsidiaries of Greater Bay and Bank of Santa Clara in meeting the credit needs of the communities served by such institutions, including low- and moderate-income neighborhoods.

   The merger may not be completed until the 30th day, or, with the consent of the relevant agencies, the 15th day, following the date of the Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the merger or challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board approval unless a court specifically orders otherwise.

   Greater Bay submitted a notice of proposed acquisition with the Federal
Reserve Board on       , 2000.

   Federal Deposit Insurance Corporation. The merger is subject to prior approval by the Federal Deposit Insurance Corporation under Section 18(c) of the Federal Deposit Insurance Act. Section 18(c) requires the Federal Deposit Insurance Corporation, when considering a transaction such as the merger, to take into consideration the financial and managerial resources, including the competence, experience and integrity of the officers, directors and principal shareholders, and the future prospects of the existing and proposed institutions and the effect of the transaction on the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Deposit Insurance Corporation will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions.

   The Federal Deposit Insurance Act prohibits the Federal Deposit Insurance Corporation from approving a merger if it would result in a monopoly or be in furtherance from any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or if its effect in any section of the country would in any other respect result in a restraint of trade, unless the Federal Deposit Insurance Corporation finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

   Greater Bay filed an application for approval of the merger with the Federal
Deposit Insurance Corporation on       , 2000.

   California Department of Financial Institutions. In determining whether to approve the merger, the California Department of Financial Institutions will consider factors such as:

  . the effects of the merger on competition;

  . the effects of the merger on the convenience and needs of the communities to be served;

  . the financial condition of Greater Bay;

  . the competence, experience and integrity of Greater Bay's management; and

  . whether the merger is fair, just and equitable to Bank of Santa Clara.

   Greater Bay submitted an application for approval of the merger with the
California Department of Financial Institutions on       , 2000.

                        DISSENTING SHAREHOLDERS' RIGHTS

   You are entitled to dissenters' rights in connection with the merger. The procedures for you to obtain dissenters' rights are set forth in Chapter 13 of the California General Corporation Law. The information set forth below is a general summary of Chapter 13 dissenters' rights as they apply to you. This summary is not a complete discussion of Chapter 13 and is qualified in its entirety by reference to Chapter 13, which is attached as Annex C. If you wish to exercise dissenters' rights or wish to preserve the right to do so you should carefully read Annex C. You must follow exactly the required procedures set forth in Chapter 13 of the California General Corporation Law or any dissenters' rights may be lost.

   If the merger is consummated, if you elect to exercise your dissenters' rights and you comply with the procedures set forth in Chapter 13, you will be entitled to receive an amount equal to the fair market value of your shares. Chapter 13 provides the fair market value shall be determined as of January 26, 2000, the day before the public announcement of the merger. Bank of Santa Clara believes the fair market value of its stock is equal to $34.375 as of January 26, 2000, which is the average of the high and low prices of its stock as of such date.

   You must satisfy each of the following requirements for your shares to be considered dissenting shares under Chapter 13. Shares of Bank of Santa Clara common stock must be purchased by Bank of Santa Clara from a dissenting shareholder if all applicable requirements are complied with, but only if demands are made for payment with respect to 5% or more of the outstanding shares of Bank of Santa Clara common stock.

   This 5% limitation does not apply to shares which are subject to a restriction on transfer imposed by Bank of Santa Clara or by any law or regulation. Bank of Santa Clara is not aware of any restriction on transfer of any of its shares of common stock except restrictions which may be imposed upon shareholders who are deemed to be "affiliates" of Bank of Santa Clara as that term is used in the Securities Act. Those shareholders who believe there is some restriction affecting their shares should consult with their own counsel as to the nature and extent of any dissenters' rights they may have. In addition, Bank of Santa Clara is required to purchase dissenting shares only if:

  . You must have shares of Bank of Santa Clara common stock outstanding as of the record date of the shareholders' meeting at which you may vote the shares;

  . You must vote the shares against the merger. It is not sufficient to abstain from voting. However, you may abstain as to part of your shares or vote part of those shares for the merger without losing the right to have purchased those shares which were voted against the merger; and

  . If you voted against the merger and you wish to have purchased shares that were voted against the merger, you must make a written demand to have Bank of Santa Clara purchase those shares of Bank of Santa Clara for cash at their fair market value. The demand must include the information specified below and must be received by Bank of Santa Clara or its transfer agent no later than the date of the shareholders' meeting at which the shareholder may vote the shares.

   If you return a proxy without voting instructions or with instructions to vote FOR the proposal to approve the principal terms of the merger agreement, your shares will automatically be voted in favor of the merger and you will lose your dissenters' rights.

   If the merger is approved by the Bank of Santa Clara shareholders, Bank of Santa Clara will have 10 days after the approval to mail those shareholders who did not vote in favor of the merger and made a timely demand for purchase, assuming more than 5% of the Bank of Santa Clara shareholders made such demand, written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, Bank of Santa Clara must state the price it determines represents the fair market value of the dissenting shares. This price constitutes an offer by Bank of Santa Clara to purchase the dissenting shares at the price stated. Additionally, Bank of Santa Clara must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters' rights.

   A written demand is essential for dissenters' rights. In the written demand, Chapter 13 requires you to specify the number shares you hold of record which you are demanding Bank of Santa Clara to purchase. In the written demand, you must also include a statement of the figure you claim to be the fair market value of those shares as of the day before the terms of the merger were first announced, excluding any appreciation or depreciation because of the proposed merger. It is Bank of Santa Clara's position that this day is January 26, 2000. You may take the position in the written demand that a different date is applicable. This price constitutes an offer by you to sell the dissenting shares at the price stated.

   In addition, it is recommended that you comply with the following conditions to ensure that the demand is properly executed and delivered:

  . The demand should be sent by registered or certified mail, return receipt requested;

  . The demand should be signed by the shareholder of record, or his or her duly authorized representative, exactly as his or her name appears on the stock certificates evidencing the shares.

  . A demand for the purchase of the shares jointly owned by more than one person should identify and be signed by all such holders.

  . Any person signing a demand for purchase in any representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, should indicate his or her title, and, if Bank of Santa Clara so requests, furnish written proof of his or her capacity and authority to sign the demand.

  . A shareholder may not withdraw a demand for payment without the consent of Bank of Santa Clara.

   Under California law, a demand by a shareholder is not effective for any purpose unless it is received by Bank of Santa Clara, or its transfer agent, no later than the date of the shareholders' meeting at which such shares are entitled to be voted.

   Within 30 days after the date on which Bank of Santa Clara mails the notice of the approval of the merger, dissenting shareholders must also submit the certificates representing the dissenting shares to Bank of Santa Clara at the office it designates in the notice of approval. Bank of Santa Clara will stamp or endorse the certificates with a statement that the shares are dissenting shares or Bank of Santa Clara will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of Bank of Santa Clara common stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

   If Bank of Santa Clara and you agree that the surrendered shares are dissenting shares and agree upon the price of the shares, you are entitled to receive the agreed price together with interest thereon at the legal rate on judgments from the date of the agreement between Bank of Santa Clara and the dissenting shareholder. Bank of Santa Clara will pay the fair value of the dissenting shares within 30 days after Bank of Santa Clara and you agree upon the price of the shares or within 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later. Bank of Santa Clara's duty to pay is subject to you surrendering the certificates and is also subject to the restrictions imposed under California law on the ability of Bank of Santa Clara to purchase its outstanding shares.

   If Bank of Santa Clara denies that the shares surrendered are dissenting shares or Bank of Santa Clara and you fail to agree upon the fair market value of such shares, then you may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations. In the alternative, you may intervene in any pending action brought by any other dissenting shareholder. If you fail to file such a complaint or fail to intervene in a pending action within the specified six-month period, your dissenting rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed 125% of the price offered to the shareholder, Bank of Santa Clara will be required to pay such costs.

   This summary has already described certain situations where shareholders of Bank of Santa Clara will cease to have dissenters' appraisal rights. In addition to the situations described above, you will cease to have dissenters' appraisal rights if:

  . Greater Bay or Bank of Santa Clara abandons the merger, in which case
    Bank of Santa Clara will pay any dissenting shareholder who has filed a complaint, as described above, all necessary expenses and reasonable attorneys' fees incurred in such proceedings;

  . you surrender your shares for conversion into shares of another class; or

  . you withdraw your demand for the purchase of the dissenting shares with the consent of Bank of Santa Clara, as the case may be.

   In addition, one condition to Greater Bay and Bank of Santa Clara completing the merger is that the total cash payable to Bank of Santa Clara dissenting shareholders, when combined with all other cash payable in the merger, should not disqualify the merger from pooling of interests accounting treatment.

   Any demands, notices, certificates or other documents required to be delivered to Bank of Santa Clara may be sent to:

   Corporate Secretary
   Bank of Santa Clara
   1995 El Camino Real
   Santa Clara, California 95050

  DESCRIPTION OF GREATER BAY COMMON STOCK AND BANK OF SANTA CLARA COMMON STOCK

   In the merger, you will exchange your shares of Bank of Santa Clara common stock for shares of Greater Bay common stock. Both Greater Bay and Bank of Santa Clara are California corporations subject to the provisions of the California General Corporation Law. On consummation of the merger, you will become Greater Bay shareholders. The articles of incorporation and bylaws of Greater Bay, in addition to the California General Corporation Law, will govern your rights as Greater Bay shareholders.

   Set forth below is a summary of the material features of the Greater Bay common stock and the Bank of Santa Clara common stock. Also set forth below is a summary of the material differences between the rights of a holder of Greater Bay common stock and a holder of Bank of Santa Clara common stock.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Greater Bay and Bank of Santa Clara, Greater Bay and Bank of Santa Clara have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Stock Description

   Greater Bay. Greater Bay has authority to issue 24,000,000 shares of Greater Bay common stock and 4,000,000 shares of serial preferred stock, without par value.

   At its 2000 annual meeting of shareholders to be held on May 17, 2000, Greater Bay will be seeking approval to increase the authorized number of shares of common stock to 40,000,000 shares.

   On the record date, there were      shares of Greater Bay common stock
outstanding. There are no shares of preferred stock outstanding. On any matter submitted to a vote of the shareholders, holders of Greater Bay common stock are entitled to one vote, in person or by proxy, for each share of Greater Bay common stock held of record in the shareholder's name on the Greater Bay books as of the record date. Holders of any class of Greater Bay common stock lack the right to cumulate votes at any election of directors. Each share of Greater Bay common stock has the same rights, privileges and preferences as every other share and will share equally in Greater Bay's net assets upon liquidation or dissolution. Greater Bay common stock has no preemptive, conversion or redemption rights, or sinking fund provisions.

   The Greater Bay Board of Directors, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of Greater Bay common stock. Although it is not possible to state the actual effect any issuance of serial preferred stock might have upon the rights of holders of the Greater Bay common stock, the issuance of serial preferred stock might

  . restrict dividends on Greater Bay common stock if preferred stock dividends have not been paid;

  . dilute the voting power and equity interest of holders of Greater Bay common stock to the extent that any preferred stock series has voting rights or is convertible into Greater Bay common stock; or

  . prevent current holders of Greater Bay common stock from participating in Greater Bay's assets upon liquidation until any liquidation preferences granted to the holders of the serial preferred stock are satisfied.

   In addition, Greater Bay's issuance of serial preferred stock, may, under certain circumstances, have the effect of discouraging an attempt to change control of Greater Bay. The Greater Bay Board of Directors has adopted a shareholder rights plan and distributed preferred share purchase rights to protect Greater Bay from improper takeover tactics and unfair takeover bids. A detailed description of the shareholder rights plan is set forth below.

   Greater Bay's articles of incorporation provide that the liability of Greater Bay directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Additionally, Greater Bay has authority to provide for the indemnification of Greater Bay agents, as defined in Section 317 of the California General Corporation Law, in excess of that expressly permitted by Section 317 for breach of duty to the corporation and its shareholders. Greater Bay is allowed to provide this indemnification to the extent not prohibited by applicable sections of California law.

   Shareholders are entitled to dividends when declared by the Greater Bay Board of Directors, after satisfaction of the prior rights of holders of outstanding preferred stock, if any, subject to certain restrictions on payment of dividends imposed by California law. The transfer agent and registrar for Greater Bay common stock is Norwest Bank Minnesota, N.A.

   Bank of Santa Clara. Bank of Santa Clara is authorized to issue 20,000,000
shares of common stock, no par value, of which      shares are issued and
outstanding as of the record date. In addition,      shares of Bank of Santa
Clara common stock are reserved for issuance pursuant to the Bank of Santa Clara 1997 Stock Option Plan, of which options to purchase a total of shares had been granted and were outstanding and options to purchase shares remained available for grant thereunder as of the record date. Subject to the terms of the merger agreement, Bank of Santa Clara's Board of Directors may issue additional shares of common stock without shareholder approval. Issuance of these additional shares could cause a dilution of the book value of the stock and the voting power of present shareholders. The holders are entitled to one vote per share on all matters presented to them except that, on prior notice, they have the right to cumulate votes in the election of directors.

   The common stock of Bank of Santa Clara has no preemptive, subscription or conversion rights, or redemption or repurchase provisions. These shares are non-assessable and require no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation.

   Shareholders of Bank of Santa Clara are entitled to dividends when declared by the Bank of Santa Clara Board of Directors, subject to certain restrictions on payment of dividends imposed by California law. Registrar and Transfer Company is the transfer agent for Bank of Santa Clara's common stock.

Material Differences Between Holders of Greater Bay Stock and Bank of Santa Clara Stock

 Cumulative Voting

   Greater Bay. Greater Bay shareholders do not have cumulative voting in the election of directors.

   Bank of Santa Clara. Shareholders of Bank of Santa Clara are entitled to cumulate their votes for the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

 Classified Board of Directors

   Greater Bay. Greater Bay's Board of Directors is divided into three classes of directors, with each class of directors serving for staggered three-year terms. Greater Bay's bylaws provide for the election of directors by class for a term of three years and until his or her successor is elected and qualified.

   Bank of Santa Clara. The Bank of Santa Clara bylaws provide that directors will be elected at each annual meeting of shareholders. Bank of Santa Clara's bylaws provide that each director will hold office until the next annual meeting and until a successor has been elected and qualified.

 Shareholder Rights Plan

   Greater Bay. On November 17, 1998, the Greater Bay Board of Directors declared a dividend distribution of one share purchase right for each outstanding share of Greater Bay common stock to shareholders of record at the close of business on November 30, 1998. Each Greater Bay right entitles the registered holder to purchase from Greater Bay one one-hundredth of a share of Series A Preferred Stock. The initial purchase price of each right is $145, subject to adjustment.

   These rights will also attach to all shares of Greater Bay common stock issued after November 30, 1998, but before the distribution date, as discussed below. The description and terms of the rights are set forth in a rights agreement.

   The rights are attached to all Greater Bay common stock certificates representing shares currently outstanding and no separate certificates evidencing these rights have been distributed. Greater Bay has sent a copy of a Summary of Rights to Purchase Common Shares to its shareholders. The right will separate from the Greater Bay common stock (this is referred to as the distribution date) upon the earlier of

  . 10 days following a public announcement that a person or group of affiliated or associated persons, called an Acquiring Person, has acquired, or obtained the right to acquire, beneficial ownership or record ownership of 10% or more of the outstanding shares of Greater Bay common stock,

  . 10 business days following the commencement of, or the public announcement of an intent to make, a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of the outstanding shares of Greater Bay common stock; or

  . the date a person or group becomes the beneficial or record owner of 10% or more of the outstanding shares of Greater Bay common stock, and the actions that person proposes to take are likely to have a material adverse impact on the business or prospects of Greater Bay; that person intends to cause Greater Bay to repurchase the common stock owned by that person; that person exercises or attempts to exercise a controlling influence over Greater Bay; or that person transfers all or a portion of Greater Bay common stock in a manner that results in a person owning 9.9% or more of the Greater Bay common stock, called an Adverse Person.

   Until the distribution date, the rights will be evidenced by the Greater Bay common stock certificates together with a copy of the Summary of Rights to Purchase Common Shares attached to the certificate and will be transferred only with the Greater Bay common stock certificates. Also, new Greater Bay common stock certificates issued after November 30, 1998 will contain a notation incorporating the rights agreement by reference. The surrender or transfer of any certificates for common stock outstanding even without the notation or a copy of the Summary of Rights to Purchase Common Shares will also constitute the transfer of the rights represented by the certificates.

   The rights are not exercisable until the distribution date and will expire on November 17, 2008, unless Greater Bay extends this date or the rights are earlier redeemed by Greater Bay as described below.

   While each right initially will provide for the acquisition of one one-hundredth of a share of Series A Preferred Stock at the purchase price, the rights agreement provides that the purchase price is subject to adjustment from time to time to prevent dilution

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

  . upon the grant to holders of the preferred stock of rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into preferred stock with a conversion price, less than the then current market price of the preferred stock; or

  . upon the distribution to holders of the preferred stock of evidences of indebtedness or assets, excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in preferred stock, or of subscription rights or warrants, other than those referred to above.

   If Greater Bay is acquired in a merger or other business combination, or 50% or more of Greater Bay's consolidated assets or earnings power is sold, each holder of a right will have the right to receive, upon exercise and payment of the purchase price, common stock of the acquiring company having a value equal to twice the purchase price.

   If any person becomes an Acquiring Person or an Adverse Person, each holder of a right, other than rights beneficially owned by the Acquiring Person or Adverse Person (which will become void), will then have the right to receive, upon exercise and payment of the purchase price, fractions of shares of preferred stock having a value equal to twice the purchase price.

   At any time after an Acquiring Person obtains 10% or more of Greater Bay common stock and before the Acquiring Person obtains 50% of Greater Bay common stock, Greater Bay may exchange all or part of the rights for shares of Greater Bay common stock at an exchange ratio of one share per right, subject to adjustment.

   With limited exceptions, the rights agreement does not require adjustment to the purchase price until cumulative adjustments require an adjustment of at least 1% in the purchase price. The rights agreement also disallows the issuance of fractional shares of preferred stock, other than fractions that are integral multiples of one one-hundredths, and instead of issuing fractional shares, a cash adjustment will be made based on the market price of the preferred stock on the last trading day before the date of exercise.

   At any time before a person becomes an Acquiring Person or an Adverse Person, Greater Bay may redeem the rights in whole, but not in part, at a price of $.001 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders will be to receive the redemption price.

   Greater Bay may amend the terms of the rights without the consent of the holders of the rights, including an amendment to extend the expiration date and, provided there is no Acquiring Person or Adverse Person, to extend the period during which the rights may be redeemed, except that from and after the time that any person becomes an Acquiring Person or an Adverse Person no amendment may adversely affect the interests of the holders of the rights.

   Until a right is exercised, the holder of a right will have no rights as a shareholder of Greater Bay, including, without limitation, the right to vote or to receive dividends.

   The rights may have certain anti-takeover effects. The rights agreement is designed to maximize the long-term value of Greater Bay and protect Greater Bay's shareholders from improper takeover tactics or from takeover bids that are not fair to all Greater Bay shareholders.

   Bank of Santa Clara. Bank of Santa Clara does not have a shareholder rights plan.

 Super-majority Voting for Certain Transactions

   Greater Bay. The Greater Bay articles of incorporation provide that the vote of not less than two-thirds of all members of the Greater Bay Board of Directors is required to approve the following types of transactions:

  . any merger, sale of control or sale of material assets of Greater Bay;

  . the creation of any new business unit of Greater Bay or any subsidiary;

  . any operating budget, or any material change therein of Greater Bay or any subsidiary; or

  . any material change in the business organization or organizational structure of Greater Bay or any subsidiary.

   Bank of Santa Clara. Bank of Santa Clara's articles of incorporation and bylaws do not require super-majority voting by its directors for these types of transactions.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1999, combines the historical consolidated balance sheets of Greater Bay, Bank of Santa Clara, Coast Bancorp and Bank of Petaluma as if the mergers between these entities had been effective on December 31, 1999, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 1999, 1998 and 1997 present the combined results of operations of Greater Bay, Bank of Santa Clara, Coast Bancorp and Bank of Petaluma as if the mergers had been effective at the earliest period presented. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Greater Bay and Bank of Santa Clara.

   The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the mergers. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Greater Bay, Bank of Santa Clara, Coast Bancorp and Bank of Petaluma are combined and reflected at their historical amounts.

   The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of Greater Bay's, Bank of Santa Clara's, Coast Bancorp's and Bank of Petaluma's separate financial results; you should not assume that Greater Bay, Bank of Santa Clara, Coast Bancorp or Bank of Petaluma would have achieved the pro forma combined results if they had actually been combined during the periods presented.

   Information about the proposed Coast Bancorp and Bank of Petaluma mergers with Greater Bay is set forth in the Summary under "Recent Developments."

   The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of Greater Bay, Bank of Santa Clara, Coast Bancorp and Bank of Petaluma, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. For further explanation about these risks, read the information under "A Warning About Forward-Looking Information" and "Risk Factors--We may not successfully integrate our business operations."

             Unaudited Pro Forma Condensed Combined Balance Sheet

                            As of December 31, 1999
              (In thousands, except per share and share amounts)

                                                        Greater Bay &
                                Bank of                    Bank of
                      Greater    Santa                   Santa Clara   Coast                  Bank of
                        Bay      Clara   Adjustments(1)    Combined   Bancorp  Adjustments(2) Petaluma Adjustments(3)
                     ---------- -------- -------------- ------------- -------- -------------- -------- --------------
Assets
 Cash and due from
 banks.............  $  107,591 $ 11,244    $   --       $  118,835   $ 18,295    $   --      $  9,795    $   --
 Federal funds
 sold..............     200,550      --         --          200,550     15,000        --         3,300        --
 Other short-term
 securities........      30,257      --         --           30,257        --         --           297        --
 Securities
 available-for-
 sale..............     332,133      --         --          332,133    112,764        --        48,840        --
 Securities held-
 to-maturity and
 other.............     163,036   88,017        --          251,053        --         --         6,725        --
 Total loans,
 net...............   1,880,756  212,770        --        2,093,526    204,586        --       118,312        --
 Property,
 premises and
 equipment.........      23,878   10,086        --           33,964      1,994        --         1,640        --
 Interest
 receivable and
 other assets......     107,887    4,817      1,000         113,704     17,369        400        5,790        500
                     ---------- --------    -------      ----------   --------    -------     --------    -------
   Total assets....  $2,846,088 $326,934    $ 1,000      $3,174,022   $370,008    $   400     $194,699    $   500
                     ========== ========    =======      ==========   ========    =======     ========    =======
Liabilities
 Total deposits....  $2,506,386 $293,698    $   --       $2,800,084   $300,613    $   --      $162,190        --
 Other
 borrowings........      69,100      --         --           69,100     31,500        --        16,452        --
 Subordinated
 debt..............         --       --         --              --         --         --           --         --
 Other
 liabilities.......      47,007    1,867      4,400          53,274      4,856      3,800        1,164      3,300
 Trust Preferred
 Securities........      50,000      --         --           50,000        --         --           --         --
                     ---------- --------    -------      ----------   --------    -------     --------    -------
Total liabilities..   2,672,493  295,565      4,400       2,972,458    336,969      3,800      179,806      3,300
                     ---------- --------    -------      ----------   --------    -------     --------    -------
Shareholders'
equity.............     173,595   31,369     (3,400)        201,564     33,039     (3,400)      14,893     (2,800)
                     ---------- --------    -------      ----------   --------    -------     --------    -------
   Total
   liabilities and
   shareholders'
   equity..........  $2,846,088 $326,934    $ 1,000      $3,174,022   $370,008    $   400     $194,699    $   500
                     ========== ========    =======      ==========   ========    =======     ========    =======
                     Greater Bay,
                        Bank of
                     Santa Clara,
                     Coast Bancorp
                       & Bank of
                       Petaluma
                       Combined
                     -------------
Assets
 Cash and due from
 banks.............   $  146,925
 Federal funds
 sold..............      218,850
 Other short-term
 securities........       30,554
 Securities
 available-for-
 sale..............      493,737
 Securities held-
 to-maturity and
 other.............      257,778
 Total loans,
 net...............    2,416,424
 Property,
 premises and
 equipment.........       37,598
 Interest
 receivable and
 other assets......      137,763
                     -------------
   Total assets....   $3,739,629
                     =============
Liabilities
 Total deposits....   $3,262,887
 Other
 borrowings........      117,052
 Subordinated
 debt..............          --
 Other
 liabilities.......       66,394
 Trust Preferred
 Securities........       50,000
                     -------------
Total liabilities..    3,496,333
                     -------------
Shareholders'
equity.............      243,296
                     -------------
   Total
   liabilities and
   shareholders'
   equity..........   $3,739,629
                     =============

                                                            Merger Costs
                                                    ----------------------------
                                                    Greater   Bank of
                                                      Bay   Santa Clara Combined
                                                    ------- ----------- --------
   Financial advisory.............................. $   50    $  500     $  550
   Professional fees...............................    200       250        450
   Printing........................................     50       100        150
   Other...........................................    850     3,450      4,300
                                                    ------    ------     ------
     Total......................................... $1,150    $4,300     $5,450
                                                    ======    ======     ======

----
(1) The table above reflects all nonrecurring Greater Bay and Bank of Santa Clara estimated merger-related costs as of December 31, 1999. The nonrecurring Greater Bay and Bank of Santa Clara estimated merger-related costs are not included on the unaudited pro forma condensed combined statement of operations but are included on the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity, net of a $2.1 million tax benefit. These costs will be charged to expense immediately following the consummation of the merger. These estimated merger-related costs are summarized below, in thousands:

(2) The table above reflects all nonrecurring Greater Bay and Coast Bancorp estimated merger-related costs as of December 31, 1999. The nonrecurring Greater Bay and Coast Bancorp estimated merger-related costs are not included on the unaudited pro forma condensed combined statement of operations but are included on the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity, net of a $2.0 million tax benefit. These costs will be charged to expense immediately following the consummation of the merger. These estimated merger-related costs are summarized below, in thousands:

                                                              Merger Costs
                                                        ------------------------
                                                        Greater  Coast
                                                          Bay   Bancorp Combined
                                                        ------- ------- --------
   Financial advisory.................................. $   50  $1,750   $1,800
   Professional fees...................................    200     200      400
   Printing............................................     50     100      150
   Other...............................................    850   2,200    3,050
                                                        ------  ------   ------
     Total............................................. $1,150  $4,250   $5,400
                                                        ======  ======   ======

(3) The table above reflects all nonrecurring Greater Bay and Bank of Petaluma estimated merger-related costs as of December 31, 1999. The nonrecurring Greater Bay and Bank of Petaluma estimated merger-related costs are not included on the unaudited pro forma condensed combined statement of operations but are included on the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity, net of a $1.7 million tax benefit. These costs will be changed to expense immediately following the consummation of the merger. These estimated merger-related costs are summarized below, in thousands:

                                                             Merger Costs
                                                       -------------------------
                                                       Greater Bank of
                                                         Bay   Petaluma Combined
                                                       ------- -------- --------
   Financial advisory................................. $   50   $  500   $  550
   Professional fees..................................    200      250      450
   Printing...........................................     50      100      150
   Other..............................................    850    2,500    3,350
                                                       ------   ------   ------
     Total............................................ $1,150   $3,350   $4,500
                                                       ======   ======   ======

        Unaudited Pro Forma Condensed Combined Statement of Operations

                     For the Year Ended December 31, 1999
              (In thousands, except per share and share amounts)

                                                           Greater Bay
                                                            & Bank of
                     Greater      Bank of                  Santa Clara    Coast                    Bank of
                       Bay      Santa Clara Adjustments(2)  Combined     Bancorp   Adjustments(3) Petaluma  Adjustments(4)
                   -----------  ----------- -------------- -----------  ---------- -------------- --------- --------------
Interest on
loans............  $   149,883  $   18,384                 $   168,267  $   19,403                $   9,810
Interest on
investment
securities.......       27,675       5,200                      32,875       7,013                    3,746
Other interest
income...........       12,740         591                      13,331         885                      117
                   -----------  ----------     --------    -----------  ----------   ----------   ---------    --------
 Total interest
 income..........      190,298      24,175                     214,473      27,301                   13,673
Interest on
deposits.........       68,049       6,213                      74,262       6,179                    4,404
Other interest
expense..........        8,508         --                        8,508       1,094                      641
                   -----------  ----------     --------    -----------  ----------   ----------   ---------    --------
Net interest
income...........      113,741      17,962                     131,703      20,028                    8,628
Provision for
loan losses......       13,064         675                      13,739         --                       300
                   -----------  ----------     --------    -----------  ----------   ----------   ---------    --------
Net interest
income after
provision for
loan losses......      100,677      17,287                     117,964      20,028                    8,328
Other income.....       33,306       3,808                      37,114       4,670                    1,195
Operating
expenses.........       79,212      14,294                      93,506      13,372                    6,196
                   -----------  ----------     --------    -----------  ----------   ----------   ---------    --------
Income before
provision for
income taxes and
merger and other
related
nonrecurring
costs and
extraordinary
items............       54,771       6,801                      61,572      11,326                    3,327
Provision for
income taxes.....       17,659       2,398                      20,057       4,387                    1,023
                   -----------  ----------     --------    -----------  ----------   ----------   ---------    --------
Income before
merger and other
related
nonrecurring
costs, net of
tax..............       37,112       4,403                      41,515       6,939                    2,304
Merger and other
related
nonrecurring
costs, net of
tax..............       (6,486)        --                       (6,486)        --                       --
                   -----------  ----------     --------    -----------  ----------   ----------   ---------    --------
Income before
extraordinary
items............       30,626       4,403                      35,029       6,939                    2,304
Extraordinary
item.............          (88)        --                          (88)                                 --
                   -----------  ----------     --------    -----------  ----------   ----------   ---------    --------
 Net income......  $    30,538  $    4,403                 $    34,941  $    6,939                $   2,304
                   ===========  ==========     ========    ===========  ==========   ==========   =========    ========
Net income per
share--
basic(1).........  $      2.45  $     1.91                 $      2.41  $     1.45                $    1.61
                   ===========  ==========     ========    ===========  ==========   ==========   =========    ========
Average common
shares
outstanding......   13,310,000   2,310,000     (301,000)    15,319,000   4,792,000   (1,557,000)  1,428,000    (450,000)
                   ===========  ==========     ========    ===========  ==========   ==========   =========    ========
Net income per
share--
diluted(1).......  $      2.30  $     1.86                 $      2.27  $     1.41                $    1.55
                   ===========  ==========     ========    ===========  ==========   ==========   =========    ========
Average common
and common
equivalent shares
outstanding......   14,189,000   2,369,000     (308,000)    16,250,000   4,910,000   (1,596,000)  1,491,000    (470,000)
                   ===========  ==========     ========    ===========  ==========   ==========   =========    ========
                     Greater Bay,
                    Bank of Santa
                     Clara, Coast
                      Bancorp &
                   Bank of Petaluma
                       Combined
                   ----------------
Interest on
loans............    $   197,480
Interest on
investment
securities.......         43,634
Other interest
income...........         14,333
                   ----------------
 Total interest
 income..........        255,447
Interest on
deposits.........         84,845
Other interest
expense..........         10,243
                   ----------------
Net interest
income...........        160,359
Provision for
loan losses......         14,039
                   ----------------
Net interest
income after
provision for
loan losses......        146,320
Other income.....         42,979
Operating
expenses.........        113,074
                   ----------------
Income before
provision for
income taxes and
merger and other
related
nonrecurring
costs and
extraordinary
items............         76,225
Provision for
income taxes.....         25,467
                   ----------------
Income before
merger and other
related
nonrecurring
costs, net of
tax..............         50,758
Merger and other
related
nonrecurring
costs, net of
tax..............         (6,486)
                   ----------------
Income before
extraordinary
items............         44,272
Extraordinary
item.............            (88)
                   ----------------
 Net income......    $    44,184
                   ================
Net income per
share--
basic(1).........    $      2.37
                   ================
Average common
shares
outstanding......     19,532,000
                   ================
Net income per
share--
diluted(1).......    $      2.24
                   ================
Average common
and common
equivalent shares
outstanding......     20,585,000
                   ================

----
(1) Before merger and other related nonrecurring costs and extraordinary items.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bank of Santa Clara weighted average shares adjusted for the assumed conversion ratio of 0.870.
(3) Calculated as the historical Greater Bay weighted average shares plus the historical Coast Bancorp weighted average shares adjusted for the assumed conversion ratio of 0.675.
(4) Calculated as the historical Greater Bay weighted average shares plus the historical Bank of Petaluma weighted average shares adjusted for the assumed conversion ratio of 0.685.

        Unaudited Pro Forma Condensed Combined Statement of Operations

                     For the Year Ended December 31, 1998
              (In thousands, except per share and share amounts)

                                                           Greater Bay
                                                            & Bank of
                                  Bank of                  Santa Clara    Coast                    Bank of
                   Greater Bay  Santa Clara Adjustments(2)  Combined     Bancorp   Adjustments(3)  Petaluma  Adjustments(4)
                   -----------  ----------- -------------- -----------  ---------- -------------- ---------- --------------
Interest on
loans............  $   111,361  $   18,145                 $   129,506  $   16,891                $    9,145
Interest on
investment
securities.......       22,740       3,836                      26,576       5,848                     3,426
Other interest
income...........       11,805         456                      12,261       1,388                       173
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
 Total interest
 income..........      145,906      22,437                     168,343      24,127                    12,744
Interest on
deposits.........       50,563       6,247                      56,810       5,589                     4,373
Other interest
expense..........        8,255         --                        8,255       1,174                       564
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
Net interest
income...........       87,088      16,190                     103,278      17,364                     7,807
Provision for
loan losses......        7,159         600                       7,759         300                       220
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
Net interest
income after
provision for
loan losses......       79,929      15,590                      95,519      17,064                     7,587
Other income.....       11,370       3,398                      14,768       5,987                     1,186
Operating
expenses.........       56,405      13,014                      69,419      12,482                     5,645
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
Income before
provision for
income taxes and
merger and other
related
nonrecurring
costs and
extraordinary
items............       34,894       5,974                      40,868      10,569                     3,128
Provision for
income taxes.....       11,666       2,018                      13,684       4,408                     1,012
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
Income before
merger and other
related
nonrecurring
costs, net of
tax..............       23,228       3,956                      27,184       6,161                     2,116
Merger and other
related
nonrecurring
costs, net of
tax..............       (1,674)        --                       (1,674)        --                        --
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
 Net income......  $    21,554  $    3,956                 $    25,510  $    6,161                $    2,116
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
Net income per
share--basic(1)..  $      1.75  $     1.73                 $      1.78  $     1.28                $     1.54
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
Average common
shares
outstanding......   13,091,000   2,284,000     (297,000)    15,078,000   4,803,000   (1,561,000)   1,370,000    (432,000)
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
Net income per
share--
diluted(1).......  $      1.63  $     1.69                 $      1.67  $     1.25                $     1.45
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
Average common
and common
equivalent shares
outstanding......   14,047,000   2,336,000     (304,000)    16,079,000   4,936,000   (1,604,000)   1,464,000    (461,000)
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
                     Greater Bay,
                       Bank of
                     Santa Clara,
                   Coast Bancorp &
                   Bank of Petaluma
                       Combined
                   ----------------
Interest on
loans............    $   155,542
Interest on
investment
securities.......         35,850
Other interest
income...........         13,822
                   ----------------
 Total interest
 income..........        205,214
Interest on
deposits.........         66,772
Other interest
expense..........          9,993
                   ----------------
Net interest
income...........        128,449
Provision for
loan losses......          8,279
                   ----------------
Net interest
income after
provision for
loan losses......        120,170
Other income.....         21,941
Operating
expenses.........         87,546
                   ----------------
Income before
provision for
income taxes and
merger and other
related
nonrecurring
costs and
extraordinary
items............         54,565
Provision for
income taxes.....         19,104
                   ----------------
Income before
merger and other
related
nonrecurring
costs, net of
tax..............         35,461
Merger and other
related
nonrecurring
costs, net of
tax..............         (1,674)
                   ----------------
 Net income......    $    33,787
                   ================
Net income per
share--basic(1)..    $      1.82
                   ================
Average common
shares
outstanding......     19,258,000
                   ================
Net income per
share--
diluted(1).......    $      1.72
                   ================
Average common
and common
equivalent shares
outstanding......     20,414,000
                   ================

----
(1) Before merger and other related nonrecurring costs and extraordinary items
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bank of Santa Clara weighted average shares adjusted for the assumed conversion ratio of 0.870.
(3) Calculated as the historical Greater Bay weighted average shares plus the historical Coast Bancorp weighted average shares adjusted for the assumed conversion ratio of 0.675.
(4) Calculated as the historical Greater Bay weighted average shares plus the historical Bank of Petaluma weighted average shares adjusted for the assumed conversion ratio of 0.685.

        Unaudited Pro Forma Condensed Combined Statement of Operations

                     For the Year Ended December 31, 1997
              (In thousands, except per share and share amounts)

                                                           Greater Bay
                                                            & Bank of
                     Greater      Bank of                  Santa Clara    Coast                    Bank of
                       Bay      Santa Clara Adjustments(2)  Combined     Bancorp   Adjustments(3)  Petaluma  Adjustments(4)
                   -----------  ----------- -------------- -----------  ---------- -------------- ---------- --------------
Interest on
loans............  $    91,138  $   16,463                 $   107,601  $   14,514                $    7,696
Interest on
investment
securities.......       12,028       3,953                      15,981       5,052                     3,019
Other interest
income...........       10,292         306                      10,598       1,244                        77
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
 Total interest
 income..........      113,458      20,722                     134,180      20,810                    10,792
Interest on
deposits.........       38,981       5,909                      44,890       4,116                     3,681
Other interest
expense..........        3,544         --                        3,544       1,511                       567
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
Net interest
income...........       70,933      14,813                      85,746      15,183                     6,544
Provision for
loan losses......        7,541         800                       8,341         450                       340
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
Net interest
income after
provision for
loan losses......       63,392      14,013                      77,405      14,733                     6,204
Other income.....       10,377       2,988                      13,365       4,929                     1,047
Operating
expenses.........       46,490      12,019                      56,509      11,006                     5,049
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
Income before
provision for
income taxes and
merger and other
related
nonrecurring
costs and
extraordinary
items............       27,279       4,982                      32,261       8,656                     2,202
Provision for
income taxes.....        9,798       1,618                      11,416       3,501                       726
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
Income before
merger and other
related
nonrecurring
costs, net of
tax..............       17,481       3,364                      20,845       5,155                     1,476
Merger and other
related
nonrecurring
costs, net of
tax..............       (2,282)        --                       (2,282)        --                        --
                   -----------  ----------     --------    -----------  ----------   ----------   ----------    --------
 Net income......  $    15,199  $    3,364                 $    18,563  $    5,155                $    1,476
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
Net income per
share--
basic(1).........  $      1.30  $     1.48                 $      1.36  $     1.06                $     1.14
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
Average common
shares
outstanding......   12,252,000   2,276,000     (296,000)    14,232,000   4,853,000   (1,577,000)   1,296,000    (408,000)
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
Net income per
share--
diluted(1).......  $      1.23  $     1.45                 $      1.29  $     1.05                $     1.06
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
Average common
and common
equivalent shares
outstanding......   13,028,000   2,321,000     (301,000)    15,048,000   4,931,000   (1,603,000)   1,393,000    (439,000)
                   ===========  ==========     ========    ===========  ==========   ==========   ==========    ========
                     Greater Bay,
                     Bank of Santa
                        Clara,
                    Coast Bancorp &
                    Bank of Petaluma
                       Combined
                   -----------------
Interest on
loans............     $   129,811
Interest on
investment
securities.......          24,052
Other interest
income...........          11,919
                   -----------------
 Total interest
 income..........         165,782
Interest on
deposits.........          52,687
Other interest
expense..........           5,622
                   -----------------
Net interest
income...........         107,473
Provision for
loan losses......           9,131
                   -----------------
Net interest
income after
provision for
loan losses......          98,342
Other income.....          19,341
Operating
expenses.........          74,564
                   -----------------
Income before
provision for
income taxes and
merger and other
related
nonrecurring
costs and
extraordinary
items............          43,119
Provision for
income taxes.....          15,643
                   -----------------
Income before
merger and other
related
nonrecurring
costs, net of
tax..............          27,476
Merger and other
related
nonrecurring
costs, net of
tax..............          (2,282)
                   -----------------
 Net income......     $    25,194
                   =================
Net income per
share--
basic(1).........     $      1.41
                   =================
Average common
shares
outstanding......      18,396,000
                   =================
Net income per
share--
diluted(1).......     $      1.34
                   =================
Average common
and common
equivalent shares
outstanding......      19,330,000
                   =================

----
(1) Before merger and other related nonrecurring costs and extraordinary items.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Bank of Santa Clara weighted average shares adjusted for the assumed conversion ratio of 0.870.
(3) Calculated as the historical Greater Bay weighted average shares plus the historical Coast Bancorp weighted average shares adjusted for the assumed conversion ratio of 0.675.
(4) Calculated as the historical Greater Bay weighted average shares plus the historical Bank of Petaluma weighted average shares adjusted for the assumed conversion ratio of 0.685.

                   MANAGEMENT OF GREATER BAY AFTER THE MERGER

   After completion of the merger,       (age   ), a director of Bank of Santa
Clara, will be appointed to the Board of Directors of Greater Bay. Mr.      has
served as a director of Bank of Santa Clara since 19 . [5 year biography] As a
director of Bank of Santa Clara, Mr.      received $12,000 in director fees for
1999.

   Information concerning the directors and executive officers of Greater Bay is contained in Greater Bay's Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this document.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of Bank of Santa Clara common stock as of March 31, 2000 by: (i) each person known by Bank of Santa Clara to beneficially own more than 5% of the outstanding shares of Bank of Santa Clara, (ii) each of its directors, (iii) each of its executive officers; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person or entity named below has an address c/o Bank of Santa Clara's principal executive offices and has sole voting and investment power with respect to all shares of Bank of Santa Clara common stock shown as beneficially owned by such person or entity, except to the extent authority is shared by spouses under applicable law.

                                            Shares Beneficially Owned(1)
                                            ----------------------------------
                                                Number              Percent
                                              of Shares            of Class
                                            ---------------      -------------
      Louis F. Boitano....................            15,011(2)            0.61%
      A. Stanley Chinchen.................            60,142(3)            2.46
      Gerald R. Graham....................            22,878(4)            0.93
      Robert K. Gustke....................            41,882(5)            1.71
      Gary L. Hong........................            21,303(6)            0.87
      Louis J. Mariani....................             9,404(7)            0.38
      Ronald D. Reinartz..................            89,607(8)            3.66
      Lawrence S. Santa Maria.............            29,968(9)            1.22
      William Scilacci....................            31,085(10)           1.27
      Donald R. Von Raesfeld..............            38,077(11)           1.56
      Thaddeus J. Whalen, Jr..............            29,417(12)           1.20
      Lester B. Workman...................            74,707(13)           3.05
      James C. Audibert...................            21,398(14)           0.87
      Eugene Maxwell......................            21,276(15)           0.87
      Judith J. Reinartz..................            89,607(8)            0.34
                                             ---------------      -------------
      All directors and executive officers
       of Bank of Santa Clara
       as a group (15 persons)............           514,423(16)          21.01%

--------
 (1) This table is based upon information supplied by officers, directors and principal shareholders. Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person, subject to community property laws where applicable.
 (2) Includes 6,021 shares subject to options exercisable within 60 days of March 31, 2000.
 (3) Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
 (4) Does not include 17,199 shares held by his wife, to which Mr. Graham disclaims beneficial ownership. Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
 (5) Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
 (6) Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
 (7) Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
 (8) Ronald D. Reinartz and Judith J. Reinartz, husband and wife, jointly own 81,339 shares as co-trustees of their revocable trust and share voting and investment power over these shares. Includes, for Mr. Reinartz, 8,268 shares subject to options exercisable within 60 days of March 31, 2000, and, for Mrs. Reinartz, 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
 (9) Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
(10) Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
(11) Includes 6,302 shares held in the name of DCK Enterprises over which Mr. Von Raesfeld has sole voting and investment power and 8,268 shares subject to options exercisable within 60 days of March 31, 2000.

(12) Does not include 6,302 shares held by his wife and 11,358 shares held by Dr. Whalen as Trustee under the trust established by the will of his father for the benefit of his mother, both holdings to which Dr. Whalen disclaims beneficial ownership. Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
(13) Does not include 32,963 shares held by his wife to which Mr. Workman disclaims beneficial ownership. Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
(14) Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
(15) Includes 8,268 shares subject to options exercisable within 60 days of March 31, 2000.
(16) Includes 121,773 shares subject to options exercisable within 60 days of March 31, 2000.

                                    EXPERTS

   The consolidated balance sheets as of December 31, 1999 and 1998 of Greater Bay and the consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999, included in Greater Bay's Current Report on Form 8-K filed with the SEC on February 1, 2000, incorporated by reference in this proxy statement/prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The balance sheets as of December 31, 1999 and 1998 of Bank of Santa Clara and the statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999 attached to this document have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report, which is included herein. These statements have been included in reliance upon the report of Grant Thornton LLP given upon their authority as experts in accounting and auditing.

   Representatives of Grant Thornton LLP are expected to be present at the special meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

   The validity of the shares of Greater Bay common stock to be issued pursuant to the terms of the merger agreement will be passed upon for Greater Bay by Linda M. Iannone, Senior Vice President and General Counsel of Greater Bay. As of the date of this document, Ms. Iannone owned 376 shares of Greater Bay common stock and held options to purchase 23,900 shares of Greater Bay common stock. Certain legal matters in connection with the federal income tax consequences of the merger will be passed upon for Greater Bay by Manatt, Phelps & Phillips, LLP, Los Angeles, California.

                      WHERE YOU CAN FIND MORE INFORMATION

   Greater Bay files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Bank of Santa Clara files similar reports with the FDIC.

   You may read and copy any reports, statements or other information that Greater Bay files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Greater Bay's public submissions are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http:// www.sec.gov."

   You may read and copy any reports, statements or other information that Bank of Santa Clara files at the FDIC's public reference room in Washington D.C. Please call the FDIC at (202) 393-8400 for further information on the public reference room. Bank of Santa Clara public filings are also available by calling Judith J. Reinartz, Corporate Secretary, at (408) 987-9426.

   Greater Bay has filed a registration statement to register with the SEC the shares of Greater Bay common stock to be issued to Bank of Santa Clara shareholders in the merger. This document is a part of the registration statement and constitutes a prospectus of Greater Bay and a proxy statement of Bank of Santa Clara for its special meeting.

   As allowed by SEC rules, this document does not contain all the information that shareholders can find in the registration statement or the exhibits to the registration statement.

   The SEC allows Greater Bay and Bank of Santa Clara to "incorporate by reference" information into this document, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that Greater Bay and Bank of Santa Clara previously filed with the SEC or the FDIC, respectively. These documents contain important business information about Greater Bay and Bank of Santa Clara and their respective financial condition that is not included or delivered with this document.

   Each of the documents previously filed by Bank of Santa Clara with the FDIC that is incorporated by reference is included as an Annex to this proxy statement/prospectus or as an exhibit to the registration statement. This proxy statement/prospectus is accompanied by a copy of Bank of Santa Clara's Annual Report on Form 10-K for the year ended December 31, 1999 which is attached hereto as Annex D.

                                                               Period
                                                               ------
Greater Bay Commission Filings (File No. 0-
 25034)

Annual Report on Form 10-K, except for Part II,
 Items 6, 7, 7A and 8 .......................... Year ended December 31, 1999

Current Reports on Form 8-K..................... February 1, 2000, February 3, 2000,
                                                 February 4, 2000, March 22, 2000,
                                                 March 24, 2000, March 31, 2000,
                                                 April 6, 2000 and April 20, 2000
                                                               Period
                                                               ------
Bank of Santa Clara FDIC Filings

Annual Report on Form 10-K...................... Year ended December 31, 1999

Current Report on Form 8-K...................... February 10, 2000

   All documents which Greater Bay files with the SEC between the date of this proxy statement/prospectus and the date of the special shareholders' meeting are incorporated into this proxy statement/prospectus by reference and made a part of this document from the date of the filing of such documents. These additional documents include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

   Greater Bay has supplied all information contained or incorporated by reference in this document relating to Greater Bay, and Bank of Santa Clara has supplied all such information relating to Bank of Santa Clara.

   Shareholders may obtain documents incorporated by reference through Greater Bay or Bank of Santa Clara or, with respect to Greater Bay, through the SEC or the SEC's Internet World Wide Web site described above, or with respect to Bank of Santa Clara, the FDIC. Documents incorporated by reference are available without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following:

   GREATER BAY BANCORP          BANK OF SANTA CLARA
   2860 W. Bayshore Road        1995 El Camino Real
   Palo Alto, California 94303  Santa Clara, California 95050
   Telephone: (650) 614-5733    Telephone: (408) 987-9426
   Attention: Carleen Maniglia  Attention: Judith J. Reinartz

   If you would like to request documents, please do so at least five business
days before the date of the Bank of Santa Clara special meeting (by      ,
2000) in order to receive timely delivery of such documents before the meeting.

   You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. Greater Bay and Bank of Santa Clara have not authorized anyone to provide you with information that is different from what is contained in this document. This document is
dated      , 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Greater Bay common stock in the merger creates any implication to the contrary.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

   Greater Bay Bancorp and Bank of Santa Clara have each made forward-looking statements in this document and in certain documents that we refer to in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of Greater Bay and/or Bank of Santa Clara set forth under "Questions and Answers About the Merger," "Summary," "The Merger--Background of and Reasons for the Merger," "The Merger--Opinion of Bank of Santa Clara's Financial Advisor," and "Unaudited Pro Forma Condensed Combined Financial Information," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

   In particular, we have made statements in this document regarding expected cost savings from the merger, the anticipated accretive effect of the merger and Greater Bay's anticipated performance in future periods. With respect to estimated cost savings, Greater Bay has made assumptions regarding the extent of operational overlap between Greater Bay and Bank of Santa Clara, the amount of general and administrative expense consolidation, costs relating to converting Bank of Santa Clara's bank operations and data processing to Greater Bay's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting policies and the costs related to the merger. The realization of the expected cost savings are subject to the risk that the foregoing assumptions are inaccurate.

   Moreover, any statements in this document regarding the anticipated accretive effect of the merger and Greater Bay's anticipated performance in future periods are subject to risks relating to the following:

  . expected cost savings from the merger may not be fully realized or realized within the expected time-frame;

  . revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected;

  . competitive pressures among depository and other financial institutions may increase significantly;

  . costs of difficulties related to the integration of the businesses of Greater Bay and Bank of Santa Clara may be greater than expected;

  . changes in the interest rate environment may reduce margins;

  . general economic or business conditions, either nationally or in California, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

  . legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Greater Bay and Bank of Santa Clara are engaged;

  . changes may occur in the securities markets; and

  . competitors of Greater Bay and Bank of Santa Clara may have greater financial resources to develop products that enable such competitors to compete more successfully than Greater Bay and Bank of Santa Clara.

   Management of Greater Bay believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Greater Bay following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Greater Bay's and Bank of Santa Clara's ability to control or predict. For those statements, Greater Bay and Bank of Santa Clara claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                                                         ANNEX A
                      Agreement and Plan of Reorganization
                                  by and among
         Greater Bay Bancorp, GBB Merger Corp. and Bank of Santa Clara

                                January 26, 2000

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                             GREATER BAY BANCORP,

                               GBB MERGER CORP.

                                      AND

                              BANK OF SANTA CLARA






                               January 26, 2000

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 26th day of January, 2000, by and among GREATER BAY BANCORP, a California corporation ("GBB"), GBB Merger Corp., a California corporation and wholly owned subsidiary of GBB ("Newco") and Bank of Santa Clara, a California corporation ("BSC").

     WHEREAS, the Boards of Directors of GBB, Newco and BSC deem advisable and in the best interests of their respective shareholders the merger of BSC with and into Newco (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (BSC, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     WHEREAS, the Boards of Directors of GBB, Newco and BSC have approved the Merger pursuant to this Agreement and the Agreement of Merger by and between Newco and BSC (the "Agreement of Merger"), in substantially the form of Exhibit A attached hereto, pursuant to which Newco will merge with and into BSC and each outstanding share of BSC common stock, no par value ("BSC Stock"), excluding any BSC Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                   ARTICLE

                                  DEFINITIONS
                                  -----------

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

     "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

     "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

     "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

     "Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger (as defined herein).

     "BAB" means Bay Area Bank, a California state chartered bank and wholly owned subsidiary of GBB.

     "BBC" means Bay Bank of Commerce, a California state chartered bank and wholly owned subsidiary of GBB.

     "Banks" means BAB, BBC, CNB, GGB, MPB and PBC.

     "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "BSC 401(k) Plan" means the BSC Profit Sharing and Salary Deferral 401(k) Plan.

     "BSC Conflicts and Consents List" has the meaning set forth in Section 4.6.

     "BSC Contract List" has the meaning set forth in Section 4.16.

     "BSC Derivatives List" has the meaning set forth in Section 4.32.

     "BSC Dissenting Shares" means any shares of BSC Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "BSC Employee Plan List" has the meaning set forth in Section 4.20.

     "BSC Environmental Compliance List" has the meaning set forth in Section 4.12(b).

     "BSC Filings" has the meaning set forth in Section 4.5.

     "BSC Filings List" has the meaning set forth in Section 4.5.

     "BSC Fully Diluted Book Value" means the total stockholders' equity of BSC as reflected on the consolidated financial statements to be provided by BSC to GBB pursuant to Section 11.14, as adjusted (a) to eliminate all amounts paid in connection with the exercise of any BSC Stock Options (as defined herein) since September 30, 1999, (b) to eliminate any amount related to accumulated other comprehensive income and including instead on such financial statements the amount of BSC's consolidated accumulated other comprehensive income as of September 30, 1999, (c) to deduct any dividends to be paid pursuant to Section 6.1(b) hereof after the date of such financial statements and (d) to eliminate amounts paid or accrued for Merger-related expenses, including but not limited to, legal, accounting and financial advisory fees.

     "BSC Indemnification List" has the meaning set forth in Section 4.30.

     "BSC Insurance List" has the meaning set forth in Section 4.7.

     "BSC Intellectual Property List" has the set forth in Section 4.35.

     "BSC Investment Securities List" has the meaning set forth in Section 4.26.

     "BSC List" means any list required to be furnished by BSC to GBB herewith.

     "BSC Litigation List" has the meaning set forth in Section 4.10.

     "BSC Loan List" has the meaning set forth in Section 4.25.

     "BSC Offices List" has the meaning set forth in Section 4.23.

     "BSC Operating Losses List" has the meaning set forth in Section 4.24.

     "BSC Perfected Dissenting Shares" means BSC Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as BSC Dissenting Shares.

     "BSC Personal Property List" has the meaning set forth in Section 4.8.

     "BSC Real Property List" has the meaning set forth in Section 4.9.

     "BSC Shareholders' Meeting" means the meeting of BSC's shareholders referred to in Section 6.6.

     "BSC Stock" has the meaning set forth in the second recital of this Agreement.

     "BSC Stock Option" means any option issued pursuant to the BSC Stock Option Plan.

     "BSC Stock Option Plan" means the BSC 1997 Stock Option Plan.

     "BSC Supplied Information" has the meaning set forth in Section 4.34.

     "BSC Tax List" has the meaning set forth in Section 4.11.

     "BSC Undisclosed Liabilities List" has the meaning set forth in Section
4.19.

     "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

     "Certificates" has the meaning set forth in Section 2.5(b).

     "CFC" means the California Financial Code.

     "CGCL" has the meaning set forth in the first recital of this Agreement.

     "Classified Credits" has the meaning set forth in Section 6.7.

     "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 400 Emerson Street, Palo Alto, California, or at such other place as the parties may agree upon.

     "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of BSC, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law, (iv) the expiration of the 30 day period following the mailing by BSC to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to
Section 1301 of the CGCL, or such other date as the parties may agree upon. Notwithstanding the foregoing, if in the good faith judgment of GBB the Closing would (a) interfere with or affect any financing, acquisition or other significant transaction being contemplated by GBB, whether or not a final determination has been made to undertake such transaction, or (b) GBB has a bona fide business purpose for delaying the Closing, GBB will have the right to delay the Closing for a period of not more than 90 Business Days from the date which would otherwise be the Closing Date as determined by the first sentence of this paragraph, except that in no event shall the Closing Date occur after August 31, 2000, unless the parties hereto shall otherwise mutually agree.

     "CNB" means Cupertino National Bank, a national banking association and wholly owned subsidiary of GBB.

     "Code" has the meaning set forth in the fourth recital of this Agreement.

     "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

     "Competing Transaction" has the meaning set forth in Section 6.1(n).

     "Conversion Ratio" has the meaning set forth in Section 2.2(a).

     "Covered Person" has the meaning set forth in Section 4.30.

     "DFI" means the Department of Financial Institutions of the State of California.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

     "Employee Plans" has the meaning set forth in Section 4.20(a).

     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.12(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliates" has the meaning set forth in Section 4.20(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Norwest Bank Minnesota, N.A.

     "Exchange Fund" has the meaning set forth in Section 2.5(a) hereof.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Statements of BSC" means the audited financial statements of BSC consisting of the consolidated balance sheets as of December 31, 1996, 1997 and 1998, the related statements of income, stockholders' equity and cash flows for the years then ended and related notes thereto and related opinions thereon for the years then ended and BSC's unaudited consolidated balance sheet and consolidated statement of income and cash flows as of and for the nine month period ended September 30, 1999.

     "Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated balance sheets as of December 31, 1996, 1997 and 1998, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and GBB's unaudited consolidated balance sheets and consolidated statement of operations and cash flows as of and for the ninth month period ended September 30, 1999.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "FSVK Agreement" means the letter agreement between BSC and First Security Van Kasper dated September 24, 1999.

     "GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

     "GBB Acquisition Transaction" has the meaning set forth in Section
2.2(a)(v).

     "GBB Conflicts and Consents List" has the meaning set forth in Section 5.5.

     "GBB Filings" has the meaning set forth in Section 5.4.

     "GBB Stock" has the meaning set forth in the second recital of this Agreement.

     "GBB Stock Option Plan" means the Greater Bay Bancorp 1996 Stock Option Plan, as amended.

     "GBB Subsidiaries" means Newco, the Banks, Pacific Business Funding Corporation and Peninsula Real Estate Corporation.

     "GBB Supplied Information" has the meaning set forth in Section 5.14.

     "GGB" means Golden Gate Bank, a California state chartered bank and wholly owned subsidiary of GBB.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

     "Grant Thornton" means Grant Thornton, BSC's independent public accountants.

     "Hazardous Materials" has the meaning set forth in Section 4.12(b).

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

     "IRS" means the Internal Revenue Service.

     "MPB" means Mid-Peninsula Bank, a California state chartered bank and wholly-owned subsidiary of GBB.

     "Operating Loss" has the meaning set forth in Section 4.24.

     "PBC" means Peninsula Bank of Commerce, a California state chartered bank and wholly owned subsidiary of GBB.

     "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

     "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the BSC Shareholders' Meeting and to offer and sell the shares of GBB Stock to be issued in connection with the Merger.

     "PwC" means PricewaterhouseCoopers LLP, GBB's independent public accountants.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of GBB Stock to be issued in the Merger under the Securities Act and to clear use of the Proxy Statement and Prospectus in connection with the BSC Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

     "Scheduled Contracts" has the meaning set forth in Section 4.16.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

     "Tanks" has the meaning set forth in Section 4.12(b).

     "Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

     "Top Up Option" means, in the event that the Average Closing Price is less than $36.3600, the right of GBB to elect to issue that number of shares of GBB Stock equal to the quotient obtained by dividing $32.7240 by the Average Closing Price.

     "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                   ARTICLE 2.

                                TERMS OF MERGER
                                ---------------

     2.1. Effect of Merger and Surviving Corporation. At the Effective Time of the Merger, Newco will be merged with and into BSC pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Newco and BSC shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of Newco and BSC, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of Newco and BSC and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either Newco or BSC shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Newco and BSC shall be preserved unimpaired and all debts, liabilities and duties of Newco and BSC shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2. Stock of BSC. Subject to Section 2.4, each share of BSC Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of BSC or the holders of such shares, be treated on the basis set forth herein.

          (a) Conversion of BSC Stock. At the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of BSC Stock excluding any BSC Perfected Dissenting Shares shall, without any further action on the part of BSC or the holders of any such shares, be automatically canceled and cease to be an issued and outstanding share of BSC Stock and be converted into shares of GBB Stock (the "Conversion Ratio") as follows:

          (i) If the Average Closing Price is greater than or equal to $38.3875 or less than or equal to $44.6125, 0.8700 shares of GBB Stock;

          (ii) If the Average Closing Price is greater than $44.6125, a number of shares of GBB Stock equal to the quotient obtained by dividing (x) $38.8129 plus the product of .3333 times the difference between the Average Closing Price and $44.6125, by (y) the Average Closing Price; or

          (iii) If the Average Closing Price is less than $38.3875 or greater than or equal to $36.3600, a number of shares of GBB Stock equal to the quotient obtained by dividing (x) $33.3971 less the product of .3333 times the difference between $38.3875 and the Average Closing Price, by (y) the Average Closing Price; or

          (iv) If the Average Closing Price is less than $36.3600, 0.9000 shares of GBB Stock; provided, however, if the Average Closing Price is less than $36.3600, BSC may give written notice to GBB within one Business Day of the calculation of the Average Closing Price of its intention to terminate the Agreement pursuant to Section 13.1(l), unless GBB elects, by written notice to BSC within one Business Day from the date of receipt of written notice from BSC of its intention to terminate the Agreement, to exercise the Top Up Option, in which case the Conversion Ratio will equal that number of shares of GBB Stock equal to the quotient obtained by dividing $32.7240 by the Average Closing Price.

          (v) In the event that, prior to the Closing Date, GBB publicly announces the signing of a definitive agreement with a third party with respect to a business combination, tender offer or similar transaction which if consummated would result in the GBB shareholders as of the date of such announcement owning less than 51% of the outstanding shares of common stock of the surviving corporation, the price to be paid to GBB shareholders in such transaction would exceed $44.6125 and such transaction is not terminated or abandoned prior to the Closing Date (a "GBB Acquisition Transaction"), the Conversion Ratio shall be 0.8700 shares of GBB Stock. If such GBB Acquisition Transaction is terminated or abandoned during the period for determining the Average Closing Price, GBB can elect to either set the Conversion Ratio at
0.8700 shares of GBB Stock or unilaterally delay the Closing Date to a date which is 25 trading days after the date of the public announcement of the termination or abandonment of such GBB Acquisition Transaction. To preserve the rights of holders of shares of BSC Stock pursuant to this Section 2.2(a)(v), GBB and BSC agree to coordinate the closing of any GBB Acquisition Transaction with the Closing and to cooperate with such third party in otherwise accomplishing the purpose hereof.

          (b) BSC Perfected Dissenting Shares. BSC Perfected Dissenting Shares shall not be converted into shares of GBB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of BSC Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

          (c) Dividends, Etc. If, prior to the Effective Time of the Merger, GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

     2.3. Effect on GBB Stock. At the Effective Time of the Merger, each outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger.

     2.4. Fractional Shares. No fractional shares of GBB Stock shall be issued in the Merger. In lieu thereof, each holder of BSC Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest cent) obtained by multiplying (a) the closing price of GBB Stock reported on the Nasdaq National Market System on the Business Day immediately preceding the Closing Date times
(b) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     2.5  Exchange Procedures.

          (a) As of the Effective Time of the Merger, GBB shall have deposited with the Exchange Agent for the benefit of the holders of shares of BSC Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to Section
2.2 in exchange for shares of BSC Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section
2.4 of this Agreement (collectively, the "Exchange Fund").

          (b) GBB shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of BSC Stock (the "Certificates") whose shares were converted into the right to receive shares of GBB Stock pursuant to Section
2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GBB and BSC may reasonably specify), and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GBB Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GBB, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of GBB Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing BSC Stock, the transfer of ownership of which is not registered in the transfer records of BSC, a certificate representing the proper number of shares of GBB Stock may be issued to a transferee if the Certificate representing such BSC Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of GBB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of BSC should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to GBB and shall be entitled to receive the certificate representing the proper number of shares of GBB Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and 2.4 hereof.

          (c) No dividends or other distributions declared or made with respect to GBB Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GBB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of GBB Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of GBB Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of GBB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of GBB Stock.

          (d) All shares of GBB Stock issued upon the surrender for exchange of BSC Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BSC Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of BSC Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

          (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of BSC following the passage of six months after the Effective Time of the Merger shall be delivered to GBB, upon demand, and any shareholders of BSC who have not theretofore complied with this Section 2.5 shall thereafter look only to GBB for payment of their claim for GBB Stock, any cash in lieu of fractional shares of GBB Stock and any dividends or distributions with respect to GBB Stock.

          (f) Neither GBB, Newco nor BSC shall be liable to any holder of shares of BSC Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

          (h) Certificates surrendered for exchange by any Person constituting an "Affiliate" of BSC for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of GBB Stock until GBB has received a written agreement from such person as provided in Section 6.9.

     2.6. Directors of Surviving Corporation. Immediately after the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of BSC immediately prior to the Effective Time of the Merger and John Gatto, or such other person designated by GBB and reasonably acceptable to BSC. Immediately after the Effective Time of the Merger, the Board of Directors of GBB shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger and one member of BSC's Board of Directors designated by BSC and reasonably acceptable to GBB. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. During the six month period following the Effective Time of the Merger, the BSC Board of Directors shall continue to meet on a monthly basis and receive its current director fees of $1,000 per month. Commencing with the first calendar quarter after such six month period, the BSC Board of Directors will meet on a quarterly basis and the BSC director fees will be revised to equal the amount of director fees paid to members of the Boards of Directors of the Banks.

     2.7 Executive Officers of Surviving Corporation. Immediately after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of BSC immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

                                   ARTICLE 3.

                                  THE CLOSING
                                  -----------

     3.1. Closing Date.  The Closing shall take place on the Closing Date.

     3.2. Execution of Agreements. As soon as practicable after execution of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

     3.3 Further Assurances. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                  ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF BSC
                     -------------------------------------

          BSC represents and warrants to GBB as follows:

     4.1. Incorporation, Standing and Power.

          (a) BSC is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California and is authorized by the DFI to conduct a general banking business. BSC's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. BSC has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of BSC nor the location of any of its properties requires that BSC be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BSC on a consolidated basis. BSC has delivered to GBB true and correct copies of its Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof.

          (b) BSC Development Corporation is a California corporation duly organized, validly existing and in good standing under the laws of the State of California. BSC Development Corporation has no assets and conducts no operations. BSC Development Corporation has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of BSC Development Corporation nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California. BSC has delivered to GBB true and correct copies of the Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof of BSC Development Corporation.

     4.2. Capitalization.

          (a) As of the date of this Agreement, the authorized capital stock of BSC consists of 20,000,000 shares of BSC Stock, of which 2,326,693 shares are outstanding as of January 25, 2000. All of the outstanding shares of BSC Stock are duly authorized, validly issued, fully paid and nonassessable. Except for BSC Options covering 311,082 shares of BSC Stock granted pursuant to the BSC Stock Option Plan, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of BSC Stock nor any securities convertible into such stock, and BSC is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. BSC has furnished GBB a list (the "BSC Option List") setting forth the name of each holder of a BSC Option, the number of shares of BSC Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such option.

          (b) As of the date of this Agreement, the authorized capital stock of BSC Development Corporation consists of 1,000 shares of common stock, none of which is outstanding. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such stock nor any securities convertible into such stock, and BSC Development Corporation is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock.

     4.3. Subsidiaries.   Except for BSC Development Corporation, BSC does not
own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person. In addition, BSC sponsors the Bank of Santa Clara Foundation, a California non-profit public benefit corporation.

     4.4. Financial Statements. BSC has previously furnished to GBB a copy of the Financial Statements of BSC. The Financial Statements of BSC: (a) present fairly the consolidated financial condition of BSC as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of BSC.

     4.5. Reports and Filings.  Except as set forth in a list (the "BSC
Filings List"), since January 1, 1996, BSC has filed all reports, returns, registrations and statements (collectively, "BSC Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the DFI, (d) the SEC and (e) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BSC on a consolidated basis.
No administrative actions have been taken or orders issued in connection with such BSC Filings. As of their respective dates, each of such BSC Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such BSC Filings fairly presented the financial position of BSC on a consolidated basis, and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. BSC has furnished or made available to GBB true and correct copies of all BSC Filings filed by BSC since January 1, 1996.

     4.6. Authority of BSC. The execution and delivery by BSC of this Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of BSC of this

Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of BSC. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of BSC enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by BSC to GBB (the "BSC Conflicts and Consents List"), neither the execution and delivery by BSC of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by BSC with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which BSC is a party, or by which BSC any of its properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of BSC; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BSC or any of its properties or assets. Except as set forth in the BSC Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of BSC, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by BSC of this Agreement and the Agreement of Merger or the consummation by BSC of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of BSC;
(ii) such approvals as may be required by the FRB, the FDIC and the DFI; (iii) the filing of the Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing of the Agreement of Merger with the Secretary of State.

     4.7. Insurance. BSC has policies of insurance and bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by BSC to GBB (the "BSC Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the BSC Insurance List, BSC is not in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the BSC Insurance List is a list of all policies of insurance carried and owned by BSC showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to GBB a copy of each such policy of insurance.

     4.8. Personal Property. BSC has good and marketable title to all its properties and assets, other than real property, owned or stated to be owned by BSC, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of BSC; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of BSC; or (e) as set forth in a list furnished by BSC to GBB (the "BSC Personal Property List.")

     4.9. Real Estate. BSC has furnished GBB a list of real property, including leaseholds and all other interests in real property (other than security interests), owned by BSC (the "BSC Real Property List"). Except as set forth on the BSC Real Property List, BSC has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the BSC Real Property List. BSC has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the BSC Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the BSC Real Property List. BSC has furnished GBB with true and correct copies of all leases included in the BSC Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the BSC Real Property List.

     4.10. Litigation. Except as set forth in a list furnished by BSC to GBB (the "BSC Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to BSC's knowledge threatened, against BSC or any of its subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of BSC or any of its subsidiaries which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of BSC on a consolidated basis, or the transactions contemplated hereby, or which may involve a judgment against BSC in excess of $50,000. Also, except as disclosed in the BSC Litigation List, there are no material judgments, decrees, stipulations or orders against BSC or any of its subsidiaries or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     4.11.  Taxes.

          (a) Except as set forth in a list furnished by BSC to GBB (the "BSC Tax List"), (i) all Tax Returns required to be filed by or on behalf of BSC or any of its subsidiaries or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes due and payable by or on behalf of BSC or any of its subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the BSC balance sheet, and adequate reserves or accruals for Taxes have been provided in the

BSC balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of BSC or any of its subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

          (b) BSC and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) GBB has received complete copies of (i) all income or franchise Tax Returns of BSC and any of its subsidiaries relating to the taxable periods since January 1, 1995 and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to BSC or any of its subsidiaries with respect to their respective income, assets or operations.

          (d) Except as set forth in the BSC Tax List, no written claim has been made by a taxing authority in a jurisdiction where BSC or any of its subsidiaries do not file an income or franchise Tax Return such that BSC or any of its subsidiaries are or may be subject to taxation by that jurisdiction.

          (e) Except as set forth in the BSC Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including BSC or any of its subsidiaries have been fully paid, and, to the best of BSC's knowledge, there are no other audits or investigations by any taxing authority in progress, nor has BSC or any of its subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against BSC or any of its subsidiaries for any subsequent taxable period that could be material.

          (f) Except as set forth in the BSC Tax List, neither BSC, any of its subsidiaries nor any other Person on behalf of BSC or any of its subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by BSC or any of its subsidiaries (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by BSC or any of its subsidiaries or has any knowledge that the Internal Revenue Service has proposed in writing any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of BSC or any of its subsidiaries or (iii) executed or entered into a closing


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

agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to BSC or any of its subsidiaries.

          (g) Except as set forth in the BSC Tax List, no property owned by BSC or any of its subsidiaries is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (h) BSC is not a party to any tax sharing agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

          (i) Except as set forth in the BSC Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by BSC or any of its subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

          (j) There are no liens as a result of any due and unpaid Taxes upon any of the assets of BSC or any of its subsidiaries.

          (k) Except as set forth in the BSC Tax List, BSC or any of its subsidiaries have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

          (l) Except as set forth in the BSC Tax list, none of the members of BSC's Affiliated Group has any net operating loss carryovers.

          (m) BSC agrees, and agrees to cause its subsidiaries, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of
Section 368(a) of the Code as contemplated in Section 9.6 hereof. BSC acknowledges that its or any of its subsidiaries' inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

     4.12.  Compliance with Laws and Regulations.

          (a) BSC is not in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or
(ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BSC on a consolidated basis.

          (b) Except as set forth on a list furnished by BSC to GBB (the "BSC Environmental Compliance List"), to the best of BSC's knowledge, (i) BSC is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about BSC Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from BSC Property; (iv) BSC has no loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section
4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against BSC or concerning property securing BSC loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting BSC Property or property securing BSC loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of BSC on a consolidated basis. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "BSC Property" shall mean real estate currently owned, leased, or otherwise used by BSC, or in which BSC has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by BSC in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C.
Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C.

Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

          (c) BSC has provided to GBB phase I environmental assessments with respect to each interest in real property set forth on the BSC Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of BSC. The BSC Real Property List shall disclose each such property as to which such an assessment has not been prepared on behalf of BSC.

     4.13. Performance of Obligations. BSC has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BSC on a consolidated basis. Except for loans and leases made by BSC in the ordinary course of business, to the best of BSC's knowledge, no party with whom BSC has an agreement that is of material importance to the business of BSC is in default thereunder.

     4.14. Employees. There are no controversies pending or, to the best of BSC's knowledge, threatened between BSC and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of BSC on a consolidated basis. BSC is not a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

     4.15. Brokers and Finders. Except for the obligation to First Security Van Kasper set forth in the FSVK Agreement, a copy of which has been delivered to GBB, BSC is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     4.16. Material Contracts. Except as set forth in a list furnished by BSC to GBB (the "BSC Contract List") hereto (all items listed or required to be listed in such BSC Contract List being referred to herein as "Scheduled Contracts"), BSC is not a party or otherwise subject to:

          (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of BSC and is not terminable by BSC within one year without penalty or (ii) requires payment by BSC of $50,000 or more per annum;

          (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by BSC of $50,000 or more per annum;

          (c) any contract or agreement that restricts BSC (or would restrict any Affiliate of BSC or the Surviving Corporation (including GBB and its subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

          (d) any lease of real or personal property providing for annual lease payments by or to BSC in excess of $50,000 per annum other than (A) financing leases entered into in the ordinary course of business in which BSC is lessor and (B) leases of real property presently used by BSC as banking offices;

          (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of BSC (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $50,000 or more;

          (f) other than as described in the BSC Filings or as set forth in the BSC Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of BSC;

          (g) any agreement to acquire equipment or any commitment to make capital expenditures of $50,000 or more;

          (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which BSC has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          (i) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of BSC);

          (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by BSC (as lessee) that materially restricts the use, transferability or value of such property;

          (k) any guarantee or indemnification which involves the sum of $50,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

          (l) any supply, maintenance or landscape contracts not terminable by BSC without penalty on 30 days' or less notice and which provides for payments in excess of $50,000 per annum;

          (m) any material agreement which would be terminable other than by BSC as a result of the consummation of the transactions contemplated by this Agreement;

          (n) any contract of participation with any other bank in any loan in excess of $50,000 or any sales of assets of BSC with recourse of any kind to BSC except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

          (p) any contract relating to the provision of data processing services to BSC; or

          (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $50,000 or more to or by BSC other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

     True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to GBB.

     4.17. Certain Material Changes. Except as specifically required, permitted or effected by this Agreement, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          (a) any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of BSC or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of BSC on a consolidated basis;

          (b) any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BSC on a consolidated basis or that may involve a loss of more than $50,000 in excess of applicable insurance coverage;

          (c) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BSC on a consolidated basis;

          (d) any disposition by BSC of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BSC on a consolidated basis; or

          (e) any direct or indirect redemption, purchase or other acquisition by BSC of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of BSC Stock whether consisting of money, other personal property, real property or other things of value.

     4.18. Licenses and Permits. BSC has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BSC on a consolidated basis. The properties, assets, operations and businesses of BSC are and have been maintained and conducted, in all material respects, in compliance with all applicable (a) licenses and permits; and (b) laws and regulations.

     4.19. Undisclosed Liabilities. BSC does not have any liabilities or obligations, either accrued or contingent, that are material to BSC and that have not been: (a) reflected or disclosed in the Financial Statements of BSC;
(b) incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by BSC to GBB (the "Undisclosed Liabilities List") or on any other BSC List. BSC does not know of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of BSC on a consolidated basis that is not fairly reflected in the Financial Statements of BSC or otherwise disclosed in this Agreement.

     4.20.  Employee Benefit Plans.

          (a) BSC has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which BSC or any member of the same controlled group of corporations, trades or businesses as BSC within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which BSC or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of BSC or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions, the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and a summary of material modifications and all material employee communications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." BSC does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made. Except as disclosed in a list furnished by BSC to GBB (the "BSC Employee Plan List"), all Employee Plans were in effect for substantially all of 1999, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1999.

          (b) BSC has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by BSC or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of BSC or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the BSC Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1999 and to date. Except as disclosed in the BSC Employee Plan List, there has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1998. Except as set forth in the BSC Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of BSC since December 31, 1998, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1998.

          (c) With respect to all Employee Plans and Benefit Arrangements, BSC and its ERISA Affiliates are in compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. BSC and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the best of BSC's knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA.
No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by BSC or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom BSC is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of tax under Section 4975 of the Code. No Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has BSC failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither BSC nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, any liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its Affiliates (including
BSC) at or after the Effective Time of the Merger.

          (d) Neither BSC nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and BSC does not know of any fact which could adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of BSC properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans. The fair market value of the assets of each Employee Plan and Benefit Arrangement that is funded, or required to be funded under the terms of the Employee Plan or Benefit Arrangement, ERISA, the Code or any other applicable law, equals or exceeds the liabilities, including the present value of benefit obligations, of such Employee Plan or Benefit Arrangement.

          (e) Except for Scheduled Contracts set forth in the BSC Contract List or as set forth in the BSC Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by BSC within a period of 30 days following the Effective Time of the Merger, without payment of any specified amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

          (f) All group health plans of BSC have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and with the group health plan portability, access and renewability requirements of Sections 9801 through 9833 of the Code, and corresponding provisions of ERISA, in all material respects.

          (g) BSC has not used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (iii) individuals who have provided services to BSC as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

          (h) Except as set forth in the BSC Employee Plan List, with respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of BSC, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

     4.21. Corporate Records. The minute books of BSC accurately reflect all material actions taken to this date by the respective shareholders, board of directors and committees of BSC.

     4.22. Accounting Records. BSC maintains accounting records which fairly and accurately reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to BSC which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     4.23.  Offices and ATMs.  BSC has furnished to GBB a list (the "BSC
Offices List") setting forth the headquarters of BSC (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by BSC (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the BSC Offices List, BSC does not maintain any other office or ATM or conducts business at any other location, and BSC has not applied for or received permission to open any additional branch or operate at any other location.

     4.24. Operating Losses. BSC has furnished to GBB a list (the "BSC Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at BSC during the period after December 31, 1998 to the date of the Agreement. To the best of BSC's knowledge, no action has been taken or omitted to be taken by any employee of BSC that has resulted in the incurrence by BSC of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $50,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

     4.25. Loan Portfolio. BSC has furnished to GBB a list (the "BSC Loan List") that sets forth (a) as of December 31, 1999, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by BSC; (b) sets forth as of December 31, 1999, by type and classification, all loans, leases, other extensions and commitments to extend credit of BSC that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans due to BSC as to which any payment of principal, interest or any other amount is 90 days or more past due.

     4.26. Investment Securities. BSC has furnished to GBB a list (the "BSC Investment Securities List") setting forth a description of each Investment Security held by BSC on December 31, 1999. The BSC Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS
No. 115.   BSC  has no Investment Security classified as trading.

     4.27. Power of Attorney. BSC has not granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

     4.28.  Facts Affecting Regulatory Approvals.  To the best knowledge of
BSC, there is no fact, event or condition applicable to BSC which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     4.29. Accounting and Tax Matters. To the best of BSC's knowledge, BSC has not through the date hereof taken or agreed to take any action that would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     4.30. Indemnification. Other than pursuant to the provisions of their respective Articles of Incorporation or Bylaws, and the FSVK Agreement, BSC is not a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of BSC (a "Covered Person"), and to the best knowledge of BSC, there are no claims for which any Covered Person would be entitled to indemnification by BSC if such provisions were deemed in effect, except as set forth in a list furnished by BSC to GBB (the "BSC Indemnification List").

     4.31. Community Reinvestment Act. BSC has received rating of "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act.


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

BSC has not been advised of any supervisory concerns regarding BSC's compliance with the Community Reinvestment Act.

     4.32.  Derivative Transactions.   Except as set forth in a list furnished
by BSC to GBB (the "BSC Derivatives List"), BSC is not a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

     4.33. Trust Administration. Except for acting as a custodian or trustee under individual retirement accounts, BSC does not presently maintain trusts or exercises trust powers, including, but not limited to, trust administration, and neither of them nor any predecessor has maintained any trusts or exercised such trust powers for a period of at least three years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and BSC or any of its predecessors, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where BSC or any of its predecessors is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where BSC or any of its predecessors is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which BSC or any of its predecessors is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

     4.34. Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of BSC ("BSC Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.35. Intellectual Property. Except as set forth in a list furnished by BSC to GBB (the "BSC Intellectual Property List"), BSC owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and BSC has not received any notice with respect thereto that asserts the rights of others. BSC has in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

     4.36. Insider Loans; Other Transactions. BSC has previously provided GBB or its agent with a listing, current as of December 31, 1999, of all extensions of credit made by BSC to each of its executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects. BSC does not owe any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of BSC (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the BSC Stock Option Plans or any amounts due pursuant to BSC's Employee Plans).

     4.37. Registration Obligation. BSC is not under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

     4.38. Accuracy and Currentness of Information Furnished. The representations and warranties made by BSC hereby or in the BSC Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF GBB
                     -------------------------------------

     GBB represents and warrants to BSC as follows:

     5.1. Incorporation, Standing and Power. GBB has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. Newco has been duly organized, is validly existing and in good standing as corporation under the laws of the State of California. GBB and Newco each has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of GBB and Newco is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of GBB and Newco have been delivered to BSC. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

     5.2. Capitalization.

          (a) As of the date of this Agreement, the authorized capital stock of GBB consists of 24,000,000 shares of common stock, no par value, of which 12,848,812 shares are outstanding as of January 25, 2000, and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

          (b) As of the date of this Agreement, the authorized capital stock of Newco consists of 10,000 shares of common stock, no par value of which 1000 shares are outstanding and owned of record and beneficially by GBB. All the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Newco is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

     5.3. Financial Statements. GBB has previously furnished to BSC a copy of the Financial Statements of GBB. The Financial Statements of GBB: (a) present fairly and accurately the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and (d) are based upon the books and records of GBB and its subsidiaries.

     5.4. Reports and Filings. Since January 1, 1996, GBB has filed all reports, returns, registrations and statements (collectively, "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis.
No administrative actions have been taken or orders issued in connection with such GBB Filings. As of their respective dates, each of such GBB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position of GBB on a consolidated basis fairly presented the financial position of GBB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     5.5. Authority. The execution and delivery by GBB of this Agreement and the Agreement of Merger, and, subject to the approval of the shareholders of GBB of this Agreement and the transactions contemplated hereby, including the increase of shares reserved under the GBB Stock Option Plan, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of GBB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties hereto, valid and binding obligations of GBB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by GBB to BSC (the "GBB Conflicts and Consents List"), neither the execution and delivery by GBB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any GBB Subsidiary is a party, or by which GBB or any GBB Subsidiary or any of its properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the respective properties or assets of GBB or any GBB Subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any GBB Subsidiary or any of its respective properties or assets. Except as set forth in the GBB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB or any of its subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the FRB, the FDIC and the DFI; (ii) the filing of the Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC and the issuance by the SEC of an order declaring the Registration Statement on Form S-4 effective; (iii) the approval of this Agreement and the transactions contemplated hereby by the shareholders of GBB; (iv) the filing of the Agreement of Merger with the Secretary of State of the State of California; and (v) such approvals as may be required to approve for inclusion on the Nasdaq National Market System of the GBB Stock to be issued in the Merger.

          (b) Of Newco. The execution and delivery by Newco of this Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholder of Newco, the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Newco, and this Agreement and the Agreement of Merger will be, upon due execution and delivery by the respective parties, a valid and binding obligation of Newco enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Neither the consummation of the transactions contemplated by this

Agreement and the Agreement of Merger, nor compliance by Newco with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Newco is a party, or by which Newco or any of its properties or assets is bound: (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Newco; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Newco or any of its properties or assets. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Newco, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Newco of this Agreement or the Agreement of Merger or the consummation by Newco of the transactions contemplated hereby or thereby, except (i) the approval of the Agreement of Merger and the transactions contemplated hereby by the shareholder of Newco, (ii) such approvals as may be required by the SEC, the FRB, the DFI, the FDIC or any other Governmental Authority; and (iii) filing of the Agreement of Merger with the Secretary of State of the State of California.

     5.6. Subsidiaries. As of the date of this Agreement, GBB owns, directly or indirectly, 100% of the outstanding stock of each of the GBB Subsidiaries. As of the date of this Agreement, and except for its investments in the GBB Subsidiaries, GBB Capital I and GBB Capital II, GBB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person. GBB and Mt. Diablo Bancshares entered into an Agreement and Plan of Reorganization, dated as of September 15, 1999, pursuant to which Mt. Diablo Bancshares will merge with and into GBB and Mt. Diablo National Bank, a wholly owned subsidiary of Mt. Diablo Bancshares, will become a wholly owned subsidiary of GBB. GBB and Coast Bancorp entered into an Agreement and Plan of Reorganization, dated as of December 14, 1999, pursuant to which Coast Bancorp will merge with and into GBB and Coast Commercial Bank, a wholly owned subsidiary of Coast Bancorp, will become a wholly owned subsidiary of GBB.

     5.7. Brokers and Finders. Except for the obligation to Hoefer & Arnett Incorporated, as set forth in a letter agreement dated June 22, 1998, as supplemented on December 28, 1999, GBB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     5.8. Certain Material Changes. Except as specifically required, permitted or effected by this Agreement or as disclosed in any GBB Filings, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          (a) any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or the GBB

Subsidiaries or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

          (b) any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

          (c) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

          (d) any disposition by GBB or any of the GBB Subsidiaries of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis.

     5.9. Licenses and Permits. GBB has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. The properties, assets, operations and businesses of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     5.10 Corporate Records. The minute books of GBB reflect all material actions taken to this date by its shareholders, boards of directors and committees.

     5.11 Accounting Records. GBB maintains accounting records which fairly and accurately reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to GBB which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     5.12. Facts Affecting Regulatory Approvals. To the best knowledge of GBB, there is no fact, event or condition applicable to GBB or any of the GBB Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     5.13. Accounting and Tax Matters. To the best knowledge of GBB, GBB has not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     5.14. Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of GBB ("GBB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus to be mailed to the shareholders of BSC in connection with obtaining the approval of the shareholders of BSC of this Agreement, the Merger and the other transactions contemplated hereby, and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.15. Nasdaq Listing. As of the date hereof, GBB Stock is listed on the Nasdaq National Market System.

     5.16. Accuracy and Currentness of Information Furnished. The representations and warranties made by GBB hereby or in the GBB Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

                                  ARTICLE 6.

                               COVENANTS OF BSC
                               -----------------
                     PENDING EFFECTIVE TIME OF THE MERGER
                     ------------------------------------

     BSC covenants and agrees with GBB as follows:

     6.1. Limitation on Conduct Prior to Effective Time of the Merger.
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, BSC agrees to conduct its business in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and BSC shall not, without the prior written consent of GBB, which consent GBB shall not unreasonably withhold or delay:

          (a) issue, sell or grant any BSC Stock (except pursuant to the exercise of BSC Options outstanding as of the date hereof), any other securities (including long term debt) of BSC, or any rights, stock appreciation rights, options or securities to acquire any BSC Stock, or any other securities (including long term debt) of BSC;

          (b) declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of BSC, provided, however, that subject to Section 6.10, BSC may pay to its shareholders its regular cash dividend in amounts and in a manner consistent with past practices;

          (c) purchase, redeem or otherwise acquire any capital stock or other securities of BSC or any rights, options, or securities to acquire any capital stock or other securities of BSC;

          (d) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

          (e) grant any general or uniform increase in the rate of pay of employees or employee benefits;

          (f) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits; provided, however, that, in the event GBB determines to terminate the BSC 401(k) Plan, BSC may make a matching contribution to the BSC 401(k) Plan immediately prior to such termination in an amount equal to the pro rata portion of the projected annual matching contribution, which in any case shall be consistent with past practices;

          (g) make any capital expenditure or commitments with respect thereto in excess of $50,000 in the aggregate, except for ordinary repairs, renewals and replacements;

          (h) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          (i) grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $500,000 on an unsecured basis, or $1,000,000 if secured by a lien on real estate or cash (consent shall be deemed granted if within two Business Days of written notice, together with all relevant documents, delivered to GBB's Chief Credit Officer, written notice of objection is not received by BSC);

          (j) change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

          (k) grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding BSC Stock, or any Affiliate of such Person, if such credit would exceed $50,000;

          (l) close any offices at which business is conducted or open any new offices;

          (m) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

          (n) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and BSC shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving BSC: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of BSC representing 10% or more of the consolidated assets of BSC; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of BSC; a tender offer or exchange offer for at least 10% of the outstanding shares of BSC; a solicitation of proxies in opposition to approval of the Merger by BSC's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. BSC will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than GBB) conducted heretofore with respect to any of the foregoing. BSC shall take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. BSC agrees that it shall notify GBB immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with BSC. BSC also agrees that it shall promptly request each other person, other than GBB, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring BSC to return all confidential information heretofore furnished to such person by or on behalf of BSC and enforce any such confidentiality agreements. Notwithstanding any other provision in this Section 6.1(n), nothing in this Agreement shall prevent BSC from (i) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written proposal concerning a Competing Transaction by any such Person or (ii) recommending such an unsolicited bona fide written proposal concerning a Competing Transaction to the holders of BSC Stock if and only if, prior to participating in any of the foregoing, (A) the Board of Directors of BSC concludes in good faith that the Competing Transaction, if consummated, would result in a transaction more favorable to holders of BSC Stock than the transaction contemplated by this Agreement (any such more favorable Competing Transaction being referred to in this Agreement as a "Superior Proposal"); (B) the Board of Directors of BSC determines in good faith based upon the advice of outside counsel that participating in any such action is necessary for it to act in a manner not inconsistent with its fiduciary duties under applicable law; and (C) at least forty-eight (48) hours prior to providing any information or data to any person or entering into discussions or negotiations with any Person, the Board of Directors of BSC notifies GBB of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with BSC;

          (o) change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of BSC's business or operations, except such changes as may be required in the opinion of BSC's management to respond to economic or market conditions or as may be required by any Governmental Entity;

          (p) grant any Person a power of attorney or similar authority;

          (q) make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading (consent shall be deemed granted if within three Business Days of written notice together with all relevant documents delivered to GBB's Chief Financial Officer or Controller, written notice of objection is not received by BSC);

          (r) amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.16;

          (s) sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

          (t) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB or BSC to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect BSC's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or BSC's obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied;

          (u) make any special or extraordinary payments to any Person;

          (v) reclassify any Investment Security from held-to-maturity or available for sale to trading;

          (w) sell any security other than in the ordinary course of business, or engage in gains trading;

          (x) take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

          (y) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (z) settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          (aa) make, acquire a participation in, or reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

          (bb) incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms;

          (cc) make any contributions to the Bank of Santa Clara Foundation; provided, however, that, between the date of this Agreement and the Closing Date, the Bank of Santa Clara Foundation may distribute the funds currently maintained by such Foundation in accordance with its charter; or

          (dd) agree or make any commitment to take any actions prohibited by this Section 6.1.


     6.2 Affirmative Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, BSC shall:

          (a) use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with BSC;

          (b) use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of BSC;

          (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which it owns or leases and on its business operations;

          (d) perform its material contractual obligations and not become in material default on any such obligations;

          (e) duly observe and conform in all material respects to all lawful requirements applicable to its business;

          (f) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          (g) promptly upon learning of such information, advise GBB in writing of any event or any other transaction whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding BSC Stock prior to the record date fixed for the BSC Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

          (h) promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of BSC, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of BSC;

          (i) make available to GBB monthly unaudited balance sheets and income statements of BSC within 25 days after the close of each calendar month;

          (j) not later than the 30th day of each calendar month, amend or supplement the BSC Lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the BSC Lists accurately reflects the then-current status of BSC in all material respects;

          (k) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of BSC or that is contemplated in this Agreement as required in connection with the Merger;

          (l) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement; and

          (m) furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 9.6 hereof.

     6.3  Access to Information.

          (a) BSC will afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of BSC and the condition thereof and to update such examination at such intervals as GBB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of BSC and in such a manner as to minimize any disruption of, or interference with, the normal business operations of BSC. Upon the request of GBB, BSC will request Grant Thornton to provide reasonable access to representatives of PwC working on behalf of GBB to auditors' work papers with respect to the business and properties of BSC, including tax accrual work papers prepared for BSC during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that BSC is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by BSC herein; provided, that GBB shall disclose to BSC any fact or circumstance it may discover which GBB believes renders any representation or warranty made by BSC hereunder incorrect in any respect. GBB covenants and agrees that it, its subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning BSC so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to BSC.

          (b) A representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by BSC after the date hereof, and all information associated with such loan, lease or other credit, such review to take place, if possible, on BSC's premises.

          (c) A representative of GBB, selected by GBB in its sole discretion, shall be permitted by BSC to attend all regular and special Board of Directors' and committee meetings of BSC from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of BSC under this Agreement.

     6.4 Filings. BSC agrees that through the Effective Time of the Merger, each of BSC's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     6.5 Notices; Reports. BSC will promptly notify GBB of any event of which BSC obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of BSC on a consolidated basis, or in the event that BSC determines that it is unable to fulfill any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein, and BSC will furnish GBB (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of BSC or committees thereof, any report by BSC for submission to the Board of Directors of BSC or committees thereof, provided, however, that BSC need not furnish to GBB communications of BSC's legal counsel regarding BSC's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by BSC to its shareholders or other security holders, and all reports filed by BSC with the FDIC or the DFI, and (iii) such other existing reports as GBB may reasonably request relating to BSC.

     6.6 BSC Shareholders' Meeting. Promptly after the execution of this Agreement, BSC will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of BSC shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of BSC shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding BSC Stock to approve this Agreement and the transactions contemplated hereby.

     6.7 Certain Loans and Other Extensions of Credit. BSC will promptly inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of BSC or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). BSC will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by BSC to any BSC director, officer at or above the senior vice president level, or shareholder holding 10% or more of the capital stock of BSC, including with respect to each such loan or lease the identity and, to the knowledge of BSC, the relation of the borrower to BSC, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

     6.8 Applications. Subject to Section 7.5, BSC will promptly prepare or cause to be prepared the portions of the Proxy Statement and Prospectus as it pertains to BSC and any other applications necessary, including applications to the FDIC and the DFI, to consummate the transactions contemplated hereby, and further agrees to provide any information requested by GBB for the preparation of any applications necessary to consummate the transactions contemplated hereby. BSC shall afford GBB a reasonable opportunity to review the portions of the Proxy Statement and Prospectus pertaining to BSC and all such applications and all amendments and supplements thereto before the filing thereof. BSC covenants and agrees that, with respect to the information relating to BSC, the Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BSC will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

     6.9 Affiliate Agreements. Concurrently with the execution of this Agreement, (a) BSC shall deliver to GBB a letter identifying all persons who are then "affiliates" of BSC for purposes of ASR 130 and 135 and Rule 145 under the Securities Act and (b) BSC shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit B. BSC shall use reasonable efforts to obtain from any person who becomes an affiliate of BSC after BSC's delivery of the letter referred to above, and on or prior to the date of the BSC Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit B hereto as soon as practicable after obtaining such status.

     6.10 Coordination of Dividends. BSC shall coordinate with GBB the declaration of any dividends that may be allowed pursuant to Section 6.1(b) hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of BSC Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of BSC Stock and any shares of GBB Stock any such holder will receive in exchange therefor in the Merger.

     6.11 D&O Coverage. In the event that GBB is unable to have BSC's directors and officers added to GBB's directors' and officers' liability insurance policy pursuant to Section 7.2(d) hereof and upon GBB's request, BSC shall use commercially reasonable efforts to obtain

(i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of BSC under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations than now possessed by GBB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, and (ii) coverage for a period of at least 36 months following the Effective Time of the Merger under a bankers' blanket bond which is no less protective in terms of coverage or limitations than now possessed by BSC covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

                                  ARTICLE 7.

                               COVENANTS OF GBB
                               ----------------
                     PENDING EFFECTIVE TIME OF THE MERGER
                     ------------------------------------

     GBB covenants and agrees with BSC as follows:

     7.1. Limitation on Conduct Prior to Effective Time of the Merger.
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, GBB shall not, without the prior written consent of BSC, which consent BSC shall not unreasonably withhold or delay:

          (a) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect GBB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

          (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (c) amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock; or

          (d) enter into a GBB Acquisition Transaction that includes as a condition precedent to such GBB Acquisition Transaction that GBB terminate this Agreement; provided, however, notwithstanding the foregoing, nothing in this Agreement shall prevent GBB from entering into such a GBB Acquisition Transaction if the Board of Directors of GBB determines in good faith based upon the advice of counsel that taking such action is necessary for it to act in a manner not inconsistent with its fiduciary duties under applicable law; provided, however, that nothing herein shall prohibit BSC from terminating this Agreement pursuant to Section 13.1(l); or

          (e) agree or make any commitment to take any actions prohibited by this Section 7.1.

     7.2. Affirmative Conduct of GBB and Subsidiaries Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, GBB shall:

          (a) duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB;

          (b) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger;

          (c) not later than the 20th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB. GBB shall further amend or supplement the GBB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Lists; and

          (d) use its commercially reasonable efforts to have BSC's directors and officers added to GBB's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

     7.3. Access to Information.  Upon reasonable request by BSC, GBB shall
(i) make its Chief Executive Officer, Chief Administrative Officer/Chief Financial Officer, Chief Credit Officer and Controller available to discuss with BSC and its representatives GBB's operations; and (ii) shall provide BSC with written information which is (a) similar to the written information that BSC reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects on a consolidated basis. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of BSC of the right to rely upon the representations and warranties made by GBB herein; provided, that BSC shall disclose to GBB any fact or circumstance it may discover which BSC believes renders any representation or warranty made by GBB hereunder incorrect in any respect. BSC covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

     7.4. Filings. GBB agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     7.5. Applications. GBB will promptly prepare and file or cause to be prepared and filed (i) an application for approval of the Merger with the FRB;
(ii) an application for approval of the Merger with the DFI; (iii) in conjunction with BSC, the Registration Statement on Form S-4 and the Proxy Statement and Prospectus as it pertains to GBB; and (iv) any other applications necessary to consummate the transactions contemplated hereby. GBB shall afford BSC a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. GBB covenants and agrees that the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to GBB or its subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. GBB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

     7.6. Blue Sky. GBB agrees to use commercially reasonable efforts to have the shares of GBB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of BSC reside.

     7.7. Notices; Reports. GBB will promptly notify BSC of any event of which GBB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of GBB on a consolidated basis or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of BSC's obligations hereunder, as set forth in Articles 9 or 10 herein.

     7.8. Removal of Conditions. In the event of the imposition of a condition to any regulatory approvals which GBB deems to materially adversely affect it or to be materially burdensome, GBB shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

     7.9. Stock Options.

          (a) At and as of the Effective Time of the Merger, GBB shall assume each and every outstanding option to purchase shares of BSC Stock ("BSC Stock Option") under the BSC Stock Option Plan. Subject to Section 7.9(d), each and every BSC Stock Option so assumed by

GBB under this Agreement shall be exchanged for a substitute option under the GBB Stock Option Plan with the following terms: (i) such BSC Stock Option shall be exercisable for that number of whole shares of GBB Stock equal to the product of (A) the number of shares of BSC Stock that were granted under such BSC Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, with such product rounded down to the nearest whole number of shares of GBB Stock; and (ii) the per share exercise price for the shares of GBB Stock issuable upon exercise of such BSC Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of BSC Stock at which such BSC Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio. After the Effective Time of the Merger, GBB shall issue to each holder of an outstanding BSC Stock Option a document evidencing the substitute option pursuant to this Section 7.9.

          (b) The terms of the substitute options shall correspond in all material respects to the terms of the BSC Stock Options and, subject to the requirements of law, the BSC Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger qualify as incentive stock options of GBB after the Effective Time of the Merger.

          (c) At or prior to the Effective Time of the Merger, GBB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GBB Stock for delivery upon exercise of GBB Stock Options assumed by it in accordance with this Section 7.9. At the Effective Time of the Merger, or as soon as practicable thereafter, GBB shall, if necessary, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of GBB Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          (d) In the event the shareholders of GBB fail to approve an increase in the number of shares reserved for issuance under the GBB Stock Option Plan at the shareholders' meeting to be held in connection with the merger of GBB and Coast Bancorp, each BSC Stock Option so assumed by GBB under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the BSC Stock Option Plan and in the other documents governing such BSC Stock Option immediately prior to the Effective Time of the Merger, except as set forth in Section 7.9(a)(i) and (ii). In such event, the BSC Stock Option Plan will continue in effect for the BSC Stock Options so assumed.

     7.10 Reservation, Issuance and Registration of GBB Stock. GBB shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of GBB Stock to be issued to the shareholders of BSC in the Merger pursuant to
Article 2 hereof.

     7.11 Nasdaq Listing. GBB shall use its commercially reasonable efforts to cause the shares of GBB Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

                                  ARTICLE 8.
                             ADDITIONAL COVENANTS
                             --------------------

     The parties hereto hereby mutually covenant and agree with each other as follows:

     8.1. Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     8.2. Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or BSC unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

     8.3. Environmental Assessment and Remediation. GBB may cause to be prepared at GBB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the BSC Real Property List. In the event any such phase I environmental investigation report, or any such report which BSC has already obtained on any of the Real Property set forth on BSC's Real Property List, discloses facts which, in the sole discretion of GBB, warrant further investigation, GBB shall provide written notice to BSC, and BSC shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of GBB, a phase II environmental investigation and report with respect to such property. The consultant engaged by BSC to conduct such investigation and provide such report shall be reasonably acceptable to GBB.
GBB shall have 10 days from the receipt of such investigation report to reasonably object thereto, which objection shall be by written notice. In the event of any such objection, GBB shall engage an environmental consultant reasonably satisfactory to BSC who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by GBB, in its sole discretion, and, unless the estimated cost of such remediation is in excess of $100,000 or is not reasonably determinable by such consultant (and written notice thereof provided by BSC to GBB) BSC shall immediately commence such remediation, all at the sole cost and expense of BSC. In the event such environmental consultant determines that the estimated cost of such remediation is in excess of $100,000 or is not reasonably determinable, GBB shall have the right to terminate the Agreement pursuant to
Section 13.1(k) hereof before the expiration of 21 days from the date of such written notice.

     GBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the BSC Real Property List, except as required by law.

     8.4 Appointment of Director. GBB agrees to take all necessary action, including, if necessary, increasing the authorized number of it directors, to appoint as contemplated by Section 2.6 hereof one member of BSC's Board of Directors to the Board of Directors of GBB effective at Effective Time of the Merger, or as soon thereafter as practicable.

                                   ARTICLE 9.

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     9.1. Shareholder Approval. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of BSC.

     9.2. No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

     9.3. Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB, the FDIC and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4. Securities Laws. The Registration Statement on Form S-4 shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. GBB shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the GBB Stock to consummate the Merger.

     9.5. Listing. The GBB Stock issuable in the Merger shall have been included for listing on the Nasdaq National Market System.

     9.6. Tax Opinion. GBB and BSC shall have received from Manatt, Phelps & Phillips, LLP an opinion reasonably satisfactory to GBB and BSC to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to GBB or BSC, nor shall the issuance of the GBB Stock result in the recognition of gain or loss by the holders of BSC Stock who receive such stock, nor shall the substitution of options under Section 7.9 result in any income or gain to the option holder or disqualify any such options as incentive stock options in connection with the Merger, dated prior to the date the Proxy Statement and Prospectus is first mailed to the shareholders of BSC and GBB and such opinions shall not have been withdrawn or modified in any material respect.

     9.7.   Pooling of Interests.   Prior to the Effective Time of the Merger,
GBB shall have received from PwC a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. Additionally, prior to the Effective Time of the Merger, Grant Thornton shall have delivered a letter to BSC to the effect that, as of the Effective Time of the Merger, no conditions exist with respect to BSC that would preclude accounting for the Merger as a pooling-of-interests. In making their determinations that the Merger will qualify for such treatment, PwC and Grant Thornton shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of GBB Dissenting Shares or BSC Dissenting Shares.

                                  ARTICLE 10.

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BSC
                 ----------------------------------------------

     All of the obligations of BSC to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by BSC:

     10.1. Legal Opinion. BSC shall have received the opinion of Linda M. Iannone, General Counsel of GBB, dated as of the Closing Date, and in form and substance satisfactory to the counsel of BSC, to the effect that: (a) GBB and Newco are corporations validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger, as applicable, and to consummate the transactions contemplated hereby and thereby; (b) all corporate proceedings on the part of GBB and Newco necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (c) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of GBB and Newco and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of GBB Newco; and (d) the shares of GBB Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

     10.2. Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by GBB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Lists in accordance with Section 7.2(c).

     10.3. Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by GBB and Newco and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Boards of Directors of GBB and Newco, as required by applicable law, and Newco shall have full power and right to merge pursuant to the Agreement of Merger.

     10.4. Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis, whether or not such event, change or effect is reflected in the GBB Lists as amended or supplemented after the date of this Agreement.

     10.5 Third Party Consents. GBB shall have obtained all consents of other parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     10.6 Officers' Certificate. There shall have been delivered to BSC on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3, 10.4 and 10.5.

     10.7 Fairness Opinion. BSC shall have received a letter from First Security Van Kasper, dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of BSC, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of BSC.

                                  ARTICLE 11.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF GBB
                  ------------------------------------------

     All of the obligations of GBB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

     11.1. Legal Opinion. GBB shall have received the opinion of Leland, Parachini, Steinberg, Matzger & Melnick, LLP, attorneys for BSC, and in form and substance satisfactory to the counsel of GBB, to the effect that: (a) BSC is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (b) all corporate proceedings on the part of BSC necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; and (c) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of BSC, and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of BSC.

     11.2. Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by BSC at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of BSC contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the BSC Lists in accordance with Section 6.2(j).

     11.3. Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by BSC and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of BSC, and BSC shall have full power and right to merge pursuant to the Agreement of Merger.

     11.4. Third Party Consents. BSC shall have obtained all consents of other parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     11.5. Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BSC on a consolidated basis whether or not such event, change or effect is reflected in the BSC Lists as amended or supplemented after the date of this Agreement.

     11.6. Officers' Certificate. There shall have been delivered to GBB on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of BSC certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4 and 11.5.

     11.7. Fairness Opinion. GBB shall have received a letter from Hoefer & Arnett Incorporated dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of GBB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of GBB.

     11.8. Shareholder's Agreements. Concurrently with the execution of this Agreement, each director of BSC shall have executed and delivered to GBB agreements substantially in the form of Exhibit D hereto.

     11.9. Agreements Not to Compete. Concurrently with the execution of this Agreement, the directors of BSC shall have executed and delivered to GBB agreements substantially in the form of Exhibit C hereto.

     11.10. Affiliates Agreements. Concurrently with the execution of this Agreement, GBB shall have received from each person named in the letter or otherwise referred to in Section 6.9 an executed copy of an agreement substantially in the form on Exhibit B hereto.

     11.11. Employee Benefit Plans. GBB shall have received satisfactory evidence that all of BSC's employee benefit plans, programs and arrangements, including, without limitation, the BSC 401(k) Plan, have been treated as provided in Article 12 of this Agreement.

     11.12. Dissenting Shares. The number of shares of BSC Stock for which demand is made to be BSC Perfected Dissenting Shares shall not exceed an amount which, when combined with other amounts payable in connection with the Merger, would result in the Merger being disqualified from pooling of interest accounting treatment.

     11.13. Remediation. All remediation of environmental contamination or conditions on any BSC Property shall have been completed to the satisfaction of GBB.

     11.14. BSC Adjusted Book Value. At least five Business Days prior to the Effective Time of the Merger, BSC shall provide GBB with BSC's consolidated financial statements as of the close of business on the last day of the month prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time of the Merger, the BSC Adjusted Book Value, as determined in accordance with such financial statements, shall be:

          (a) not less than $30,727,000 if the Effective Time of the Merger occurs in April 2000;

          (b) not less than $31,013,000 if the Effective Time of the Merger occurs in May 2000;

          (c) not less than $31,341,000 if the Effective Time of the Merger occurs in June 2000;

          (d) not less than $31,651,000 if the Effective Time of the Merger occurs in July 2000; and

          (e) not less than $31,994,000 if the Effective Time of the Merger occurs in August 2000.

     11.15. Termination of BSC Stock Option Plan. Subject to the provisions of Section 7.9(d), GBB shall have received satisfactory evidence that the BSC Stock Option Plan has been terminated prior to the Effective Time of the Merger.

     11.16 Allowance for Loan Losses. BSC's allowance for loan and lease losses, as reflected on the consolidated financial statements referred to in
Section 11.14, shall equal the greater of 1.07% of BSC's total gross loans (less deferred loan fees) or $2,304,000.

     11.17 Regulatory Approvals. Any and all approvals or consents of any Governmental Entity which are necessary to consummate the Merger and the transactions contemplated hereby shall have been granted without the imposition of any conditions which GBB deems, in its sole and absolute opinion, to materially adversely affect it or be materially burdensome.

                                  ARTICLE 12.

                               EMPLOYEE BENEFITS
                               -----------------

     12.1 Employee Benefits. GBB in its sole discretion, may elect to terminate the BSC 401(k) or to discontinue contributions to the BSC 401(k) Plan following the Effective Time of the Merger, to cause BSC to terminate the BSC 401(k) Plan or to discontinue contributions to the BSC 401(k) Plan prior to the Effective Time of the Merger, or to merge the BSC 401(k) Plan with and into the GBB 401(k) Plan after the Effective Time of the Merger. In no event shall the BSC 401(k) Plan be merged with and into the GBB 401(k) Plan, however, unless GBB determines, in its sole discretion, that: (i) the BSC 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the BSC 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the BSC 401(k) Plan. If GBB determines in its sole discretion not to merge the BSC 401(k) Plan into the GBB 401(k) Plan and that the BSC 401(k) Plan should be terminated immediately prior to the Effective Time of the Merger, BSC agrees to use its best efforts to have the BSC 401(k) Plan terminated prior to the Effective Time of the Merger and to obtain an IRS determination that the BSC 401(k) Plan continues to be qualified upon termination.

     As soon as practicable after the Effective Time of the Merger, all other Employee Plans will be discontinued or merged into GBB plans, in the discretion of GBB, and employees of BSC shall become eligible for the employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB and its subsidiaries in comparable positions with GBB or its subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of GBB, GBB shall recognize such employees' years of service with BSC beginning on the date such employees commenced employment with BSC through the Effective Time of the Merger.

                                  ARTICLE 13.

                                  TERMINATION
                                  -----------

     13.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

          (a) By mutual agreement of the parties, in writing;

          (b) By BSC (unless BSC's Board of Directors shall have withdrawn or modified in a manner adverse to GBB in any respect its recommendation of the Merger to the holders of BSC Stock) or GBB upon the failure of the shareholders of BSC to give the requisite approval of this Agreement;

          (c) By BSC promptly following the expiration of 20 days from delivery of written notice by BSC to GBB of GBB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by BSC from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by BSC or cured by GBB prior to expiration of such 20 day period);

          (d) By GBB promptly following the expiration of 20 days from delivery of written notice by GBB to BSC of BSC's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by GBB or cured by BSC prior to expiration of such 20 day period);

          (e) By BSC or GBB upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application or appeal the decision to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

          (f) By BSC or GBB if any conditions set forth in Article 9 shall not have been met by August 31, 2000; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

          (g) By BSC if any of the conditions set forth in Article 10 shall not have been met by August 31, 2000, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission of BSC;

          (h) By GBB if any of the conditions set forth in Article 11 shall not have been met by August 31, 2000, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(h) if the relevant condition shall have failed to occur as a result of any act or omission of GBB;

          (i) By GBB if BSC shall have breached any of the obligations contained in Section 6.1(n);

          (j) By GBB if (i) BSC shall have exercised a right specified in the last sentence of Section 6.1(n) with respect to any Superior Proposal and shall, directly or through agents or representatives, continue any discussions with any third party concerning such Superior Proposal for more than ten (10) Business Days after the date of receipt of such Superior Proposal; or (ii) a Superior Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to BSC which contains a proposal as to price (without regard to the specificity of such price proposal) and BSC shall not have rejected such proposal within ten (10) Business Days of receipt of such Superior Proposal or the date its existence first becomes publicly disclosed, if earlier;

          (k) By GBB under the circumstances set forth in Section 8.3;

          (l) By BSC if GBB shall have entered into a GBB Acquisition Transaction that includes as a condition precedent to such GBB Acquisition Transaction that GBB terminate this Agreement; or

          (m) By BSC if the Average Closing Price is less than $36.3600, subject to GBB's right to elect to exercise the Top Up Option as provided in Section 2.2(a)(iv).

     13.2. Effect of Termination. In the event of termination of this Agreement by either BSC or GBB as provided in Section 13.1, neither BSC nor GBB shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3(a), Section 7.3 and
Section 8.3, (b) with respect to Section 14.1; and (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

     13.3. Force Majeure. BSC and GBB agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                  ARTICLE 14.

                                 MISCELLANEOUS
                                 -------------

     14.1.  Expenses.

          (a) GBB hereby agrees that if this Agreement is terminated by BSC pursuant to Section 13.1(c), GBB shall promptly and in any event within 10 days after such termination pay BSC all Expenses (as defined in Section 14.1(d) below) of BSC, but not to exceed $175,000.

          (b) BSC hereby agrees that if the Agreement is terminated by GBB or BSC pursuant to Section 13.1(b) with respect to the failure of BSC shareholders to approve the Agreement and the transactions contemplated hereby, or by GBB pursuant to Section 13.1(d), 13.1(i) 13.1(j), BSC shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $250,000.

          (c) Except as otherwise provided herein, all Expenses incurred by GBB and BSC in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, GBB and BSC shall share equally the cost of printing the Proxy Statement and Prospectus.

          (d) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

     14.2 Competing Transaction Fee. As an inducement to GBB to enter into this Agreement, (a) in the event this Agreement is terminated by GBB pursuant to Sections 13.1(i) or 13.1(j), or (b) if BSC otherwise consummates a Competing Transaction during the 12-month period following termination of this Agreement pursuant to Sections 13.1(a) (if GBB shall at the time have been entitled to terminate the Agreement pursuant to Section 13.1(d)); 13.1(b), 13.1(d); 13.1(f) (if the relevant condition shall have failed to occur as a result of any act or omission by BSC or its shareholders); or 13.1(h) (other than a termination related to the satisfaction of the conditions set forth in the second sentence of Section 11.2 and in Sections 11.5, 11.7, 11.12, 11.13, 11.14 and 11.16), BSC
shall wire to GBB within three Business Days of the date of termination in the case of clause (a) and concurrent with the consummation of the Competing Transaction in the case of clause (b), the amount of $3,500,000, which amount the parties acknowledge as representing (i) GBB's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including GBB's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (ii) GBB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) GBB's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by BSC pursuant to Section 14.1(b) hereof shall be credited against any amount due under this Section.

     14.3 GBB Acquisition Transaction Fee. As an inducement to BSC to enter into this Agreement, (i) in the event this Agreement is terminated by BSC pursuant to Section 13.1(l) or (ii) if GBB consummates a GBB Acquisition Transaction within 12 months following termination by BSC of this Agreement pursuant to Section 13.1(c), (g) or (m), GBB shall wire to BSC within three Business Days of the date of termination in the case of clause (i) and concurrent with the consummation of the GBB Acquisition Transaction in the case of clause (ii), the amount of $2,500,000, which amount the parties acknowledge as representing (x) BSC's Expenses incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including BSC's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (y) BSC's indirect expenses incurred in connection with the transactions contemplated by this Agreement; and (z) BSC's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by GBB pursuant to Section 14.1(a) hereof shall be credited against any amount due under this Section 14.3. Any payment previously made by GBB pursuant to Section 14.1(a) hereof shall be credited against any amount due under this Section.

     14.4 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

          To GBB:          Greater Bay Bancorp
                           2860 West Bayshore Road
                           Palo Alto, California  94303
                           Attention: Steven C. Smith
                           Facsimile Number:  (415) 494-9220

          With a copy to:  Greater Bay Bancorp
                           400 Emerson Street, 3rd Floor
                           Palo Alto, California 94301
                           Attention: Linda M. Iannone, Esq.
                           Facsimile Number: (650) 473-9419

          To BSC:          Bank of Santa Clara
                           1995 El Camino Real
                           Santa Clara, California 95050
                           Attention:  Ronald D. Reinartz
                           Facsimile Number:  (408) 296-1540

          With a copy to:  Leland, Parachini, Steinberg, Matzger & Melnick, LLP
                           333 Market Street, 27th Floor
                           San Francisco, California  94105
                           Attention:  Donald G. Parachini, Esq.
                           Facsimile Number:  (415) 974-1520

     Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

     14.5. Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

     14.6. Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     14.7. Effect of Representations and Warranties. The representations and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

     14.8. Third Parties. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to GBB and BSC as the context may require.

     14.9. Lists; Exhibits; Integration. Each List, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     14.10.  Knowledge.    Whenever any statement herein or in any list,
certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

     14.11 Governing Law. This Agreement is made and entered into in the State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     14.12. Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

     14.13. Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     14.14. Waiver and Modification; Amendment. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB and BSC without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     14.15 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.


ATTEST:                       GREATER BAY BANCORP



/s/ Linda M. Iannone          By:    /s/ David L. Kalkbrenner
--------------------                 ------------------------
Secretary                            David L. Kalkbrenner
                                     President and Chief Executive Officer


ATTEST:                              BANK OF SANTA CLARA



/s/ Judith J. Reinartz        By:    /s/ Ronald D. Reinartz
----------------------               ----------------------
Secretary                            Ronald D. Reinartz
                                     President and Chief Executive Officer

                                                                         ANNEX B
                 Fairness Opinion of First Security Van Kasper
                               Dated       , 2000

__________, 2000

Members of the Board of Directors
Bank of Santa Clara
1995 El Camino Real
Santa Clara, CA  95050

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Bank of Santa Clara ("Santa Clara") of the Conversion Ratio as defined in Section 2.2(a) of the Agreement and Plan of Reorganization dated as of January 26, 2000 (the "Agreement"), in the proposed merger (the "Merger") of Greater Bay Bancorp ("Greater Bay") and Santa Clara. On the Effective Date (as such term is defined in the Agreement), each share of Santa Clara Common Stock will be converted into the right to receive 0.87 shares of Greater Bay Common Stock subject to adjustment as defined in the Agreement.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to Greater Bay and Santa Clara, including consolidated financial statements for recent years and interim periods to December 31, 2000;
(iii) certain other publicly available financial and other information concerning Greater Bay and Santa Clara and the trading markets for the publicly traded securities of Greater Bay and Santa Clara; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believed relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of Santa Clara or a committee thereof in connection with the Merger. We have held discussions with senior management of Greater Bay and Santa Clara concerning the companies' past and current operations, financial condition and prospects.

We have reviewed with the senior management of Santa Clara earnings projections for Santa Clara as a stand-alone entity, assuming the Merger does not occur. We have also reviewed earnings projections for Greater Bay as a stand-alone entity, assuming the Merger does not occur as well as securities industry consensus estimates of projected earnings per share from published sources for Greater Bay as a stand-alone entity.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied on advice of counsel and independent accountants as to all legal and financial reporting matters with respect to Greater Bay, Santa Clara, the Merger and the Agreement. We have relied upon the managements of Santa Clara and Greater Bay as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts,

Santa Clara
___________, 2000
Page 2

projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for Santa Clara and Greater Bay are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Santa Clara or Greater Bay, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Merger Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the Common Stock of Santa Clara of the Conversion Ratio in the Merger and does not address Santa Clara's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Santa Clara and Greater Bay, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Santa Clara and for Greater Bay; (ii) the assets and liabilities of Santa Clara and Greater Bay, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

It is understood that this letter is for the information of the Board of Directors of Santa Clara. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of Santa Clara with respect to any approval of the Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Conversion Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Stock of Santa Clara.

Very truly yours,


First Security Van Kasper

                                                                         ANNEX C
         Selected Provisions of the California General Corporation Law

                          Regarding Dissenters' Rights

   CALIFORNIA CORPORATIONS CODE, SECTIONS 1300--1304

Section 1300. Right to Require Purchase--"Dissenting Shares" and "Dissenting Shareholder" Defined.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

      (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

      (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

      (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

      (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Demand for Purchase.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. Endorsement of Shares.

   Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Agreed Price--Time for Payment.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. Dissenter's Action to Enforce Payment.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                                                         ANNEX D
                              Bank of Santa Clara

                           Annual Report on Form 10-K

                      For the Year Ended December 31, 1999

 F E D E R A L    D E P O S I T    I N S U R A N C E    C O R P O R A T I O N
                            Washington, D.C.  20429

                                F 0 R M    10-K

(MARK ONE)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT of 1934 [NO FEE REQUIRED]
     For the fiscal year ended December 31, 1999
                                       OR
[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
     For the transition period from ___________ to ___________.

                              BANK OF SANTA CLARA
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          FDIC Certificate No. 21230

                                  CALIFORNIA                    94-2223431
                        (State of other jurisdiction         (I.R.S. Employer
                      of incorporation or organization)   Identification Number)

                          1995 EL CAMINO REAL                      95050
                      SANTA CLARA, CALIFORNIA                    (Zip Code)
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (408) 249-5900

       Securities registered pursuant to Section 12(b) of the Act:  None

          Securities registered pursuant to Section 12(g) of the Act:

       Title of each class         Name of each exchange on which registered
    Common Stock (no par value)           Nasdaq National Market(R)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days:  YES  X   NO
                                       -----   -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendments to this Form 10-K. [_]

The aggregate market value of the voting stock held by non-affiliates of the registrant, based on the closing price of its common stock on January 31, 2000 on the Nasdaq National Market, was $78,525,889.

As of January 31, 2000, 2,326,693 shares of the registrant's common stock (no par value) were outstanding.

FORM 10-K                      Bank of Santa Clara             December 31, 1999


                      DOCUMENTS INCORPORATED BY REFERENCE

                                                        PARTS OF FORM 10-K INTO
DOCUMENTS INCORPORATED                                     WHICH INCORPORATED
----------------------                                  -----------------------
       None                                                       N/A


                               TABLE OF CONTENTS
PART I
     Item 1.   Business
     Item 2.   Properties
     Item 3.   Legal Proceedings
     Item 4.   Submission of Matters to a Vote of Security Holders

PART II
     Item 5.   Market for the Registrant's Common Equity and Related Stockholder Matters
     Item 6.   Selected Financial Data
     Item 7.   Management's Discussion and Analysis of Financial Condition and Results of Operations
     Item 7a.  Quantitative and Qualitative Disclosures about Market Risk
     Item 8.   Financial Statements and Supplementary Data
     Item 9.   Changes in and Disagreements with Accountants on Accounting and
               Financial Disclosure
PART III
     Item 10.  Directors and Executive Officers of the Registrant
     Item 11.  Executive Compensation
     Item 12.  Security Ownership of Certain Beneficial Owners and Management
     Item 13.  Certain Relationships and Related Transactions
PART IV
     Item 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K
     SIGNATURES

FORM 10-K                      Bank of Santa Clara             December 31, 1999


                                  P A R T  I

Item 1.    Business.

General

Bank of Santa Clara (the "Bank") was organized in 1973 under the laws of the State of California. The Bank is an insured bank under the Federal Deposit Insurance Act and is not a member of the Federal Reserve Bank. The Bank offers a wide range of retail and commercial banking products and services primarily to consumers and small-to-medium size businesses in the Santa Clara County market. As of December 31, 1999, the Bank had approximately 597 known holders of record of its common stock, plus an unknown number held in street name.

On January 26, 2000 the Bank entered into a definitive merger agreement (the "Agreement") with Greater Bay Bancorp of Palo Alto, California. Pursuant to the Agreement, the Bank would become a wholly-owned subsidiary of Greater Bay Bancorp. In the merger, Greater Bay Bancorp will issue shares of its stock with an estimated value of approximately $90.8 million, depending on an average closing price of Greater Bay Bancorp's stock prior to the closing. In a tax-free exchange for the shares of stock of the Bank, closing of the transaction is subject to approval by the shareholders of the Bank, receipt of approvals from the appropriate Regulatory Agencies and satisfaction of the conditions set forth in the Agreement, a copy of which has previously been filed with the Bank's Form 8-K dated February 10, 2000 and filed that same date with the Federal Deposit Insurance Corporation.

The Bank currently operates eight branch offices, all located in Santa Clara County. Each of the Bank's eight branch offices offers full-service banking including consumer and business loans as well as deposit accounts. Over the years, the Bank has retained its retail-oriented philosophy as evidenced by the many services and products it makes available to its customers and by locating five of its eight branch offices in or near shopping centers. In addition to its eight branch banking facilities the Bank also operates a "Preferred Lender" SBA Lending Department and an active Dealer Loan Department.

The Bank is an organizing member of Lenders for Community Development, a community development corporation having both a micro-loan program and a housing program. Commitments to Lenders for Community Development are pro-rated to all its members on the basis of asset size. The Bank's commitment to the micro-loan program for 1999 and 1998 was $64,000 and $41,000, respectively. The affordable housing commitment was $286,000 and $182,000 for the same respective periods. A portion of the increase in affordable housing for 1999 was attributed to the establishment of a second pool whereby the bank committed $57,000. The micro-loan program is aimed at very small businesses needing loans of $5,000 to $50,000 which businesses are often unable to procure such small loans through normal banking channels. The housing program provides funds for pre-development expenses and gap financing to organizations specializing in low-income housing. Each loan, whether a micro-loan

FORM 10-K                      Bank of Santa Clara             December 31, 1999


or a housing loan, is designed with the expectation of a return to the participating bank. The Bank believes that visibility and involvement in the community are effective marketing tools in promoting the services offered by the Bank. One way in which the Bank has increased its involvement and visibility in the community is its establishment of the Bank of Santa Clara Foundation. Established in 1992, the Bank of Santa Clara Foundation supports local charities with cash contributions. The Foundation's only revenue is an annual donation from the Bank, the amount of which is determined each December by the Board of Directors. Five of the Bank's Directors serve as the Foundation's Board of Trustees and the Senior Vice President-Administration serves as the Executive Director. None of these individuals receives compensation for this service from either the Foundation or the Bank. The Bank funded the Foundation with $66,000 for the year ended December 31, 1999 and $60,000 for the year ended December 31, 1998. Over the years the Bank has obtained new business both directly from beneficiary organizations and indirectly as a result of the Foundation's funding.

Retail Banking.  Bank of Santa Clara offers a variety of retail deposit services
--------------
including checking and savings accounts, super NOW accounts, money market accounts, certificates of deposit, and Individual Retirement Accounts (IRAs) and Roth IRAs. Through an arrangement with Bisys Brokerage Services, Inc., the Bank offers its customers annuities and mutual funds (non-insured, non-deposit products). In addition, the Bank offers a number of unique products and services such as:

 .    A Budget Account designed for low-income individuals with no ATM or truncation requirements;
 .    A Youth Controlled Savings Account specifically designed to enable minors to learn financial responsibility;
 .    No-cost cashing of government checks available to customers as well as non-
     customers; and,
 .    Service-charge-free accounts for non-profit organizations.

The Bank also offers other services for both individuals and businesses including note collection, transfers of funds (wires), sale and redemption of savings bonds, merchant processing of credit cards, credit card issuance through a "third party", and automated teller machines through national networks.

As a retail bank, Bank of Santa Clara specializes in loans to consumers and small-to-medium size businesses. To satisfy the lending needs of consumers in its service area, the Bank offers home equity financing as well as consumer, automobile, and home improvement loans. Although residential purchase-money loans represented less than 5.00% of the Bank's loan portfolio at December 31, 1999, the Bank makes such loans available to its customers through various mortgage brokers. The Bank does not offer appraisal or escrow services; rather it has chosen to rely upon outside specialists to provide these services for its customers.

In responding to market demand, the Bank introduced an ATM/debit card in 1999.

FORM 10-K                      Bank of Santa Clara             December 31, 1999


Commercial Banking.  For its business customers, the Bank offers a complement of
------------------
business checking and savings accounts. The Bank offers business loans, both secured and unsecured, for a wide variety of business needs such as working capital, inventory financing, acquisitions and expansion, as well as plant and equipment purchases. The Bank also provides lending services to non-profit organizations for general operating needs as well as plant and equipment acquisitions.

Lending Activities

The Bank offers a wide variety of loans both secured and unsecured to its individual and business customers. Because risk is inherent in each credit a bank extends to its customers, the Bank manages its risk by imposing stringent underwriting standards and procedures in its lending practices. Depending upon the size and type of credit, loans may be approved at the branch level, through Loan Administration, or the Board of Directors' Loan and Discount Committee. Loans to insiders and to non-profit organizations require approval by the Bank's entire Board of Directors.

The Board members take an active role in approving loan policies, portfolio mix, loss reserves, and other such items. The Board of Directors reviews, on a monthly basis, the delinquent loan report and watch-list, and discuss actions to be taken with respect to substandard or doubtful loans as well as seriously delinquent loans or those which may require restructuring.

The following table sets forth the composition of the Bank's loan portfolio as of December 31, 1999:

                         Composition of Loan Portfolio
                              (December 31, 1999)

                                                                       Amount         Percent of
              Type of Loan                                              ($000)        Portfolio
--------------------------------------------------------------------------------------------------
Installment (all types) and all other loans                          $  9,110                4.2%
Real Estate - Residential                                               9,169                4.3%
Commercial and industrial loans                                        41,007               19.1%
Real Estate-construction and land development                           6,944                3.2%
Real estate - Non-residential                                         101,493               47.2%
Indirect automobile loans                                              37,402               17.4%
Small Business Administration (SBA) loans                               9,948                4.6%
                                                                     --------
                                                                     $215,073
                                                                     ========

The Bank has not sold loans in the secondary market, and intends to retain SBA loans unless total loans exceed our loan-to-deposit maximum of 80% or as liquidity needs dictate. While the Bank recognizes that significant revenue can be obtained through selling and servicing loans, it is the Bank's strategy to retain its loans in order to strengthen its relationships with its

FORM 10-K                      Bank of Santa Clara             December 31, 1999

customers.
A significant competitive advantage of Bank of Santa Clara is its ability to process loans in a relatively short period of time. Each branch of the Bank has at least one officer with individual loan-approval authority so as to avoid delays often caused by centralized or committee-structured lending.

Each officer's lending limit is established by the Senior Credit Officer and such limit is based on the individual's education, experience and ability. A well-seasoned loan officer may have limits up to $200,000 for unsecured credit and $300,000 secured, while a new lender may have authority only to approve a loan of $25,000.

Loan requests beyond an individual's limit must have at least one more level of approval, depending upon amount and type of request. The Vice President Credit Administrator, Senior Credit Officer, Branch Administrator, and Chief Executive Officer each has loan authority set by the Board. Loan requests beyond the authorities of these officers require approval of the Board's Loan Committee, which committee is authorized to approve loans up to 75% of the Bank's legal lending limit.

Traditionally, the Bank has not chosen to compete for loans to businesses in the high technology sector, since a number of banks in the Bank's market area have developed a specialized knowledge of lending in this sector. Also, it has been the Bank's strategy not to pursue residential mortgage loans but refers these loans to a mortgage company. Mortgage brokers in Santa Clara County have loan programs against which the Bank has chosen not to compete, particularly fixed low-rate 30-year loans. The Bank does actively solicit home improvement and rehabilitation loans, and provides several home equity loan programs. Construction loans are available for single family homes, housing developments and commercial buildings, and the Bank also provides financing for purchase of commercial real estate.

Indirect automobile lending comprised approximately 17% of the loan portfolio with loans outstanding to approximately 3,100 borrowers at December 31, 1999. Although this may be considered a concentration of credit, the Bank believes the risk of loss is minimized because the loans are spread among 3,100 borrowers who have various vocations and live throughout the county. The Bank has no intention of eliminating this lending service, but from time to time has experienced a downturn resulting from offers of below-market rate financing from automobile manufacturers. However, even in such times, the Bank has not experienced any material effect on its earnings.

Over the past five years, the Bank's average loan-to-deposit ratio has consistently ranged between 66% and 73%.

Competition

The Bank considers its primary service area to be composed of the communities located in

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Santa Clara County. The banking business in California generally, and in the Bank's primary service area, specifically, is highly competitive with respect to both loans and deposits and is dominated by a relatively small number of major banks which have many offices operating over wide geographic areas. The Bank competes for deposits and loans principally with these banks, as well as with savings and loan associations, thrift and loan associations, mortgage companies, insurance companies, offers of money market accounts, and other lending institutions. Among the advantages certain of these institutions have over the Bank are their ability to finance extensive advertising campaigns and to allocate their investment assets to regions of highest yield and demand; their ability to offer certain services, such as international banking and trust services which are not offered directly by the Bank; and the ability by virtue of their greater total capitalization, to have substantially higher lending limits than the Bank./1/ While credit unions have not provided significant competition in the past, the Bank is observing a trend toward greater competition from credit unions in the areas of consumer automobile financing. In addition, credit unions are tax-exempt and, therefore, able to pay higher rates on their deposit accounts. These financial institutions are increasing their deposit bases throughout California but less noticeably in Santa Clara County than in other areas. As a result of increased consolidation and the passage of interstate banking legislation, there is and will continue to be increased competition among banks, savings and loan associations and credit unions for the deposit and loan business of individuals and businesses.

In addition to competing with savings institutions, commercial banks compete with other financial markets for funds. For instance, yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Commercial banks also compete for available funds with money market funds.

As in the past, Bank of America and Wells Fargo Bank continue to dominate the market and remain the Bank's major competitors. However, mergers creating extremely large banks and savings associations, continue to have a positive effect on the Bank rather than creating any new competition. New accounts activity at the Bank continued at a high level in 1999, due in part to the impact of these mergers.

Major competition continued from local credit unions in 1999 through aggressive marketing and advertising campaigns in the Santa Clara Valley, and perhaps most significantly, through national legislation liberalizing solicitation of membership. Credit union's non-profit, tax-exempt status permits them to pay higher rates on deposits and charge lower rates on loans than the Bank is able to offer. In the past, local credit unions did not advertise in the mass media since their membership had to be restricted. While the Bank has not lost any significant number of accounts to these credit unions, it might not have received new business that went to a credit union instead of a commercial bank.

A new competition from major banks is their ability to send salespersons with laptop

-----------------
/1/ Legal lending limits to each customer are limited to a percentage of a Bank's shareholders' equity, the exact percentage being 15% or 25% depending on the nature of the loan transaction.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

computers to local small businesses; these computers contain all the parameters necessary for approving credit, and the salespersons can grant a loan virtually immediately. These banks are undercutting rates to levels against which the Bank cannot compete. The amount of business lost by the Bank has not been significant, but has caused additional efforts to be made by the Bank's lenders.

The Bank has a systematic approach to meeting this competition. In the past, the Bank utilized a program of testimonial advertisements which all targeted small businesses. This has been supplemented with an aggressive radio and television campaign. In addition, there is an active personal calling program for managers with financial incentives for new business deposit accounts and loans. Further, as customers are solicited by other financial institutions, Bank officers have the ability to renegotiate existing loans. As an independent bank, Bank of Santa Clara has the ability to be extremely flexible and it uses that flexibility to retain customers.

A major competitive strength is the Bank's visibility in the community. Bank officers are active in Chambers of Commerce and their related business activities. They participate in conferences on small businesses, and provide speeches and written articles on small business borrowing. In addition to business presentations, Bank officers and employees are visible through their community activities, such as serving on boards of associations and charities, sitting on municipal commissions, and participating in charitable fundraisers. If customers require services not offered by the Bank, the Bank will assist those customers through arrangements with correspondent banks or other providers. The Bank believes its ability to offer services not generally available in other institutions (see "Retail Banking") and the Bank's ability to develop products or services in a timely manner in response to customers' needs also gives the Bank a unique competitive strength. However, there can be no assurances that the Bank's efforts to compete with other financial institutions will be successful.

Year 2000 Readiness and Results

As a result of what now appears to be a simple oversight, many earlier versions of software applications throughout numerous industries contained coding that originally established logic and year "fields" with only two digits rather than four digits; for example, 98 verses 1998. The problem being that come the first day of the year 2000, the systems would not know if it were 2000, 1900 or any other year having double zeros at the end. Without correcting these built-in flaws prior to January 1, 2000, systems could yield extremely erroneous data or simply lock up and fail. It is particularly critical that the applications of financial institutions, which are date, interest and transaction oriented, be fully functional through the end of 1999 and into the next century without any effect on the institution's ability to maintain accurate transaction, financial and analytical information. This issue has been commonly referred to as Year 2000, or Y2K, compliance. The FDIC began reviewing all banks in 1998 on their Year 2000 compliance progress.

On October 15, 1998 the FDIC, in coordination with the other federal bank regulatory agencies, adopted and published new "Interagency Guidelines Establishing Year 2000

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Standards for Safety and Soundness" for insured depository institutions, including State Nonmember banks. The Guidelines became effective as October 15, 1998. Bank of Santa Clara has complied with the Guidelines and all other regulatory requirements for Y2K compliance. The Bank experienced no difficulty in successfully accomplishing the transition to the year 2000 and does not anticipate any future problems. The Bank's total budget for Y2K compliance was $21,545, of which $3,800 and $8,683 was expended in 1998 and 1999, respectively, and $9,062 to be expended in 2000.

Supervision and Regulation

General.  To the extent that the following information describes statutory and
-------
regulatory provisions, it is qualified in its entirety by reference to the statutory and regulatory provisions described. No assurance can be given that such statutes and regulations will not be changed in the future.

Effective July 1, 1997, the office of the California Superintendent of Banks and the California State Banking Department was abolished. All powers, duties, responsibilities, and functions of the Superintendent of Banks and the State Banking Department were transferred to the Commissioner of Financial Institutions and the Department of Financial Institutions, respectively. The Commissioner of Financial Institutions and the Department of Financial Institutions succeeded to all the rights and property of the Superintendent of Banks and the State Banking Department, respectively. The Department of Financial Institutions regulates, supervises, and periodically examines the Bank.

As a state chartered non-member bank, the Bank is also subject to the Federal Deposit Insurance Act and regulations issued pursuant thereto, including the obligation to pay FDIC Bank Insurance Fund Assessments and to be examined by the FDIC. Most aspects of the Bank's business are governed by the regulations of these two agencies, which require periodic reports by the Bank and regulate the Bank's activities in areas such as investments, loans, check clearing, branching, reserves against deposits, and capital adequacy.

In addition to the challenges presented by the great breadth of the regulatory subject matter which affects the Bank, it should also be noted that the regulatory agencies which have jurisdiction over the Bank have broad discretion in exercising their supervisory powers. For example, under federal law, the FDIC has authority to prohibit a state non-member bank from engaging in banking practices which it considers unsafe and unsound. The Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain "institution-affiliated parties" (primarily including management, employees and agents of a financial institution, independent contractors such as attorneys and accountants, and others who participate in the conduct of a financial institution's affairs). These practices can include the failure of an institution to timely file required reports, the filing of false or misleading information, or the submission of inaccurate reports. Civil penalties may be as high as $1 million a day for such violations. Criminal penalties for some

FORM 10-K                      Bank of Santa Clara             December 31, 1999

financial institution crimes have been increased to 20 years. In addition, federal regulators are provided with great flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, FIRREA expanded the appropriate banking agencies' power to issue cease and desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnification, or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering federal agency to be appropriate.

Besides having to deal with the effects of the regulations and supervision outlined herein, the courts are increasing their scrutiny of banks, particularly with regard to their lending and collection practices. For example, some banks have been found liable for exercising remedies which their loan documents authorized upon the borrower's default. This has occurred in cases where the exercise of those remedies has been determined to be inconsistent with the previous course of dealing between the bank and the borrower. As a result, banks have had to exercise greater caution, incur greater expense, and endure greater exposure to liability when dealing with bad loans.

Impact of Monetary Policies.  Banking has traditionally been a business that
---------------------------
depends on rate differentials but, due to deregulation of the industry, the business of banking is becoming increasingly dependent upon the generation of fees and service charges as well. In general, the difference between the interest rate paid by the Bank on its deposits and its other borrowings and the interest rate received by the Bank on loans extended to its customers and securities held in its investment portfolio represent a major portion of the Bank's earnings.

The earnings and growth of the Bank are affected not only by general economic conditions, both domestic and foreign, but also by the monetary and fiscal policies of the United States Government and its agencies, particularly the Federal Reserve Board (Fed). These agencies can and do implement national monetary policy. The Fed seeks to curb inflation and combat recession by their open market operations in United States Government securities. The Fed also adjusts the amount of interest-free reserves that banks and other financial institutions are required to maintain, and makes adjustments to the discount rates applicable to borrowings by banks that are members of the Federal Reserve System. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Regulations affecting commercial banks continue to change. The Federal Government, its monetary and fiscal authorities, including proposed changes in the structure of banking in the United States, allow the Bank no ability to predict future changes in interest rates, credit availability, deposit levels, or the overall performance of banks generally or of the Bank in particular.

Recent and Potential Legislation and Other Matters.  The banking industry in the
--------------------------------------------------
United States is affected by the extensive regulation of commercial banking activities and, on an on-going basis, by the enactment of federal and state legislation. Such legislation may have the effect of

FORM 10-K                      Bank of Santa Clara             December 31, 1999

increasing or decreasing the cost of doing business, may modify permissible activities, and could enhance the competitive position of non-bank financial institutions. Any change in applicable laws or regulations may have a material adverse effect on the business and prospects of the Bank.

The Federal Deposit Insurance Corporation Improvement Act ("FDICIA") was enacted in 1991 in response to failures of savings and loan associations and banks. FDICIA substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes; it mandated the adoption of regulations to establish safety and soundness standards that apply to banks and bank holding companies. These standards, which apply to the Bank, address bank operations, management, asset quality, earnings, stock valuation, and employee compensation. A bank failing to meet established standards will face mandatory regulatory enforcement action.

Among other things, FDICIA provides increased funding for the Bank Insurance Fund (the "BIF") of the FDIC, primarily by increasing the authority of the FDIC to borrow from the United States Treasury Department. It also provides for expanded regulation of depository institutions and their affiliates. A significant portion of the FDIC's obligations are funded by insurance premiums assessed to BIF members. In addition, FDICIA generally mandated that the FDIC achieve a ratio of reserves to insured deposits of 1.25% within the next 15 years, also to be financed by insurance premiums assessed to BIF members. This level was reached in 1995. The current assessment rates have decreased substantially and appear to be adequate to maintain the mandated ratio. However, there can be no assurance that the current rates will continue to be adequate, and as a result, the assessment rate on BIF members may be increased from time to time as necessary to achieve or maintain the mandated ratio.

FDICIA also requires an insured institution which does not meet any one of the statutory or regulatory capital requirements applicable to it to submit a capital restoration plan for improving its capital. In addition, FDICIA prohibits an insured institution from making a capital distribution, including the payment of a dividend, if after making that distribution, the institution would fail to meet any capital requirements. In addition, if the FDIC determined that the making of any capital distribution constituted an unsafe and unsound banking practice, the FDIC could order the Bank to refrain from making such a distribution.

FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer-oriented banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts. FDICIA contains numerous other provisions, including reporting, examination and auditing requirements, limitations on the FDIC's payment of deposits at foreign branches, and revised regulatory standards for, among other things, real estate lending and capital adequacy.

The legislation also requires, with some exceptions, that each bank have an annual examination performed by its primary federal regulatory agency, and that each bank with $500 million or more in assets have an annual outside independent audit. The outside audit must consider bank

FORM 10-K                      Bank of Santa Clara             December 31, 1999

regulatory compliance in addition to financial statement reporting. Although the independent audit requirements only apply to banks with assets of $500 million or more, the FDIC encourages all banks, regardless of size or charter, to have an annual independent audit of their financial statements. The Bank does have an annual audit conducted by the Bank's independent public accountants.

On December 31, 1992, the Federal Reserve Board, the FDIC, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision published uniform standards for real estate lending which became effective March 19, 1993. These regulations require institutions to establish and maintain written internal real estate lending policies. Each institution's lending policies must be consistent with safe and sound banking practices and appropriate to the size of the institution and the nature and scope of its operations. The policies must establish loan portfolio diversification standards; establish prudent underwriting standards, including loan to value limits, that are clear and measurable; establish loan administration procedures for the institution's real estate portfolio; and establish documentation, approval, and reporting requirements to monitor compliance with the institution's real estate lending policies.

The institution's written real estate lending policies must be reviewed and approved by the institution's board of directors at least annually. Further, each institution is expected to monitor conditions in its real estate market to ensure that its lending policies continue to be appropriate for current market conditions. Finally the rule provides that the lending policies established by the institution should reflect consideration of the Interagency Guidelines for Real Estate Lending Policies adopted by the agencies in connection with the final rule.

On September 23, 1994, the President signed into law the Riegle Community Development and Regulatory Improvement Act of 1994. This Law reflects the tendency of Congress to regulate all phases of banking. The Law amended the Truth in Lending Act to require special disclosures for "high-cost home mortgages", authorized the establishment of a network of federally funded "community development banks", set up comprehensive rules concerning loans secured by real estate in flood-prone areas, and commissioned eight studies on various issues affecting banks, such as check clearing, reserve requirements imposed by the Federal Reserve, risk-based capital standards, the availability of consumer credit, advertisement of consumer credit, and monitoring state laws on money laundering. On the other hand, this Law also purports to reduce previously imposed regulatory burdens on banks by reducing certain reporting, examination, and application procedures for banks in strong financial condition.

On September 29, 1994, the President also signed the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 which permits bank holding companies to apply to the Federal Reserve Board for permission to acquire banks in other states. This portion of the law did not become effective until September 29, 1995. Under this part of the law, states may require that a bank have been in existence for five years before it may be acquired by an out-of-state bank holding company. The law also permits banks, subject to specified conditions including the consent of the applicable state regulators, to acquire branches in other states by merger or establishment of new branches. Individual states had until June 1, 1997, to elect not

FORM 10-K                      Bank of Santa Clara             December 31, 1999

to participate in this part of the law. California fully implemented nationwide interstate banking and branching with the passage of the Caldera, Weggeland and Killea California Interstate Banking and Branching Act of 1995. Effective September 29, 1995, out-of-state institutions that do not already own a California bank must acquire an existing whole five-year old bank before establishing a California branch. De novo branching is not permitted. The present trend toward increased competition and reduction in the total number of banks both in California and nationwide should continue.

On July 10, 1995, the Federal Reserve Board, the FDIC, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision published the Interagency Guidelines Establishing Standards for Safety and Soundness, which became effective August 9, 1995. The Interagency Guidelines established deadlines for submission and review of safety and soundness compliance plans required by the Federal Deposit Insurance Act. The Interagency Guidelines set out the safety and soundness standards that each federal regulator will use to identify and address problems at financial institutions before capital becomes impaired. Areas addressed include loan documentation standards, credit underwriting standards, interest rate exposure, and asset growth. The Interagency Guidelines state a financial institution should have internal controls, information systems, and audit systems that are appropriate to the size of the financial institution and the nature, scope, and risk of its activities.

The Federal Financial Institution Regulatory Agencies published final guidelines effective on October 1, 1996, amending the Interagency Guidelines to include asset quality and earnings standards. The asset quality standards require an institution to identify problem assets and estimate inherent losses. The complexity and sophistication of an institution's monitoring, reporting systems, and corrective actions should be commensurate with the size, nature and scope of the institution's operations. The earnings standards require monitoring and reporting systems similar to those reported in the standards for asset quality. The earnings standards are intended to enhance early identification and resolution of problems. The earnings standards also require an institution to compare its earnings trends relative to equity, assets, and other common benchmarks, with its historical experience and with the earnings trends of its peers.

Another banking bill enacted in California in 1995 was Senate Bill 855 (known as the State Bank Parity Act and is referred to herein as the "SBPA"). SBPA went into effect on January 1, 1996, and its purpose is to allow a California state bank to be on a level playing field with a national bank by the elimination of certain disparities. In addition, SBPA allows the California Commissioner of Financial Institutions authority to implement certain changes in California banking law which are parallel to changes in national banking laws such as, for example, closer conformance of California's version of Regulation O to the FRB's version of Regulation O and allowing the repurchase of stock with the prior written consent of the Commissioner.

On February 14, 1997 the FDIC published a final rule revising its securities regulations, and detailing registration and reporting requirements for insured state non-member banks with securities required to be registered under Section 12 of the Securities Exchange Act of 1934. The final rule incorporates through cross-reference the corresponding regulations of the

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Securities and Exchange Commission (SEC) into the provisions of the FDIC's securities regulations. The FDIC believes incorporation through cross-reference will assure that the FDIC's regulations remain substantially similar to the SEC's Regulations, as required by law.

On August 7, 1998, the Credit Union Membership Act was enacted to amend the Federal Credit Union Act to clarify existing law with regard to the field of membership in Federal credit unions, to preserve the integrity and purpose of Federal credit unions, to enhance supervisory oversight of insured credit unions, and for other purposes. The Act allows existing credit union members to maintain their membership. In addition, the Act permits Federal credit unions to include groups with multiple common bonds as long as each group has fewer than 3,000 people, as well as larger groups that the National Credit Union Administration ("NCUA") determines would be unable to maintain an independent credit union. In connection with the Act, on December 17, 1998, the NCUA approved a new rule that substantially expands credit union eligibility and size. The NCUA expanded the list of people who can join a credit union by virtue of their relationship to an existing or potential member. Effective January 1, 1999, unmarried gay and straight couples, roommates, live-in nurses and maids, and other unrelated people who live together can join one another's credit unions, provided they share rent or otherwise act as an economic unit.
In addition, the new rule gives credit unions the ability to add new groups to their membership for the first time since October 23, 1996, when a Federal judge in a credit union case temporarily prohibited such growth. The NCUA also set a soft floor of at least 3,000 potential members for new credit unions. As a result, the new rule from the NCUA makes it harder for a company with fewer than 3,000 employees to form a new credit union rather than joining an existing credit union.

On July 29, 1998, the Homeowners Protection Act of 1998 was enacted which requires the automatic cancellation and notice of cancellation rights for private mortgage insurance that is required as a condition for entering into a residential mortgage transaction. The Act became effective July 29, 1999.

On December 1, 1998 the FDIC published a final rule revising the agency's rules and regulations governing the activities and investments of insured state nonmember banks, and consolidating those rules and regulations into a single section, Part 362, of the FDIC's Rules and Regulations. The FDIC also approved updating and incorporating into Part 362 portions of the FDIC's rules and regulations governing the securities activities of subsidiaries and affiliates of insured state nonmember banks. The revised rule provides the framework for which certain state chartered banks or their majority owned subsidiaries may engage in activities that are not permissible for national banks or their subsidiaries. All contemplated activities must, however, be permitted by the institution's chartering authority. In addition, if an activity or equity investment is permissible under state law, the revised rule will allow the FDIC to move more expeditiously on requests. The final rule's notice procedure will expedite the processing of requests from banks meeting various eligibility requirements. Activities to which notice processing has been extended includes securities underwriting and real estate investment activities.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

On November 12, 1999, the President signed the Gramm-Leach-Bliley Act, which comprehensively restructures important aspects of the statutory framework that governs the financial services industry. The new law removes Depression era barriers that had separated banks and securities firms. Enactment of the legislation makes it easier for affiliations between banks, securities firms and insurance companies. Among other matters, the Act also covers consumer privacy, disclosure of ATM charges to non-customers and disclosures of agreements between banks and community groups.

Other legislation that has been or may be proposed to the United States Congress and the California legislature may also affect the business of the Bank. It cannot be predicted whether or when any pending or proposed legislation will be adopted or the effect such legislation may have upon the business of the Bank.

Capital Adequacy Requirements.  Federal regulators have established minimum
-----------------------------
risk-based capital standards for commercial banks. These guidelines provide a measure of capital levels and are intended to reflect the degree of risk associated with both on- and off-balance sheet items. The risk-based capital rules establish minimum standards; they do not evaluate all factors affecting an organization's financial condition. Overall capital assessments by federal regulators include analysis of such additional factors as (i) overall interest rate exposure; (ii) liquidity, funding, and market risks; (iii) quality and level of earnings; (iv) investment or loan portfolio concentration; (v) quality of loans and investments; (vi) the effectiveness of loan and investment policies; and (vii) management's overall ability to monitor and control other financial and operating risks.

A financial institution's risk-based capital ratio is calculated by dividing its qualifying capital by its period-end risk-weighted assets. Financial institutions, including the Bank, generally are expected to meet a minimum ratio of qualifying total capital to risk-weighted assets of 8%, at least one-half of which capital must be in the form of core capital (Tier 1), consisting of common stock, noncumulative perpetual preferred stock, minority interests in equity capital accounts of consolidated subsidiaries, and limited amounts of qualifying mortgage servicing rights, less most other intangible assets other than qualifying supervisory goodwill. Supplementary capital (Tier 2) consists of, among other things, the allowance for loan losses up to 1.25% of risk-weighted assets, cumulative, perpetual and term preferred stock, certain hybrid capital instruments, and term subordinated debt. The maximum amount of Tier 2 capital that may be recognized for risk-based capital purposes is limited to 100% of Tier 1 capital (after any deductions for disallowed intangibles and other items). The aggregate amount of term subordinated debt and intermediate term preferred stock that may be classified as Tier 2 capital is limited to 50% of Tier 1 capital. Certain other limitations and restrictions apply as well.

The risk-based capital requirements did not replace or eliminate minimum leverage ratios of capital to total assets that banks are required to maintain. The federal regulatory agencies have adopted a 3% minimum leverage ratio that is intended to supplement risk-based capital

FORM 10-K                      Bank of Santa Clara             December 31, 1999

requirements and to ensure that all financial institutions, even those that invest predominantly in low-risk assets, continue to maintain a minimum level of core capital. These regulations provide that a financial institution's minimum leverage ratio is determined by dividing its Tier 1 capital by its quarterly total assets, less "intangibles" not included in Tier 1 capital. Period-end assets may be used in place of quarterly average total assets on a case-by-case basis.

Under these rules, a minimum leverage ratio of 3% is required for institutions which have been determined to be in the highest of five categories used by regulators to rate financial institutions. All other organizations are required to maintain leverage ratios of at least 100 to 200 basis points above the 3% minimum. It is improbable, however, that an institution with a 3% leverage ratio would be rated in the highest category, since a strong capital position is so closely tied to the rating system. Therefore, the "minimum" leverage ratio is, for all practicable purposes, significantly above 3%.

The leverage ratio establishes a minimum standard affecting the ability of financial institutions, including the Bank, to increase assets and liabilities without increasing capital proportionately. A state non-member bank which fails to maintain sufficient capital to meet both capital requirements is required to submit a plan to the FDIC describing means and a schedule by which the bank will achieve its minimum capital ratios. Failure to submit a plan, or failure to comply with an approved plan, may subject a bank to restrictions on its operations and activities, and to other regulatory actions, including assessments of its shareholders. Pursuant to federal law, continued failure to achieve minimum capital requirements may result in placement of the bank under a conservatorship or receivership and, ultimately, in liquidation by the federal regulator. Pursuant to California law, the Commissioner, Department of Financial Institutions, has authority, under certain circumstances (e.g., if the bank's capital is impaired or the bank is conducting its business in an unsafe or unsound manner) to take possession of the property and business of the bank and tender it to the appropriate federal regulator for liquidation. In addition, if the Commissioner believes that a bank's capital is impaired, the Commissioner is required to order the bank to correct the impairment. In such a case, the bank must levy and collect an assessment on the shares of the bank's common stock.

Prompt Corrective Action.  FDICIA requires federal regulators to take "prompt
------------------------
corrective action" with respect to institutions that do not meet minimum capital requirements. In response to this requirement, federal regulators adopted rules based upon FDICIA's five capital tiers. These rules, which apply to the Bank, provide that an institution is "well capitalized" if its risk-based capital ratio is 10% or greater, its Tier 1 risk-based capital ratio is 6% or greater, its leverage ratio is 5% or greater, and the institution is not subject to a capital directive or other enforceable order by federal regulators. An institution is "adequately capitalized" if its risk-based capital ratio is 8% or greater, its Tier 1 risk-based capital ratio is 4% or greater, and its leverage ratio is 4% or greater (3% or greater for the most highly-rated institutions, as rated by federal regulators). An institution is considered "undercapitalized" if its risk-based capital ratio is less than 8%, its Tier 1 risk-based capital ratio is less than 4%, or its leverage ratio is less than 4%. An institution is "significantly undercapitalized" if its risk-based capital ratio is less than 6%, its Tier 1 risk-based capital ratio is less than 3%, or its leverage ratio is less than 3%.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

An institution is deemed to be "critically undercapitalized" if its ratio of tangible equity (Tier 1 capital) to total assets is equal to or less than 2%. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if the FDIC determines that the institution is in an unsafe and unsound condition or if the FDIC deems the bank to be engaged in an unsafe or unsound banking practice.

No sanctions apply to institutions that are "well-capitalized." "Adequately capitalized" institutions are prohibited from accepting brokered deposits without the consent of their primary federal regulator. "Undercapitalized" institutions are required to submit a capital restoration plan for improving capital and are prohibited from taking capital distributions or paying management fees to controlling persons if such distributions or fees would result in the institution being undercapitalized; may be subject to growth limitations; and acquisitions, branching, and entering into new lines of business would be subject to prior regulatory approval. Finally, the institution's regulatory agency has discretion to impose certain of the restrictions generally applicable to "significantly undercapitalized" institutions.

In the event an institution is deemed to be "significantly undercapitalized", it may be required to sell additional shares of stock, merge or be acquired, restrict transactions with affiliates, restrict interest rates paid, restrict asset growth or reduce total assets, divest a subsidiary, or dismiss specified directors or officers. A "critically undercapitalized" institution is generally prohibited from making payments on subordinated debt and among other things may not, without the prior approval of the FDIC, enter into a material transaction other than in the ordinary course of business, engage in certain transactions with affiliates, or pay excessive compensation or bonuses. "Critically undercapitalized" institutions are subject to appointment of a receiver or conservator by the institution's federal regulator.

Community Reinvestment Act.  On May 4, 1995 the federal regulatory agencies for
--------------------------
financial institutions published a joint final rule and related regulations under the Community Reinvestment Act of 1977 ("CRA"). The final rule sets forth guidelines to financial institutions on the nature and extent of their obligation under CRA to help meet the credit needs of their communities including low- and moderate-income neighborhoods. The final regulations also set forth the methods by which the obligation will be assessed and enforced.
The final joint rule and regulations were effective July 1, 1995. The final rule emphasizes performance rather than process, consistency in evaluations, and the elimination of unnecessary burden. As compared to the rules and regulations proposed in 1993 and 1994, the final rule reduces record keeping and reporting requirements. However, it is certain that banks will continue to incur significant costs in attempting to comply with CRA and the complicated regulations which have evolved from it.

The FDIC conducts periodic examinations of banks' compliance with the Community Reinvestment Act. The four examinations previously conducted at the Bank have each resulted in an Outstanding rating. The examination conducted in 1998 under the new rules also resulted in an Outstanding rating.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Certain Financial Ratios

The following table sets forth certain financial data and ratios with respect to the Bank for the years ended December 31, 1999, 1998, and 1997. This information should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed audited financial statements and notes thereto which accompany this Annual Report.

                                                      Year Ended December 31,
                                                      -----------------------
                                                      (000's except ratios)

                                                                1999           1998          1997
                                                                ----           ----          ----

Net income                                                     $  4,403       $  3,956      $  3,365
Average equity capital accounts                                $ 29,106       $ 26,174      $ 23,662
Ratio of net income to average equity capital accounts           15.13%         15.11%        14.22%
Average daily total deposits                                   $288,930       $255,683      $233,254
Ratio of net income to average daily total deposits               1.52%          1.55%         1.44%
Average daily loans                                            $193,011       $183,820      $161,546
Ratio of average daily loans to average daily total              66.80%         71.89%        69.26%
 deposits

Employees

At December 31, 1999, the Bank had 164 full-time equivalent employees. No employees have union representation. The Bank considers relations with its employees to be good.

Item 2.   Properties

The Bank's Main Office and Administrative Headquarters are located at 1995 El Camino Real, Santa Clara, California 95050. The Bank occupies approximately 63% of the new facility and is leasing approximately 11,000 square feet of the facility to two professional corporations.

The Bank's Homestead branch, originally leased by the Bank in 1975, is located at 3595 Homestead Road, Santa Clara. The lease expires on July 31, 2000; however, the Bank will be exercising an option to extend the term to July 31, 2005, and it has two additional options of five years each to extend the term up to July 31, 2015. The Homestead Office's approximately 1,950 square foot free-standing building is located on the corner parcel of a shopping center.

The Bank's Milpitas branch is located at 1785 Landess Avenue, Milpitas. This property was purchased by the Bank in 1978 and will be fully depreciated in 2003.

The Bank's Sunnyvale branch is located at 107 East El Camino Real, Sunnyvale. The lease term for this facility expires May 29, 2003. The Bank has two consecutive ten-year options to extend the term until May 29, 2023.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

The Bank's Evergreen branch is located in a 3,000 square foot free-standing building located at 2779 Aborn Road, San Jose. The lease term for this facility expires August 31, 2004, and the Bank has options to extend the term of the lease for an additional ten years.

The Bank's Camden branch is located at 2061 Camden Avenue, San Jose. The term of the lease for this facility expires on July 31, 2005, and the Bank has options to extend the lease term an additional ten years.

The Bank's McKee branch is located at 2150 McKee Road, San Jose. The lease term for this land lease expires on December 31, 2017.

The Bank's First & Taylor branch, located at 695 North First Street, San Jose, occupies a 4,300 square foot, free-standing building. The lease for this facility expires on September 30, 2008 and the Bank has options to extend the term of the lease to September 30, 2018.

In addition to branch offices, the Bank leases a 15,130 square foot facility in Santa Clara, California in which it performs its data processing and central operations functions. The lease expires on September 30, 2002, and the Bank has options to extend the term for an additional 15 years.

Lease obligations (net) for 1999 were $284,254 excluding depreciation of the Milpitas and El Camino Real buildings. The Bank owns all of its furniture, fixtures, and banking equipment as well as its data processing and computer systems hardware.

In July 1997, the Bank successfully upgraded its in-house item and data processing equipment and its banking and other business applications, including the installation of local area networks (LANs) in each building location and a wide area network (WAN) linking all Bank locations.

Item 3.   Legal Proceedings.

There were no legal proceedings requiring disclosure pursuant to this item pending at December 31, 1999, or at the date of this report.

Item 4.   Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote by the shareholders of the Company's common stock during the fourth quarter of 1999.

The Bank's Annual Meeting of Stockholders was held in the second fiscal quarter of 1999 on April 8, 1999. Matters submitted to, voted upon and approved by shareholders were the election of directors, the ratification of independent public accountants, an amendment to the Bank's by-laws providing that the number of directors shall not be less than seven nor more than thirteen (rather than a fixed number) and, an amendment to the bank's articles of incorporation increasing the number of authorized shares to twenty million.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

                                 P A R T   II

Item 5.  Market for the Bank's Common Stock and Related Security Holder Matters.

Based upon information supplied to the Bank by The Nasdaq Stock Market, Inc., the reported ranges of sales prices and trading volume for each quarterly period during the last three years are:

                                          1999                1998               1997
                                          ----                ----               ----
First Quarter:
       High                               $ 24.50            $ 35.00             $ 19.00
       Low                                $ 20.75            $ 26.00             $ 15.75
       Volume                              24,430             61,614              43,100
Second Quarter:
       High                               $ 25.25            $26.415             $ 21.25
       Low                                $ 19.50            $ 23.00             $ 17.75
       Volume                              64,443             93,926              53,870
Third Quarter:
       High                               $ 37.50            $ 26.00             $ 24.75
       Low                                $ 23.50            $ 17.50             $ 21.00
       Volume                              81,484             54,335              33,170
Fourth Quarter:
       High                               $ 34.75            $ 22.00             $ 31.75
       Low                                $ 28.00            $ 19.50             $ 23.50
       Volume                              78,286             88,176              42,127


The Bank has not conducted any investigation as to the accuracy of this information. The price of the last Common Stock sale for 1999, on December 30th, was $33.125 per share.

Shareholders.  As of December 31, 1999, the Bank had approximately 597 known
------------
holders of record of its common stock, plus an unknown number held in street name.

Dividends.  The Bank declared and paid annual cash dividends of $0.55 per share,
---------
$0.50 per share, and $0.50 per share in 1999, 1998 and 1997, respectively. On January 18, 2000, the Bank declared a cash dividend of $0.60 per share, payable February 21, 2000 to shareholders of record as of February 7, 2000.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Item 6.   Selected Financial Data.

The following table sets forth a summary of selected financial data for the Bank for each of the last five fiscal years ended December 31, 1999:

                                                         Year Ended December 31,
                                                         -----------------------
                                            (in thousands, except per share data and ratios)
                                                  1999          1998          1997          1996          1995
                                                  ----          ----          ----          ----          ----
Statement of Earnings Data:
---------------------------
Total interest and fee income                 $   24,175    $   22,437    $   20,722    $   18,796    $   16,965
Total interest expense                            (6,213)       (6,247)       (5,909)       (5,585)       (5,016)
                                              ----------    ----------    ----------    ----------    ----------
   Net interest income                            17,962        16,190        14,813        13,211        11,949
Provision for loan losses                           (675)         (600)         (800)         (650)         (475)
                                              ----------    ----------    ----------    ----------    ----------
Net interest income after provision
      for loan losses                             17,287        15,590        14,013        12,561        11,474
Security gains                                        16             -             5             5             7
Other non-interest income                          3,792         3,398         2,984         2,517         2,467
Other non-interest expenses                      (14,294)      (13,014)      (12,019)      (10,567)       (9,878)
                                              ----------    ----------    ----------    ----------    ----------
   Income before taxes                             6,801         5,974         4,983         4,516         4,070
Income taxes                                      (2,398)       (2,018)       (1,618)       (1,485)       (1,334)
                                              ----------    ----------    ----------    ----------    ----------
      Net income                              $   4,403     $    3,956    $    3,365    $    3,031    $    2,736
                                              ==========    ==========    ==========    ==========    ==========

Per Share Data:
---------------
Net income per share - assuming dilution      $     1.86    $     1.69    $     1.45    $     1.35    $     1.29
Book value per share                          $    13.53    $    12.15    $    11.56    $    11.29    $    10.44
Weighted average shares
     Outstanding - assuming dilution           2,368,708     2,336,090     2,320,929     2,240,786     2,120,646
Cash dividends per share                      $     0.55    $     0.50    $     0.50    $     0.46    $     0.45

Year-end Balance Sheet Summary:
-------------------------------
Total Assets                                  $  326,934    $  297,721    $  262,458    $  249,311    $  226,606
Net Loans                                        212,769       187,055       171,259       153,130       134,418
Total Deposits                                   293,698       268,465       236,214       226,482       206,331
Shareholders' Equity                              31,368        27,860        24,881        22,079        19,361

Average Balance Sheet Summary:
------------------------------
Total Assets                                  $  319,545    $  283,613    $  259,332    $  236,746    $  206,681
Total Loans                                      193,011       183,820       161,546       141,385       130,443
Total Deposits                                   288,930       255,683       233,254       214,703       187,153
Shareholders' Equity                              29,106        26,174        23,662        20,686        17,856
Capital Ratios:
---------------
Average shareholders' equity to average
      total assets                                   9.1%          9.2%          9.1%          8.7%          8.6%
Total (Tier 1 & Tier 2) risk-based capital          11.9%         12.0%         12.1%         11.9%         12.0%
ratio
Tier 1 risk-based capital ratio                     11.1%         11.2%         11.3%         11.2%         11.3%
Tier 1 leverage ratio                                9.8%          9.8%          9.6%          9.3%          9.4%

Selected Financial Ratios:
--------------------------
Net interest margin (excluding loan fees)            5.9%          6.0%          6.0%          5.8%          6.1%
Efficiency ratio                                    65.7%         66.4%         67.5%         67.2%         68.5%
Return on average assets                             1.4%          1.4%          1.3%          1.3%          1.3%
Return on average shareholder's equity              15.1%         15.1%         14.2%         14.7%         15.3%


FORM 10-K                      Bank of Santa Clara             December 31, 1999

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the Company's financial statements and supplementary data as presented in Item 8 of this report. In addition to historical information, this discussion and analysis includes certain forward-looking statements regarding events and trends which may affect the Company's future results. Such statements are subject to risks and uncertainties that could cause the Company's actual results to differ materially. These risks and uncertainties include, but are not limited to, those described in Item 1 of this report.

Balance Sheet Analysis

Total assets at December 31, 1999, were $326,933,786 representing a $29,213,148, or 9.8%, increase from December 31, 1998. Total assets averaged $319.5 million in 1999 as compared to $283.6 million in 1998 and $259.3 million in 1997. Average total earning assets increased from $232.0 million in 1997 to $255.3 million in 1998 and $290.1 million in 1999. Average earning assets were 90.8%, 90.0% and 89.5% of average total assets in 1999, 1998 and 1997, respectively.

Total interest bearing liabilities averaged $198.5 million in 1999, $176.4 million in 1998, and $162.9 million in 1997, representing an increase of 12.5% from 1998 to 1999, and an 8.3% from 1997 to 1998. The components of the Bank's average earning assets and interest bearing liabilities are presented in the table on page 30.

Earnings Analysis

Net earnings in 1999 were $4,402,559, an increase of $446,912, or 11.3%, over 1998 earnings of $3,955,647. The Bank's earnings for the year ended December 31, 1998, increased 17.6% over earnings of $3,364,756 in 1997. On a per share basis, assuming dilution, net earnings were $1.86 in 1999 compared to $1.69 in 1998 and $1.45 in 1997.

Net interest income (excluding loan fees) for 1999 increased $1.84 million, or 12.0%, from 1998. By far, the most significant impact on the change in net interest income came from a $22.8 million, or 36.8%, increase in average total investments, while at the same time average investment yields decreased by only three basis points. Portfolio yields were maintained by extending investment maturities somewhat and by acquiring more callable instruments. Average total loans also increased in 1999 but impacted earnings at slightly over half that of the increase due to increased investment balances. The reason for the significantly higher investment balances was that loan demand was virtually flat during the first six months of the year, a period in which deposits grew by $22 million. Loan demand did pick up, however, in the third and fourth quarter of 1999 and by year-end the average of total loans grew by $9.2 million, or 5%, over 1998. But, lower market rates pushed loan yields down by an average of 29 basis points, offsetting the effect of increased loan balances on earnings by over 64%.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Lower market rates also significantly affected the cost of deposits by more than fully offsetting the cost impact of a $22.4 million, or 12.7%, increase in interest-bearing deposits.

Net interest income (excluding loan fees) for 1998 increased $1.43 million, or 10.3%, from 1997. Practically all of this increase resulted from a $22.3 million, or 13.8%, increase in average total loans from 1997 to 1998. During the same analyzed period, a $13.5 million, or 8.3%, increase in average interest-bearing liabilities resulted in a $338,000, or 5.7%, increase in the Bank's total interest expense. During the analyzed period the Bank's cost of funds decreased slightly by 9 basis points, or 2.4%, while the yield on earning assets also decreased by 9 basis points, or 1.0%, to 8.45%.

The other elements of the changes in net earnings for 1997 through 1999, namely, provision for loan losses, non-interest income and non-interest expense, are discussed below in this section.

The following table sets forth the major items of earnings per share for 1999, 1998, and 1997:

                      Components of Earnings Per Share/2/
                            Year Ended December 31,

                                                   1999           1998           1997
                                                   ----           ----           ----

          Net interest income                      $  7.58        $  6.93        $  6.40

          Provision for loan losses                 ($0.28)        ($0.26)        ($0.35)

          Other income                             $  1.61        $  1.45        $  1.29

          Other expense                             ($6.03)        ($5.57)        ($5.19)

          Applicable income tax                     ($1.01)        ($0.86)        ($0.70)

          Net earnings (assuming dilution)         $  1.86        $  1.69        $  1.45

Net Interest Income

Net interest income is the difference between interest yield generated by earning assets and the interest expense associated with the funding of those assets. Net interest income is affected by the interest rate earned or paid and by volume changes in loans, investment securities, deposits, and borrowed funds.

-----------------
/2/ Based on the weighted number of shares outstanding.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

In 1999, net interest income (including loan fees) represented 82.5% of net revenues (net interest income plus non-interest income), compared to 82.7% in 1998 and 83.2% in 1997. Net interest margin (net interest income, excluding loan fees, divided by average interest-earning assets) was 5.92% in 1999 compared to 6.00% in 1998 and 5.99% in 1997. The average yield on interest-earning assets was 8.06% in 1999, compared to an average yield of 8.45% in 1998 and 8.54% in 1997. The average cost for interest-bearing liabilities was 3.13% in 1999, 3.54% in 1998, and 3.63% in 1997.

Provision For Loan Losses

The Bank's loan loss provision in 1999 was $675,000, compared to $600,000 in 1998, representing an increase of $75,000, or 12.5%. The 1998 loan loss provision decreased by $200,000, or 25.0%, from the 1997 provision of $800,000. The amount charged annually to the loan loss provision is generally dependent upon management's assessment of the adequacy of the allowance for loan losses (see below, IV. Summary of Loan Loss Experience, Provision and Allowance for Loan Losses), the beginning period balance of the allowance and the charge-offs and recoveries for each period. At period ended December 31, 1999, the allowance for loan losses was 1.07% of outstanding loans as compared to 0.97% in 1998 and 1.00% in 1997.

Non Interest Income

Total non-interest income, including securities gains, increased $410,000, or 13.7%, from 1998 to 1999. The majority of this growth resulted from increased merchant discount activity, up $265,000, or 24.3%, due to a revamping of the Bank's pricing structure and from increased service charges on deposit accounts up $124,000, or 7.4%, due to an overall increase in the number of deposit accounts serviced. Total non-interest income, including securities gains, increased $410,000, or 13.7%, from 1997 to 1998. The majority of this growth was from increased merchant discount activity, up $167,000, or 18.0%, and from ATM interchange fees increasing $142,000, or 75.6%, as a result of the introduction of charging a fee for foreign ATM transactions. During this analyzed period, service charges on deposit accounts increased $101,000, or 6.5%.

Non Interest Expense

Non-interest expense increased $1,280,000, or 9.8%, from 1998 to 1999. The majority of this increase was in salaries and benefits, net occupancy expense and merchant processing expenses which items increased $705,000, or 9.9%, $275,000, or 16.3%, and $167,000, or 15.9%, respectively. Increases in officer and employee salaries resulted primarily from hikes in merit and incentive compensation and from an increase in non-officer full-time equivalent staff. Higher group insurance and payroll taxes, which increased, however at lower rates of growth than those experienced from 1997 to 1998, accounted for most of the approximately $117,000, or 7.5%, increase in employee benefits expense. Occupancy expense grew from 1998 to 1999 directly because of increased rent and amortization expense associated with the newly relocated

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Sunnyvale Branch Office. Merchant processing charges grew primarily due to increased third party processor pass through charges. Note that the $95,000, or 47.3%, increase in professional services resulted from accruals for legal and accounting services pertaining to the definitive agreement signed with Greater Bay Bancorp on January 26, 2000 (see Audited Financial Statements, Note S - Subsequent Events). Offsetting these increases were actual decreases in advertising and marketing, insurance and data processing expenses. Here, lower expenditures occurred in bond, business development, other marketing, and data processing conversion expenses.

Non-interest expense increased $995,000, or 8.3%, from 1997 to 1998. The majority of this increase was in salaries and benefits, merchant processing charges and data processing expenses which items increased $648,000, or 10.0%, $262,000, or 33.3%, and $142,000, or 42.4%, respectively. Data processing expenses increased due to the full year of hardware and software depreciation in 1998 versus slightly over one-half year's expense in 1997 due to the systems upgrades in 1997, and due to increased hardware maintenance in 1998. Increases in both officer and employee salaries, due primarily to merit and incentive compensation increases, coupled with a significant increase in group insurance costs and somewhat higher payroll taxes, accounted for most of the salary and benefits expense. These increases were offset somewhat by reduced property insurance costs, reduced television advertising and ad agency fees, and lower net occupancy costs. Net occupancy costs declined due to the entire second floor of the Bank's El Camino Real Administrative Headquarters being fully leased throughout 1998 compared to only being partially leased in 1997.

Liquidity

Liquidity is a measure of the Bank's ability to convert assets into cash with minimum loss. Liquidity consists of cash and due from time account deposits with other banks, investments, and Fed Funds sold. The Bank's policy is to maintain a liquidity ratio of 20% or greater of total assets. As of December 31, 1999, the Bank's primary liquidity ratio was 29.2% compared to 31.1% and 24.8%, respectively, for the same periods ended 1998 and 1997. The objective of liquidity management is to ensure that the Bank has available funds to meet all present and future financial obligations and to take advantage of business opportunities as they arise. Financial obligations arise from withdrawals of deposits, repayment on maturity of purchased funds, extension of loans or other forms of credit, payment of operating expenses, and payment of dividends.

Core deposits, which consist of all deposits other than time deposits, have provided the Bank with a sizable source of relatively stable and low-cost funds. The Bank's average core deposits funded 63% of average total assets of $319.5 million for 1999, 61% of average total assets of $283.6 million for 1998 and 64% of average total assets of $259.3 million for 1997. This continued growth in average core deposits is due to ongoing marketing efforts to attract and retain small business accounts.

Liquidity may also be provided from a variety of other sources including interest-earning

FORM 10-K                      Bank of Santa Clara             December 31, 1999

deposits in banks and federal funds sold. The aggregate of these assets averaged $12.2 million in 1999, $9.3 million during 1998 and $6.0 million during 1997. In addition, liquidity may also be provided by marketable investment securities, particularly those maturing within one year. At December 31, 1999, securities maturing within one year totaled $9.6 million, or 11.0% of the Bank's investment portfolio. Securities callable, or maturing within one year, at December 31, 1999, totaled $51.2 million, or 58.2% of the investment portfolio. The Bank purchases investment securities with the intent of holding them until maturity.

Item 7a.  Quantitative and Qualitative Disclosures about Market Risk

Asset and Liability Management

The largest component of the Bank's earnings is net interest income, which can fluctuate widely when significant interest rate movements occur. The Bank's management is responsible for minimizing the Bank's exposure to interest rate risk and assuring an adequate level of liquidity. This is accomplished by developing objectives, goals, and strategies designed to enhance profitability and performance.

Ongoing management of the Bank's interest rate sensitivity limits interest rate risk by controlling the mix and maturity of assets and liabilities. Management regularly reviews the Bank's position and evaluates alternative sources and uses of funds as well as changes in external factors. Various methods are used to achieve and maintain the desired rate sensitivity position including the sale or purchase of assets and product pricing.

In order to ensure that sufficient funds are available for loan growth and deposit withdrawals, as well as to provide for general needs, the Bank must maintain an adequate level of liquidity. Both assets and liabilities provide sources of liquidity. Asset liquidity comes from the Bank's ability to convert short-term investments into cash and from the maturity and repayment of loans and investment securities. Liability liquidity is provided by the Bank's ability to attract deposits. The primary source of liability liquidity is the Bank's customer base which provides core deposit growth. The overall liquidity position of the Bank is closely monitored and evaluated regularly. Management believes the Bank's liquidity sources at December 31, 1999, were adequate to meet its operating needs in 1999 and going forward into the foreseeable future.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

The following table sets forth the Bank's rate sensitivity position, that is the interest repricing opportunity schedule of its assets and liabilities.

                       Rate Sensitive Assets/Liabilities
                            as of December 31, 1999
                            -----------------------
                          (in thousands except ratios)

                                                3 mos.         Over 3 mo.        over 1 yr.           Over
                             Immediate         or less        Thru 12 mos.      thru 5 yrs.          5 yrs.            Total
                             ---------         -------        ------------      -----------          ------            -----
         Assets
Loans/3/                       $  49,494        $   6,529         $   3,472       $   78,336         $   77,076       $  214,907
Federal Funds                          -                -                 -                -                  -                -
Securities/4/                          -            7,921            43,325           29,237              7,534           88,017
Certificates of Deposit                -                -                 -                -                  -                -
                               ---------        ---------         ---------       ----------         ----------       ----------
    Total                         49,494            7,713            11,932          129,690            104,095          302,924
                               =========        =========         =========       ==========         ==========       ==========

     Liabilities
Money Market                      30,137                -                 -                -                  -           30,137
Super NOW                         28,991                -                 -                -                  -           28,991
Savings                                -           49,747                 -                -                  -           49,747
Certificates of Deposit
  Of less than $100,000                -           12,845            21,773            4,891                  -           39,509
Certificates of Deposit
  Of more than $100,000                -           32,225            17,286            3,371                  -           52,882
                               ---------        ---------         ---------       ----------         ----------       ----------
    Total                       $ 59,128        $  94,817         $  39,059       $    8,262         $        -       $  201,266
                               =========        =========         =========       ==========         ==========       ==========

Rate Sensitivity Gap           $  (9,634)       $ (87,104)        $ (27,127)      $  121,428         $  104,095
Cumulative Gap                 $  (9,634)       $ (96,738)        $(123,865)      $   (2,437)        $  101,658
Rate Sensitivity Ratio              0.84%            0.37%             0.36%            0.99%             1.51%
Risk at 1% Change /5/          $    (0.3)       $  (119.3)        $  (610.8)      $    (24.4)        $        -


Effect of Changing Prices

The results of operations and financial conditions presented in this report are based on historical cost information and are unadjusted for the effects of inflation.

Since the assets and liabilities of banks are primarily monetary in nature (payable in fixed, determinable amounts), the performance of the Bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

The effect of inflation on banks is normally not as significant as its influence on those businesses that have large investments in plants and inventories. During periods of high

-----------------
/3/  Excludes non-accruing loans.
/4/ Callable securities listed by the earlier of the call date or maturity date.
/5/ Reflects estimated effect on earnings assuming a 1% change in market interest rate; shown in thousands of dollars.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

inflation, there are normally corresponding increases in the money supply, and banks will generally experience above average growth in assets, loans, and deposits. Also, increases in the price of goods and services will result in increased operating expenses.

Capital

Total shareholders' equity at December 31, 1999, was $31,368,376, an increase of $3.51 million, or 12.6%, from the same period ended 1998. At December 31, 1998, shareholders' equity was $27,860,340, representing an increase of $2.98 million, or 12.0%, over 1997. Increases in shareholders' equity were primarily attributable to the retention of net income after payment of cash dividends of $1,264,451 in 1999, $1,114,620 in 1998 and $1,018,492 in 1997.

In 1989, the FDIC established risk-based capital guidelines requiring banks to maintain certain ratios of "qualifying capital" to "risk-weighted assets".
Under the guidelines, qualifying capital is classified into two tiers, referred to as Tier 1 (core) and Tier 2 (supplementary) capital. See "Item 1. Business
- Supervision and Regulation."  Currently, the Bank's Tier 1 capital consists of
common shareholders' equity.   Tier 2 capital consists of eligible allowance for
loan losses. Total capital is the sum of Tier 1 plus Tier 2 capital. Risk-weighted assets are calculated by applying risk percentages specified by the FDIC to categories of both balance sheet assets and off-balance sheet obligations.

At year-end 1990, the FDIC also adopted a leverage ratio requirement. This ratio supplements the risk-based capital ratios and is defined as Tier 1 capital divided by quarterly average assets during the reporting period. The requirement established a minimum leverage ratio of 3.0% for the highest rated banks and ratios 100 to 200 basis points higher for most banks.

Furthermore, as mandated by the FDIC Improvement Act of 1991, in 1993 the FDIC began assessing risk-based deposit insurance assessments based upon financial institutions' capital resources and "management strength". To qualify for the lowest insurance premiums as indicated in the following table, "well-capitalized" financial institutions must maintain risk-based Tier 1 and total capital ratios of at least 6.0% and 10.0% respectively. "Well-capitalized" financial institutions must also maintain a leverage ratio equal to or exceeding 5.0%.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

The following table shows the Bank's risk-based capital ratios and the leverage ratios at December 31, 1999, 1998, and 1997 as well as the regulatory requirements for a "well-capitalized" bank.

                                                                   Minimum
                                      Capital Ratios                "Well
                                       December 31,              Capitalized"
                                    -----------------
 Risk-Based Capital Ratios          1999         1998    1997    Requirements
 -------------------------          ----         ----    ----    ------------

Total Capital (Tier 1 & Tier 2)     11.9%        12.0%    12.1%       10.0%
Tier 1 Capital                      11.1%        11.2%    11.3%        6.0%
Leverage Ratios                      9.8%         9.8%     9.6%        5.0%


Subsequent Event

On January 26, 2000 the Bank entered into a definitive merger agreement (the "Agreement") with Greater Bay Bancorp of Palo Alto, California. Pursuant to the Agreement, the Bank would become a wholly-owned subsidiary of Greater Bay Bancorp. In the merger, Greater Bay Bancorp will issue shares of its stock with an estimated value of approximately $90.8 million, depending on an average closing price of Greater Bay Bancorp's stock prior to the closing. In a tax-free exchange for the shares of stock of the Bank, closing of the transaction is subject to approval by the shareholders of the Bank, receipt of approvals from the appropriate Regulatory Agencies and satisfaction of the conditions set forth in the Agreement, a copy of which has previously been filed with the Bank's Form 8-K dated February 10, 2000 and filed that same date with the Federal Deposit Insurance Corporation and referenced herein under Exhibit Number 2.1.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

I.  Distribution of Assets, Liabilities, and Stockholders' Equity; Interest
---------------------------------------------------------------------------
Rates and Interest Differentials
--------------------------------

The following tables reflect an analysis of net interest income and related changes in 1999 compared to 1998 and 1997.

                                       Net Interest Income and Average Balances

                                             Year Ended December 31,

                                                                     1999                                      1998

                                                 ---------------------------------------------------------------------------------

                                                                   Interest                                  Interest

                                                    Average         Income      Average       Average         Income       Average

                                                    Balance       (Expense)      Yield        Balance        (Expense)      Yield

                                                    (000's)        (000's)       (Cost)       (000's)         (000's)       (Cost)

                                                 -------------   ------------   --------   -------------   -------------   --------


Interest Earning Assets

Taxable investment securities                        $ 63,025        $ 3,984       6.32%     $   37,412       $   2,438       6.52%

Non taxable investment securities                      21,915          1,200       5.48%         24,694           1,373       5.56%

Time deposits with other financial institutions           315             16       5.08%            464              26       5.60%

Federal funds sold                                     11,879            590       4.97%          8,884             456       5.13%

Loans /1/                                             193,011         18,385       9.53%        183,820          18,144       9.87%

                                                     --------        -------                 ----------       ---------

   Total interest earning assets                      290,145         24,175       8.33%        255,274          22,437       8.79%



Non-interest Earning Assets

Cash and due from banks                                16,461                                    16,815

Premises and equipment                                 10,519                                    10,047

Interest receivable and other                           2,420                                     1,477

 assets                                              --------                                ----------

Total non-interest-earning assets                      29,400                                    28,339

                                                     --------                                ----------

             Total assets                            $319,545                                  $283,613
                                                     ========                                ==========



Interest-Bearing Liabilities

Demand (Money Market & Super NOW)                    $ 60,926        $  (973)     -1.60%     $   55,957       $  (1,087)     -1.94%

Savings deposits                                       50,368         (1,250)     -2.48%         45,135          (1,326)     -2.94%

Time deposits                                          87,191         (3,988)     -4.57%         74,997          (3,817)     -5.09%

Federal funds purchased                                    34             (2)     -5.88%            291             (17)     -5.84%

                                                     --------        -------                 ----------       ---------

   Total interest-bearing liabilities                 198,519         (6,213)     -3.13%        176,380          (6,247)     -3.54%

                                                                     -------                                  ---------



Non-interest-Bearing Liabilities

Demand deposits                                        90,445                                    79,593

Interest payable and other liabilities                  1,475                                     1,466

                                                     --------                                ----------

   Total non-interest-bearing liabilities              91,920                                    81,059

                                                     --------                                ----------

      Total liabilities                               290,439                                   257,439



Stockholders' equity                                   29,106                                    26,174

                                                     --------                                ----------

 Total liabilities & stockholders' equity            $319,545                                  $283,613

                                                     ========                                ==========

        Net interest income                                          $17,962                                  $16,190

                                                                     =======                                  =======
      Net interest margin /2/                                                      6.19%                                      6.34%



                                       Net Interest Income and Average Balances

                                             Year Ended December 31,

                                                                                1997
                                                              ----------------------------------------
                                                                Interest
                                                                 Average         Income       Average
                                                                 Balance        (Expense)      Yield
                                                                 (000's)         (000's)       (Cost)
                                                              -------------   -------------   --------
Interest Earning Assets
Taxable investment securities                                 $   39,843       $   2,547       6.39%
Non taxable investment securities                                 24,615           1,385       5.63%
Time deposits with other financial institutions                      369              21       5.69%
Federal funds sold                                                 5,654             306       5.41%
Loans /1/                                                        161,546          16,463      10.19%
                                                              ----------       ---------
   Total interest earning assets                                 232,027          20,722       8.93%

Non-interest Earning Assets
Cash and due from banks                                                           15,189
Premises and equipment                                                             9,011
Interest receivable and other assets                                               3,105
                                                                              ----------
Total non-interest-earning assets                                                 27,305
                                                                              ----------
             Total assets                                                     $  259,332
                                                                              ==========

Interest-Bearing Liabilities
Demand (Money Market & Super NOW)                             $   52,156       $  (1,082)     -2.07%
Savings deposits                                                  44,050          (1,312)     -2.98%
Time deposits                                                     66,100          (3,482)     -5.27%
Federal funds purchased                                              578             (33)     -5.71%
                                                              ----------       ---------
   Total interest-bearing liabilities                            162,884          (5,909)     -3.63%
                                                                               ---------

Non-interest-Bearing Liabilities
Demand deposits                                                   70,949
Interest payable and other liabilities                             1,837
                                                              ----------
   Total non-interest-bearing                                     72,786
    liabilities                                               ----------
      Total liabilities                                          235,670

Stockholders' equity                                              23,662
                                                              ----------
 Total liabilities & stockholders' equity                     $  259,332
                                                              ==========
        Net interest income                                                   $   14,813
                                                                              =========
      Net interest margin /2/                                                                  6.38%

(1) For purposes of calculating loan yield, average loan balances include nonaccrual loans.

FORM 10-K                      Bank of Santa Clara             December 31, 1999


                                           Rate/Volume Analysis
                                           --------------------
                                           (in thousands)


                                                 1999 Compared to 1998                              1998 Compared to 1997
                                        -----------------------------------------         -----------------------------------------
                                         Interest            Variance                       Interest          Variance
                                         Income &          Attributable To                  Income &        Attributable To
                                          Expense -----------------------------             Expense  ----------------------------
        Interest Earning Assets          Variance         Rate          Volume              Variance         Rate          Volume
-----------------------------------     -----------   -------------   ----------          ------------   -------------   --------

Taxable investment securities             $  1,546           ($123)    $  1,669                 ($109)       $     46        ($155)
Non taxable investment securities             (173)            (18)        (155)                  (12)            (16)           4
Time deposits with other financial
  Institutions                                 (10)             (2)          (8)                    5               0            5
Federal funds sold                             134             (20)         154                   150             (25)         175
Loans (1)                                      306            (558)         864                 1,731            (413)       2,144
                                          --------           -----     --------               -------        --------      -------
    Total                                    1,803            (721)       2,524                 1,765            (408)       2,173
                                          --------           -----     --------               -------        --------      -------

    Interest-Bearing Liabilities
-----------------------------------
Demand deposits                               (114)           (211)          97                     5             (74)          79
Savings deposits                               (76)           (230)         154                    14             (18)          32
Time deposits                                  171            (450)         621                   335            (134)         469
Federal Funds Purchased                        (15)              0          (15)                  (16)              0          (16)
                                          --------           -----     --------               -------        --------      -------
    Total                                      (34)           (891)         857                   338            (226)         564
                                          --------           -----     --------               -------        --------      -------

Net interest income (1)                    $1,837             $170      $1,667              $  1,427            ($182)     $ 1,609
                                          ========           =====     ========               =======        ========      =======
----------------------------------------

(1)  Excludes loan fees.

II.  Investment Portfolio

Total investment securities at December 31, 1999 totaled $88.0 million, an increase of $16.7 million, or 23.5%, from the same period-ended 1998. The source of investment portfolio growth was primarily from overnight, short-term fed funds, since loan growth kept up at an even pace with deposit growth. The portfolio mix underwent changes in 1999 and by year-end, U.S. Treasury Securities and other U.S. Government securities comprised 34.1% versus 28.1% of the portfolio at year-end 1998. At the same analyzed year-end periods, municipal securities decreased from 33.2% in 1998 to 23.2% in 1999 and other securities, that is, bank investment grade corporate bonds, increased from 38.7% to 42.7% of the portfolio. The change of mix in 1999 to a greater percentage of holdings in corporate bonds and government agency securities was made within investment policy guidelines and was done to preserve overall portfolio yields. The Bank continues to hold only securities characterized as "straight bullets" or callable securities, and all are classified as held-to-maturity. The Bank continues to hold no mortgage-backed securities, no collateralized mortgage obligations, no structured notes or other securities of a more risky nature.

Total investment securities at December 31, 1998 totaled $71.3 million, an increase of $7.6

FORM 10-K                      Bank of Santa Clara             December 31, 1999

million, or 12.0% from the same period ended 1997. Investment portfolio growth resulted from funds available after the $32.3 million, or 13.7%, increase in total deposits funded the $15.9 million, or 9.2%, increase in total loans. The portfolio mix shifted somewhat by year-end 1998, compared to the same period ended 1997, with U.S. Treasury Securities comprising 2.8% in 1998 versus 8.6% in 1997, and other securities, that is, bank investment grade corporate bonds, comprising 27.0% in 1997 versus 38.7% in 1998. This movement reflected the particular flattening of the treasury yield curve in 1998. This movement in 1998 to a greater percentage of holdings in corporate bonds was made within investment policy guidelines.

The following table sets forth a detailed analysis of the investment portfolio. Dollar figures listed in the five columns under the "book value" heading of the table indicate the sum of securities maturing or callable, whichever comes first, within the time period specified.

                             Investment Securities
                             ---------------------
                                 (in thousands)

                       Due in       After One     After Five       Due                                      Weighted
                         One           Year          Years        After                                     Average       Weighted
                        Year         Through        Through        Ten                       Market           Life         Average
                       Or Less      Five Years     Ten Years      Years       Total          Value          (Years)        Yield/6/
                     -----------   ------------   -----------   ---------  ------------   ------------   --------------   ---------

December 31, 1999
U.S. Treasury            $   998        $     -        $    -     $     -       $   998        $   998            0.84        6.00%
U.S. Government
 agencies                 29,006              -             -           -        29,006         27,933            4.87        6.10%
States and
 political
 subdivisions              8,210          8,782         3,413           -        20,405         20,592            4.81        7.97%
Corporate Notes           13,032         20,455         4,121           -        37,608         36,390            4.32        6.49%
                         -------      ---------      --------   ---------     ---------      ---------
    Total                $51,246        $29,237        $7,534     $     -       $88,017        $85,913            4.58        6.70%
                         =======      =========      ========   =========     =========      =========


                                                                        Book              Market
                                                                        Value             Value
                                                                   ---------------   ----------------
December 31, 1998
U.S. Treasury                                                            $   1,998          $   2,024
U.S. Government agencies                                                    18,031             18,127
States and political subdivisions                                           23,692             24,549
Corporate Notes                                                             27,548             27,773
                                                                         ---------          ---------
    Total                                                                $  71,269          $  72,473
                                                                         =========          =========

December 31, 1997
U.S. Treasury                                                            $   5,488          $   5,496
U.S. Government agencies                                                    16,067             16,122
States and political subdivisions                                           24,896             25,824
Corporate Notes                                                             17,169             17,329
                                                                         ---------          ---------
    Total                                                                $  63,620          $  64,771
                                                                         =========          =========

III.  Loan Portfolio
-----------------
/6/ December 31, 1999, book-value-weighted, tax-equivalent yield.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Loan demand was virtually flat through mid-year 1999, modest in the third quarter 1999, and very strong in the final three months. As was the case in 1998, by far the most significant loan increases were those loans secured by commercial real estate, increasing $21.2 million, or 26.4%, for the year ended December 31, 1999. Construction and land development loans, which grew $3.0 million, or 76.4%, also experienced its most significant growth in the fourth quarter. The continued strong economy of Santa Clara County and the Bank's renewed marketing focus on small-to-medium sized businesses, fueled most of the growth in loans. Total loans outstanding at December 31, 1999, were $215.1 million, an increase of $26.2 million, or 13.9%, from the same period ended 1998. While most growth for the year was realized in commercial real estate, construction loans and, to a much less extent, dealer loans, there was nearly no growth in other loan categories. Loan mix, with the exception of commercial real estate loans and commercial loans, remained relatively unchanged. Yet, the mix of commercial loans at year end 1999 compared to 1998 decreased from 29.2% to 25.8%, while commercial real estate loans grew from 42.5% to 47.2%. Throughout 1999 the Bank continued to employ stringent credit underwriting standards and maintained prudent credit policy guidelines pertaining to loan-to-value ratios of loans secured by real estate.

Total loans outstanding at December 31, 1998, were $188.9 million, an increase of $15.9 million, or 9.2%, from the same period ended 1997. Significant loan increases during 1998 as compared to 1997 were in loans to individuals for household, family and other personal expenditures (primarily dealer automobile loans) up $2.8 million, or 7.2%. Offsetting this growth was a $2.7 million, or 40.9%, decrease in construction and land development loans and a $1.6 million, or 20.7%, decrease in revolving, open lines secured by 1-4 family residential properties as demand decreased for these types of financing. Construction loans declined due to a general market decline in demand, while the significant decreases in mortgage rates prompted the Bank to refer residential loans to brokers rather than meeting the market and boarding long-term, fixed, low-rate loans.

The average yield on loans decreased 34 basis points to 9.53% from 1998 to 1999. Loan yields decreased from 1998 to 1999 even though, interestingly, the Bank's average prime rate actually increased 7 basis points to 8.21% and its average lending base interest rate increased 3 basis points to 8.40%. Typical of the industry as a whole, the Bank's net interest margins, with the most significant earnings component being that of loan interest, continues to be challenged by competitive pressures. One significant factor for the decreased yields was due to the dealer loan business where highly competitive pressures drove average yields down 45 basis points. Additionally, commercial and commercial real estate loans refinanced at lower rates, due to competition in the later part of 1998, fully impacted yields throughout 1999.

The average yield on loans decreased 32 basis points to 9.87% from 1997 to 1998 as three market rate decreases occurred in 1998. The prime rate decreased from 8.50% to 8.25% to 8.00% to 7.75% on October 7, 1998, October 21, 1998, and
November 25, 1998, particularly affecting commercial and commercial real estate loan yields.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

The Bank strives to maintain a diverse loan portfolio in which there are no industry concentrations. The majority of the Bank's customers are individuals and small-to-medium sized businesses headquartered within Santa Clara County.

The following table presents a detailed analysis of loans outstanding at December 31, 1999, 1998, 1997, 1996 and 1995.

                                Loan Portfolio

                                                                                   December 31,
                                                                                   ------------
                                                                                   (in thousands)
                                                          1999           1998          1997          1996          1995
                                                          ----           ----          ----           ----         ----
Loans secured by real estate:
   Construction and land development                    $    6,944     $    3,937    $    6,657    $    8,993    $    1,718
   Revolving, open lines
      Secured by 1-4 family residential properties           6,104          6,129         7,729         7,462         8,300
   Other 1-4 family residential properties
      Secured by first liens                                 1,728          2,698         2,392         3,286         4,174
   Other 1-4 family residential properties
      Secured by junior liens                                  741          1,081         1,479         1,747         1,844
   Secured by multifamily (5 or more)
      Residential properties                                 1,336          1,508         1,619         1,725         2,882
   Secured by non-farm nonresidential properties           101,493         80,298        64,904        52,055        49,961
Commercial and industrial loans                             55,519         55,181        53,741        45,283        36,172
Credit card and related plans                                  267            281           322           398           435
Loans to individuals for household, family and
   Other personal expenditures                              42,842         41,182        38,403        38,115        34,200
Overdrafts                                                      95            234           176            44            95
                                                        ----------     ----------    ----------    ----------    ----------
                                                           217,069        192,529       177,422       159,108       139,781
Less deferred loan fees                                        260             51             0             0             0
Less unearned discount                                       1,736          3,585         4,429         4,755         4,322
                                                        ----------     ----------    ----------    ----------    ----------
      Total                                               $215,073       $188,893      $172,993      $154,353      $135,459
                                                        ==========     ==========    ==========    ==========    ==========





The following table shows the Bank's loan maturities/7/ as of December 31, 1999.
-----------------
/7/ Excluding non-accrual loans.

FORM 10-K                      Bank of Santa Clara             December 31, 1999


                                                                    Maturing
                                               Maturing            After One        Maturing
                                              Within One           But Within      After Five
                                                 Year              Five Years         Years          Total
                                              ----------------------------------------------------------------
                                               (in thousands)
Commercial                                      $  25,731          $   8,346         $  16,775      $   50,852
Real estate                                         7,507             31,674            78,362         117,543
Installment loans                                   1,495             41,155             3,501          46,151
Other                                                 361                  -                 -             361
                                                ---------          ---------         ---------      ----------
                                                   35,094             81,175            98,638         214,907
                                                =========          =========         =========      ==========

With predetermined interest rates                   4,249             76,239            79,069         159,557
With floating interest rates                       30,845              4,936            19,569          55,350
                                                ---------          ---------         ---------      ----------
                                                $  35,094          $  81,175         $  98,638      $  214,907
                                                =========          =========         =========      ==========

The strongest trends, from a lending perspective, over the past three to four years have been with regard to increased small business and commercial real estate borrowings. The local and national economies have been strong. Interest rates have been relatively stable and are well below prior periods despite recent increases. The booming economy has also increased residential construction loans and term take-outs.

From the three years beginning in 1997 through the end of 1999, Bank of Santa Clara has seen a $49.4 million, or 95.0%, increase in commercial real estate loans, a $10.2 million, or 22.6%, increase in commercial loans and a $4.7 million, or 12.4%, increase in consumer loans. The aforementioned growth patterns have had some impact on the Bank's loan mix but percentages by type of loans are still within the Bank's guidelines. The Bank's policies allow for a 10% variance up or down in any one category.

IV.  Summary of Loan Loss Experience

Provision and Allowance for Loan Losses

The Bank has the responsibility of assessing the overall risks in its loan portfolio, assessing the specific loss expectancy, and testing the adequacy of the loan loss reserve. The level of reserves is determined by internally generating credit quality ratings, reviewing economic conditions in the Bank's market area, and by considering the Bank's historical loan loss experience. The Bank is committed to maintaining adequate reserves, identifying credit weaknesses by consistent review of loans, and maintaining the ratings and changing those ratings in a timely manner as circumstances change.


The allowance for loan losses totaled $2,303,713, $1,837,813 and $1,733,695 at December 31, 1999, 1998, and 1997, respectively. This represented 1.07%, 0.97% and 1.00% of outstanding loans on those respective dates. The balances in the allowance reflected amounts,

FORM 10-K                      Bank of Santa Clara             December 31, 1999

which in management's judgement, were adequate to provide for potential loan losses based on the considerations listed above. During 1999, the provision for loan losses was $675,000 while net write-offs totaled $209,000 compared to a provision for loan losses of $600,000 and net write-offs of $496,000 in 1998, and a provision for loan losses of $800,000 and net write-offs of $289,000 in 1997.

The following table presents the relationship of the reserve to the loan portfolio for the periods ended December 31, 1999, 1998, 1997, 1996 and 1995.

                  Allocation of the Allowance for Loan Losses
                       (in thousands, except percentages)

                                                                 Period Ended December 31,
                      --------------------------------------------------------------------------------------------------------------
                              1999                1998                   1997                  1996                1995
                      ------------------------------- --------------------- --------------------- ----------------------------------
                                  Percent               Percent               Percent               Percent                Percent
                                 of loans               of loans              of loans              of loans              of loans
                                  in each               in each               in each               in each                in each
                                 category               category              category              category              category
                                 to total               to total              to total              to total              to total
                        Amount     loans      Amount     loans      Amount     loans      Amount     loans      Amount      loans
                      --------- ------------ --------- ----------- --------- ----------- --------- ----------- ---------  ----------
Commercial              $  546        25.5%    $  479       28.6%    $  479       30.2%    $  847       28.4%    $  235       25.8%
Real estate-
 construction               90         3.1%        38        2.0%        69        3.7%        18        5.6%        14        1.2%
Real estate-mortgage     1,104        51.5%       823       47.8%       690       44.2%       114       41.8%       439       48.2%
Loans to individuals       564        19.9%       498       21.6%       496       21.9%       244       24.2%       354       24.8%
                      --------- ------------ --------- ----------- --------- --------------------- ----------- ---------  ----------
    Total               $2,304       100.0%    $1,838      100.0%    $1,734      100.0%    $1,223      100.0%    $1,042      100.0%
                      ========= ============ ========= =========== ========= =========== ========= =========== =========  ==========

FORM 10-K                      Bank of Santa Clara             December 31, 1999

The following table summarizes transactions in the allowance for loan losses and details the charge-offs, recoveries, and net loan losses by loan category for the last five fiscal years.


                               Allowance for Loan and Lease Losses
                                       Historical Analysis
                                                               Year Ended December 31,
                                                               -----------------------
                                                                   (in thousands)
                                            1999         1998         1997         1996         1995
                                            ----         ----         ----         ----         ----
Account Activity
Balance at beginning of period            $  1,838     $  1,734     $  1,223     $  1,042     $  1,175
Provision for loan losses                      675          600          800          650          475
Charge-offs:
   Real Estate                                   0            0            0            0            0
   Commercial                                 (136)        (410)        (257)        (378)        (563)
   Consumer                                   (197)        (146)        (113)        (183)        (131)
                                          --------     --------     --------     --------     --------
         Total Charge-offs                    (333)        (556)        (370)        (561)        (694)
Recoveries:
   Real Estate                                   0            0            5            0            0
   Commercial                                  108           40           49           44           34
   Consumer                                     16           20           27           48           52
                                          --------     --------     --------     --------     --------
         Total Recoveries                      124           60           81           92           86
                                          --------     --------     --------     --------     --------
Balance at end of period                    $2,304       $1,838       $1,734       $1,223       $1,042
                                          ========     ========     ========     ========     ========

Percentages
Allowance for loan losses / total loans       1.07%        0.97%        1.00%        0.79%        0.77%
Net charge-offs / Avg. real estate loans      0.00%        0.00%        0.01%        0.00%        0.00%
Net charge-offs / Avg. commercial loans      -0.06%       -0.80%       -0.52%       -1.05%       -1.93%
Net charge-offs / Avg. consumer loans        -0.35%       -0.25%       -0.17%       -0.28%       -0.18%

Non-performing Assets

Non-performing assets consist of nonaccrual loans, foreclosed assets and loans which are 90 days or more past due but are still accruing interest. Loans are placed on nonaccrual status when, in the judgement of the management of the Bank, serious doubt exists as to the ability to collect additional interest within a reasonable period of time.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

The following table provides a summary of nonperforming assets and contractually past due loans for the most recent five fiscal years. Nonperforming loans equaled 0.12% of total loans and foreclosed properties at the end of 1999. Non-performing loans were 0.44% of outstanding loans and foreclosed properties at the end of 1998 and 0.05% at the end of 1997. Management believes the current list of past due loans are collectable and does not anticipate any material losses.

                                 Analysis of Non-performing Assets

                                                                      December 31,
                                          ------------------------------------------------------------------
                                                                     (in thousands)
                                              1999         1998           1997         1996          1995
                                              ----         ----           ----         ----          ----
Accruing loans past due 90 days or              $ 88          $244           $93        $  903        $1,438
 more
Non-accrual loans                                166           593             0           590            64
Other real estate owned                            0             0             0             0           705
                                                ----          ----           ---        ------        ------
    Total                                       $254          $837           $93        $1,493        $2,207
                                                ====          ====           ===        ======        ======


V.  Deposits

In 1999, average total interest-bearing deposits increased by $22.4 million, or 12.7%, over 1998. During this period, average savings balances increased by $5.2 million, or 11.6%. In addition, Money Market account balances increased an average of $4.0 million, or 13.5%, time certificates of deposit equal to or greater than $100,000 increased by $7.9 million, or 19.8%, and, non-interest-bearing deposits increased a healthy $10.9 million, or 13.6%. The broad range of deposit increases from 1998 through 1999 reflects the Bank's continued focus on core deposit generation, its competitive savings rates, the effects of customers seeking higher yielding instruments given relatively lower yields in other deposit accounts and the effect of a relatively stable deposit interest rate environment.

In 1998, average total interest-bearing deposits increased by $13.8 million, or 8.5%, over 1997. During this period, average savings balances increased modestly by $1.1 million, or 2.5%. In addition, Money Market and Super NOW account balances increased an average of $3.8 million, or 7.3%, time certificates of deposit equal to or greater than $100,000 increased by $7.5 million, or 22.9%, and, non-interest-bearing deposits increased $8.6 million, or 12.2%. The broad range of deposit increases from 1997 through 1998 reflected the Bank's focus on core deposit generation, its attractive savings rates and the effects of customers seeking higher yielding instruments given relatively lower yields in other deposit accounts and the effect of the stable interest rate environment.

Increases in earning assets continue to be funded by growth in the deposit base which grew, on the average, $33.2 million, or 13.0%, from 1998 to 1999, and increased $22.4 million, or 9.6%, from 1997 to 1998. The Bank's ongoing marketing efforts continue to attract small business accounts which are primarily demand non-interest-bearing accounts. These efforts are evidenced by average demand deposits increasing $10.9 million, or 13.6%, from 1998 to 1999,

FORM 10-K                      Bank of Santa Clara             December 31, 1999

and in increasing  $8.6 million, or 12.2%, from 1997 to 1998.

The Bank's total average cost of total interest-bearing deposits decreased 41 basis points, or 11.6%, to 3.13% from 1998 to 1999 with all classes of deposits experiencing decreases. Savings, interest-bearing demand and time certificates of deposit less than $100,000 decreased 46 basis points, or 15.1%, 39 basis points, or 25.6%, and 47 basis points, or 9.4%, respectively. Money Market and time certificates of deposit greater than or equal to $100,000 decreased 35 basis points, or 14.9% and 55 basis points, or 10.8%, respectively.

The Bank's total average cost of interest-bearing deposits decreased eight basis points, or 2.2%, to 3.54% from 1997 to 1998, with individual classes of deposits, that is, savings, interest-bearing demand and time certificates of deposit, as well, all showing modest variances in interest cost.

The following table provides deposit average balances and interest rate information for the periods ending December 31, 1999, 1998 and 1997.

  Average Deposits and Average Rates paid for the periods ending December 31,
  ---------------------------------------------------------------------------

                                1999                                  1998                                  1997
               --------------------------------------------------------------------------------------------------------------
                   Average                 % of          Average                 % of          Average                 % of
                   Balance    Average      Total         Balance    Average      Total         Balance    Average      Total
                     ($000)    Rate      Deposits          ($000)    Rate      Deposits          ($000)    Rate      Deposits
                  --------    -------    --------       --------    -------    --------       --------    -------    --------

Super NOW         $ 27,312       1.12%        9.5%      $ 26,340       1.51%       10.3%      $ 22,679       1.54%        9.7%
 accounts
Money market        33,614       1.98%       11.6%        29,617       2.33%       11.6%        29,477       2.49%       12.6%
 accounts
Time deposits
 of
   $100,000 or      48,080       4.59%       16.6%        40,150       5.15%       15.7%        32,662       5.29%       14.0%
    more
Time deposits
   less than        39,111       4.55%       13.5%        34,847       5.02%       13.6%        33,438       5.24%       14.3%
    $100,000
Savings             50,368       2.48%       17.4%        45,135       2.94%       17.7%        44,050       2.98%       18.9%
 deposits         --------       ----       -----       --------       ----       -----       --------       ----       -----
Total interest-
   bearing         198,485       3.13%       68.7%       176,089       3.54%       68.9%       162,306       3.62%       69.6%
    deposits
Demand deposits     90,445       0.00%       31.3%        79,593       0.00%       31.1%        70,949       0.00%       30.4%
                  --------       ----       -----       --------       ----       -----       --------       ----       -----

Total Deposits    $288,930       2.15%      100.0%      $255,682       2.44%      100.0%      $233,255       2.52%      100.0%
                  ========       ====       =====       ========       ====       =====       ========       ====       =====




The following table provides maturity distribution of time certificates of deposit of $100,000 and over.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

                         Large Time Deposit Maturities
      Analysis of Time Deposits of $100,000 or more at December 31, 1999
      ------------------------------------------------------------------

                                                                     Over Six to           Twelve
                           Three Months          Over Three             Twelve            Months or
   Total Deposits            or Less           to Six Months            Months             Greater
   --------------           --------           -------------            ------             ------
$52,882,189                $32,224,556           $6,474,813          $10,811,309        $3,371,511


VI.  Return on Equity and Assets

The following table shows, for the three year periods ended December 31, 1999, 1998 and 1997, certain key financial operating ratios.

                          Return on Equity and Assets
         Key Financial Ratios (ratios are computed on average balances)

                                 Year Ended December 31,
-----------------------------------------------------------------------------------------
                                                         1999         1998          1997
                                                         ----         ----          ----
Return on average assets                                 1.38%         1.39%         1.30%
Return on average equity                                15.13%        15.11%        14.22%
Dividend payout ratio                                   29.59%        29.53%        34.40%
Average equity to average assets ratio                   9.23%         9.23%         9.12%


VII.  Short-Term Borrowings

The Bank's short-term borrowings averaged $34,000 for all of 1999. Short-term borrowings averaged $291,000 in 1998, and $578,000 in 1997. Borrowings in 1997 through 1999 were on the Bank's fed funds lines with its correspondent banks. Borrowings during the three annual periods of 1999, 1998 and 1997 occurred during relatively short periods and were primarily due to seasonal patterns where increased loan demand exceeded deposit growth. Borrowings were incurred given the short-term nature of the deposit trends during those times and given that the Bank's investment portfolio is entirely in the held-to-maturity classification. The Bank continues to maintain fed funds borrowing lines, now with four correspondent banks.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Item 8.   Financial Statements and Supplementary Data.

The following Financial Statements of the Registrant are included herein, and are numbered 42 through 66.

A.  Report of Independent Certified Public Accountants;
B.  Balance Sheets as of December 31, 1999 and 1998;
C.  Statements of Earnings for the years ended December 31, 1999, 1998 and 1997;
D. Statement of Shareholders' Equity for the three years ended December 31, 1999;
E. Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997; and,
F.  Notes to Financial Statements - December 31, 1999, 1998 and 1997.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.

                                 P A R T   III

Item 10.   Directors and Principal Officers of the Registrant

The following table sets forth information with respect to the directors and executive officers of the Bank.

                    Name                        Age                     Position
                    ----                        ---                     --------

Louis F. Boitano, CPA                            77   Director
A. Stanley Chinchen                              72   Director
Gerald R. Graham                                 79   Director
Robert K. Gustke                                 74   Director
Gary L. Hong                                     57   Director
Louis J. Mariani                                 81   Director
Ronald D. Reinartz                               61   President and Chief Executive Officer,
                                                      Vice Chairman of the Board of Directors
Lawrence S. Santa Maria                          63   Senior Vice President and Chief Operating
                                                      Officer, and Director

William J. Scilacci                              76   Director
Donald R. Von Raesfeld                           73   Chairman of the Board of Directors
Thaddeus J. Whalen, Jr.                          63   Director
Lester B. Workman                                70   Director
James C. Audibert                                55   Senior Vice President, Branch Administrator
Eugene Maxwell                                   58   Senior Vice President, Senior Credit Officer
Judith J. Reinartz                               57   Senior Vice President, Administration,
  Corporate Secretary

Louis F. Boitano has been a Director of the Bank since 1973. Mr. Boitano is a graduate of Santa Clara University where he served as an assistant professor of accounting for 24 years. He is a member of the Board of Fellows of Santa Clara University. Mr. Boitano is Managing Partner of Boitano, Sargent & Lawrence, a certified public accounting firm he established in 1947. He is Chairman of the Board's Audit/Compliance Committee, and a member of the

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Executive, Investment, Planning, and Personnel Practices Committees. Mr. Boitano serves on the boards of several non-profit organizations.

A. Stanley Chinchen has been a Director of the Bank since 1973. He is a graduate of San Jose State University. In 1980 Mr. Chinchen retired from his management position at Sweetbriar Orchards, a family-owned farming business. Between 1980 and 1987, Mr. Chinchen was a partner in an auto air conditioning company. Since 1987 Mr. Chinchen has been managing his personal investments and has remained active in numerous charitable organizations, especially in fundraising efforts of such organizations. Mr. Chinchen is Chairman of the Board's Loan and Discount Committee, and a member of the Executive, Marketing, Nominating, and Sites Committees. He also serves as a Trustee of the Bank of Santa Clara Foundation.

Gerald R. Graham has been a Director of the Bank since 1973 and served as Vice Chairman of the Bank's Board of Directors from 1973 to 1978. He is a graduate of Santa Clara University with a commercial science degree in accounting. Mr. Graham has worked in the asphalt contracting business since 1946. In 1955 Reed & Graham, an asphalt contracting company, was incorporated and he served as Chairman, President, and Chief Executive Officer from 1972 to May 1996. Mr. Graham continues to serve as the Chairman of the Board of Reed & Graham, Inc. Mr. Graham is a member of the Audit/Compliance, Loan and Discount, and Personnel Practices Committees. He also serves as Trustee of the Bank of Santa Clara Foundation.

Robert K. Gustke has been a Director of the Bank since 1973 and was the Bank's organizing Treasurer. He is a graduate of the University of Michigan with a degree in mechanical engineering. From 1958 to 1972, Mr. Gustke owned and operated the local Dr. Pepper Bottling Company. Mr. Gustke retired from Palo Alto Datsun, an automobile dealership, in 1981 which he had owned and operated since 1974. He has spent the past 16 years managing his family investments and serving his church and Rotary Club. Mr. Gustke is Chairman of the Board's Marketing Committee, and a member of the Loan and Discount, Nominating, Planning, and Audit/Compliance Committees.

Gary L. Hong has been a Director of the Bank since 1993. A graduate of San Francisco State University, Mr. Hong received his degree in accounting and served as a staff accountant and management consultant for Tiret and Company, Certified Public Accountants, from 1964 to 1967. Since 1967, he has served as Managing Principal of Guesthouse Inn & Suites in Santa Clara. Mr. Hong is active in many local and statewide travel and tourism boards as well as charitable and educational organizations. He serves on the Board's Loan and Discount, Marketing and Audit Committees, and is a Trustee of Bank of Santa Clara Foundation.

Louis J. Mariani is a Founder of the Bank and has been a Director of the Bank since 1980. Mr. Mariani has been the owner of Mariani's Inn and Restaurant since 1953. Now semi-retired, he continues his participation in management of the Inn, family orchards, and agricultural related interests, including Jack Mariani Farms. He is a founder and trustee of the Cupertino Educational Endowment Foundation, and a member of the Board of Fellows of Santa Clara University. Mr. Mariani serves on the Board's Loan and Discount, Sites, and Personnel

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Practices Committees. He is Chairman of the Bank of Santa Clara Foundation Board of Trustees.

Ronald D. Reinartz is the Bank's Vice Chairman, President, and Chief Executive Officer. He joined the Bank in 1973 as Vice President/Cashier, was promoted to Executive Vice President in 1981, Chief Executive Officer in 1982, Vice Chairman in 1985, and President in 1994. Prior to joining the Bank, he worked as Cashier of Fremont Bank and Redwood Bank. Before moving to California Mr. Reinartz spent many years as a bank examiner for Norwest Bancorp. He is a member of all Board Committees except the Audit Committee, and he is Chairman of the Director Search Committee.

Lawrence S. Santa Maria, a Director since 1994, joined the Bank in 1990 as Senior Vice President and Chief Financial Officer. Mr. Santa Maria was named Chief Operating Officer in 1994 and is responsible for the Bank's accounting, data processing, insurance, investments and security operations. Mr. Santa Maria began his banking career in 1956 and has held various positions with both major and independent banks. Prior to his service with the Bank, Mr. Santa Maria held executive positions with De Anza Bank and Mission Valley Bancorp. Mr. Santa Maria is a member of the Board's Planning, Investment, Loan and Discount, and Sites Committees.

William J. Scilacci served as the Bank's Corporate Secretary from 1993 to 1999. He is a Founder and has served as a Director of the Bank since 1973. Mr. Scilacci has an engineering degree from Santa Clara University and received an MBA from Stanford University. From 1982 to 1993, he served as President of the Bank. Mr. Scilacci is a member of the Board of Regents of Santa Clara University and is actively involved in a number of community organizations including Stanford volunteers. He is a member of the Board's Loan and Discount, Executive, Marketing, Personnel Practices, Nominating and Planning Committees.

Donald R. Von Raesfeld has served as Chairman of the Board of Directors since January 1994, and has been a Director of the Bank since 1973. Mr. Von Raesfeld received a degree in engineering from Santa Clara University, and served as City Manager of Santa Clara for over 25 years. His family had owned a Coast-to-Coast store for many years, and Mr. Von Raesfeld had taken an active role in management of the store since retirement from his position as City Manager and until the business was closed in 1999. Mr. Von Raesfeld is Chairman of the Board's Executive Committee and is an ex-officio member of all other Committees.

Thaddeus J. Whalen, Jr. has been a Director of the Bank since 1973. Dr. Whalen is a graduate of Santa Clara University with a Bachelors Degree in Economics and received his Ph.D. in Economics from the University of California at Berkeley. He has been a Professor of Economics at Santa Clara University since 1962 and Associate Dean of the Undergraduate School of Business since 1991. Dr. Whalen is Chairman of the Personnel Practices and Investment Committees and a member of the Loan and Discount Committee. He is also a Trustee of the Bank of Santa Clara Foundation.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Lester B. Workman was elected to the Board of Directors in 1988. Prior to moving to California in 1974, he owned and operated a chain of health spas in Colorado. Since 1974 Mr. Workman has formed and operated limited partnerships for the purposes of real estate development, and manages his family investments. Mr. Workman serves as the Chairman of the Bank's Planning and Sites Committees, and is a member of the Loan and Discount, Marketing, and Investment Committees.

James C. Audibert joined the Bank in 1987 as Vice President and Manager of the Bank's Main Office. In 1993 he was promoted to Senior Vice President and Branch Administrator. Mr. Audibert is responsible for the overall supervision of the Bank's branch offices, and he has oversight responsibilities for the Small Business Administration loan program and the non-deposit investment (mutual funds and annuities) program. Mr. Audibert received his degree in Economics from College of the Holy Cross, and is a graduate of Pacific Coast Banking School. Prior to joining the Bank, Mr. Audibert spent 12 years at a major California bank and 3 years at a regional bank.

Eugene Maxwell has served as the Bank's Senior Credit Officer since joining the Bank in 1985 and as Senior Vice President since 1989. Mr. Maxwell's responsibilities encompass the entirety of loan administration including establishing lending policies and procedures, approving lending limits for subordinate officers, and managing the Bank's allowance for loan loss. Mr. Maxwell is a graduate of Pacific Coast Banking School and brought 22 years of banking experience to the Bank. Mr. Maxwell is a member of the Board's Loan and Discount Committee.

Judith J. Reinartz was hired in 1973 as Assistant Vice President/Assistant Corporate Secretary, and was an organizing officer of the Bank. She was named Vice President in 1974, Administrative Vice President in 1980, and Senior Vice President-Administration in 1989. She was elected Corporate Secretary in 1999. Among her areas of responsibility are regulatory compliance, including CRA, consumer and legislative affairs, personnel administration, and shareholder relations. Prior to joining the Bank, she spent ten years at a major California bank in personnel training and marketing. Mrs. Reinartz is a graduate of Pacific Coast Banking School. She is a member of the Board's Personnel Practices Committee, and Executive Director of the Bank of Santa Clara Foundation.

Ronald D. Reinartz, President and Chief Executive Officer, and a Director of the Bank, and Judith J. Reinartz, Senior Vice President/Corporate Secretary, were married in 1991.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Item 11.    Executive Compensation

Compensation of Directors

All Directors, including Directors who are also employees of the Bank, receive $1,000 per month as compensation for serving on the Bank's Board of Directors and committees. Directors do not receive a retainer or any additional fees for committee membership or attendance at any committee or special Board meetings. Directors are eligible for grants of non-statutory stock options under the Bank's Stock Option Plan. See "Stock Option Plan" below.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Bank's executive officers, directors and persons who beneficially own more than 10% of the Bank's Common Stock to file initial reports of ownership and reports of changes in ownership with the Federal Deposit Insurance Corporation ("FDIC"). Such persons are required by FDIC regulations to furnish the Bank with copies of all Section 16(a) forms filed by such persons. To the Bank's knowledge, based solely on a review of copies of such forms furnished to the Bank and written representations from certain reporting persons, during the year ended December 31, 1999 all Section 16(a) filing requirements applicable to the Bank's executive officers, directors and greater than 10% shareholders were complied with, except for filings of Forms F-8 covering grants of options to executive officers and directors in 1997 and 1998. Forms F-8 were timely filed upon all exercises of shares under options.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Compensation of Executive Officers

The following table shows, for the years ended December 31, 1999, 1998 and 1997, compensation awarded or paid to, or earned by (i) the Bank's President and Chief Executive Officer and (ii) its other five most highly compensated executive officers (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                                             Long Term
                                                                                            Compensation
                                                                                          ---------------
                                                          Annual Compensation               Securities
                                                          -------------------               Underlying      All Other
 Name and Principal Position              Year   Salary          Bonus          Other (1)    Option(#)    Compensation(2)
------------------------------            ----   ------   -------------------   ---------   -----------   ---------------
Ronald D. Reinartz                        1999   $188,250   $98,000   $ 8,114      4,000       $35,000       (3)
Vice Chairman, President                  1998   $179,167   $85,000   $21,065      5,000       $35,000       (3)
  and Chief Executive Officer             1997   $169,333   $75,000   $17,933      5,000       $35,000       (3)

Lawrence S. Santa Maria                   1999   $118,625   $33,500   $ 8,364      4,000       $16,133
Senior Vice President,                    1998   $112,950   $30,500   $12,927      5,000       $17,828
  Chief Operating Officer and             1997   $107,575   $28,000   $ 9,546      5,000       $16,309
  Chief Financial Officer

Eugene Maxwell                            1999   $111,160   $31,000   $ 4,682      4,000       $14,607
Senior Vice President,                    1998   $105,976   $28,500   $12,508      5,000       $14,828
  Senior Credit Officer                   1997   $101,873   $26,000   $12,408      5,000       $14,046

Judith J. Reinartz                        1999   $105,200   $30,000   $ 5,090      4,000       $14,089
Senior Vice President,                    1998   $100,400   $28,500   $11,461      5,000       $14,410
  Administration                          1997   $ 95,644   $26,000   $11,355      5,000       $13,426

James C. Audibert                         1999   $ 99,200   $30,000   $ 8,114      4,000       $13,930
Senior Vice President,                    1998   $ 94,358   $25,000   $ 9,480      5,000       $14,700
   Branch Administrator                   1997   $ 89,216   $21,000   $ 6,489      5,000       $13,237

(1) Consists of non-cash fringe benefits, i.e., depreciation of Bank provided automobile and value of premiums on group life insurance in excess of $50,000.

(2)  Includes Profit Sharing and 401(k) matching contributions.

(3) Contribution to a non-qualified, deferred compensation program for Mr. Reinartz's future benefit. Mr. Reinartz did not participate in the Profit Sharing or 401(k) Plans during the years ended December 31, 1999, 1998 and 1997.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Stock Option Grants and Exercises

Under the Bank's 1997 Stock Option Plan, options were available for grant to all officers and employees. In 1999, there were 20,000 options granted to the Named Executive Officers. None of the options granted in 1999 were available for exercise in 1999. In 1999, no Named Executive Officers exercised shares. In 1998, options to purchase a total of 25,000 shares were granted to the Named Executive Officers. In 1998, no Named Executive Officers exercised shares. At year-ended 1999 and 1998, the Named Executive Officers held outstanding options (including stock dividends and adjusted for the two-for-one stock split of 1995) totaling 54,590 shares and 74,590 shares, and exercisable options totaling 14,045 and none, respectively.

The following tables show for the year ended December 31, 1999, certain information regarding options granted to, exercised by and held at that date by the Named Executive Officers.

                                                                                                             Potential Realizable
                                     Number of        % of Total                                                Value at Assumed
                                    Securities          Options                 Individual Grants               Annual Rates of
                                    Underlying        Granted to           ---------------------------     Stock Price Appreciation
                                   Granted (2)         Employees           Exercise         Expiration        for Option Term (1)
          Name                         (#)           During 1999 (%)       Price ($)          Date             5%              10%
          ----                         ---           ---------------       ---------          ----             --              ---

Ronald D. Reinartz                   4,000                3.73%              $19.50         4//20/04        $21,550         $47,620

Lawrence S. Santa Maria              4,000                3.73%              $19.50         4//20/04        $21,550         $47,620

Eugene Maxwell                       4,000                3.73%              $19.50         4//20/04        $21,550         $47,620

Judith J. Reinartz                   4,000                3.73%              $19.50         4//20/04        $21,550         $47,620

James C. Audibert                    4,000                3.73%              $19.50         4//20/04        $21,550         $47,620

    (1) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually, and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These assumptions are based on rules promulgated by the Securities and Exchange Commission (the "Commission") and do not reflect the Bank's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and common stock holdings are dependent on the timing of such exercises and the future performance of the common stock of the Bank. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holders. Options granted under the Plan generally have a maximum term of five years. The total appreciation of the options over their five-year terms at 5% and 10% is 27.6 and 61.1%, respectively.

    (2) Such options vest at the rate of 50% on the second anniversary of the date of grant and 100% on the third anniversary of the date of grant.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

                          1999 Year End Option Values


                                                                         Number of Securities
                                                                        Underlying Unexercised          Value of Unexercised
                                      Number of                            Options Held at             In-the-Money Options at
                             Year       Shares                          December 31, 1999 (1)            December 31, 1999 (2)
                              of      Acquired on      Value         ----------------------------    ----------------------------
Name                       Granting   Exercise(1)    Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
----                       --------   -----------    ------------    -----------    -------------    -----------    -------------
Ronald D. Reinartz          1999           0              0               0            4,000          $    -         $   54,500
                            1998           0              0               0            5,000          $    -         $   30,625
                            1997           0              0            2,500           2,500          $   37,188     $   37,188

Lawrence S. Santa Maria     1999           0              0               0            4,000          $    -         $   54,500
                            1998           0              0               0            5,000          $    -         $   30,625
                            1997           0              0            2,500           2,500          $   37,188     $   37,188

Eugene Maxwell              1999           0              0               0            4,000          $    -         $   54,500
                            1998           0              0               0            5,000          $    -         $   30,625
                            1997           0              0            2,500           2,500          $   37,188     $   37,188

Judith J. Reinartz          1999           0              0               0            4,000          $    -         $   54,500
                            1998           0              0               0            5,000          $    -         $   30,625
                            1997           0              0            2,500           2,500          $   37,188     $   37,188

James C. Audibert           1999           0              0               0            4,000          $    -         $   54,500
                            1998           0              0               0            5,000          $    -         $   30,625
                            1997           0              0            2,500           2,500          $   37,188     $   37,188

     (1)  Does not include any accrued stock dividends.

     (2) Value is based on the difference between the option exercise price and the closing price per share of the Bank's Common Stock on the last trade day of the year ($33.125 per share, the last reported sale price of the Bank's Common Stock on the Nasdaq Stock Market on December 31, 1999), multiplied by the number of shares underlying the option.

Stock Option Plan

The Bank's Stock Option Plan (the "Plan") was adopted by the Bank's Board of Directors and approved by its shareholders in 1997. The Plan is intended to
encourage stock ownership by directors, officers, and key employees.   The Plan
expires in February 2007. There are 600,000 shares of common stock reserved for grants. As of December 31, 1999 there were 319,812 shares reserved for granted, but unexercised options. Of this total, 74,590 shares are reserved for options granted to executive officers. The Plan permits the Bank to grant "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code and to grant non-statutory stock options. Directors who are not also employees of the Bank are not eligible for incentive stock options, but may be granted non-statutory stock options.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

The Plan is administered by a committee of the Board of Directors or a committee appointed by the Board of Directors which determines the terms of options granted under the Plan. The exercise price of all options granted under the Plan must be at least equal to the fair market value of the Bank's Common Stock on the date of grant. Options expire five years from the date the option is granted. The Bank cannot grant an incentive stock option if, as a result of the grant, the optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for stock having an aggregate fair market value (under all plans of the Bank) in excess of $100,000 or any other maximum aggregate fair market value to be established in the future.

Post-Employment Benefits

In 1976, the Bank purchased insurance policies that provide post-employment benefits to Mr. Reinartz of $12,000 per year and to Mrs. Reinartz of $8,000 per year for 10 years after retirement. Should either terminate their employment with the Bank for reasons other than retirement, he or she will receive a lump-sum payment based on the cash value of the policy and length of service. The Bank is the owner and beneficiary of the insurance policies.

401(k) and Profit Sharing Plan

In 1978 , the Board established a Profit Sharing Plan and in 1992 added a 401(k) component. The Profit Sharing Plan includes all employees meeting certain eligibility requirements. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1999) and have the amount of such reduction contributed to the 401(k) Plan on the participant's behalf. Participation in the 401(k) Plan is voluntary. The Bank matches contributions by participants to the 401(k) Plan at the rate of $.25 for each $1.00 contributed, up to a maximum match of 3% of the employees annual compensation.

Employees are eligible when they have completed one year of service at a minimum of 500 hours. Employees vest in Bank contributions at the rate of 20% per year commencing with their third year of employment. Participants are permitted to withdraw their contributions in the event of death, disability, separation of employment, or at normal retirement age.

Contributions to the Plan are based on Bank profits, subject to limitations as established by law. The Board has added the further provision that in no year may a contribution to the Plan by the Bank exceed the amount paid to shareholders through cash and/or stock dividends. As of December 31, 1999, the Bank has made a contribution in the amount of $505,000 to the Profit Sharing and 401(k) Plan for 1999.

The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by the Bank to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Bank, if any, will be deductible by the Bank when made.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

Bonus Plan

Discretionary bonuses are authorized by the Board of Directors. Bonuses payable to officers are determined in the sole discretion of the Board of Directors, and are based on performance of the Bank.

Deferred Compensation Plan

The Bank has entered into a Deferred Compensation Agreement with Ronald D. Reinartz which calls for payment of deferred compensation in the event of his termination of employment with the Bank for any reason, including death, disability, resignation or firing, with or without cause, or upon his attainment of retirement age.

Employment Agreements

The Bank has no employment agreements with any of its executive officers.

Compensation Committee Interlocks and Insider Participation

The Board's Personnel Practices Committee serves as its Compensation Committee. The only Executive Officer of the Bank who also served as a member of the Compensation Committee during 1999 was Judith Reinartz, Senior Vice President/ Administration and Human Resources Administrator, who participated in discussions but abstained from voting on any compensation issue affecting Executive Officers. No inside director served on the Compensation Committee.

Item 12.   Security Ownership of Certain Beneficial Owners and Management

No individual or group owned, directly or indirectly, 5% or more of any class of the Bank's voting securities on December 31, 1999 or as of the date of this report.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

The following table sets forth certain information regarding beneficial ownership of the Bank's Common Stock as of December 31, 1999, by: (i) each of the Bank's directors; (ii) each of the executive officers named in the Summary Compensation Table in Item 10 - Management Compensation and Transactions, below (the "Named Executive Officers"); and (iii) all of the Bank's directors and executive officers as a group. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity, subject to community property laws where applicable.


                                    Security Ownership of Directors and Management


                                                       Beneficial Ownership
                                        ------------------------------------------------------------
                                                      Number of Shares
                                        --------------------------------------------
                                                               Options                    Percent
                                           Owned            Exercisable                      of
                                          (1) (2)               (3)          Total         Total
                                        ----------        -------------   ----------    --------
Louis F. Boirano                           8,990              6,021         15,011         0.62%
Stanley Chinchen                          51,874              8,268         60,142         2.47%
Gerald R. Graham (4)                      14,610              8,268         22,878         0.94%
Robert K. Gustke                          33,614              8,268         41,882         1.72%
Gary L. Hong                               7,136              8,268         15,404         0.63%
Louis J. Mariani                           1,136              8,268          9,404         0.39%
Ronald D. Reinartz (5)                    81,339              8,268         89,607         3.67%
Lawrence S. Santa Maria                   21,700              8,268         29,968         1.23%
William J. Scilacci                       22,817              8,268         31,085         1.27%
Donald R. Von Raesfeld (6)                29,809              8,268         38,077         1.56%
Thaddeus J. Whalen, Jr. (7)               21,149              8,268         29,417         1.21%
Lester B. Workman (8)                     66,439              8,268         74,707         3.06%
James C. Audibert                         13,130              8,268         21,398         0.88%
Eugene Maxwell                            13,008              8,268         21,276         0.87%
Judith J. Reinartz (5)                       -                8,268          8,268         0.34%
                                         -------            -------        -------        ------
All Directors and Executive
Officers as a group (15 persons)         386,751            121,773        508,524        20.84%
                                         =======            =======        =======        ======


(1) This table is based upon information supplied by officers, directors and principal shareholders. Unless otherwise indicated, each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, subject to community property laws where applicable.

(2) Includes fractional shares, rounded to the nearest whole share, received as a result of participation in the Bank's Dividend Reinvestment Program.

(3) Option shares exercisable within 60 days of this Form 10-K Report, and adjusted for 5% stock dividend granted in 1998.

(4) Does not include 17,199 shares held by his wife, to which Mr. Graham disclaims beneficial ownership.

(5) Ronald D. Reinartz and Judith J. Reinartz, his wife, jointly own shares as co-trustees of their revocable trust and share voting and investment power over all 81,339 shares.

(6) Includes 6,302 shares held in the name of DCK Enterprises over which Mr. Von Raesfeld has sole voting and investment power.

(7) Does not include 3,380 shares held by his wife and 11,358 held by Dr. Whalen as Trustee under the trust established by the will of his father for benefit of his mother, both holdings to which Dr. Whalen disclaims beneficial ownership.

(8) Does not include 32,963 shares held by his wife, to which Mr. Workman disclaims beneficial ownership.


Item 13.    Certain Relationships and Related Transactions

Indebtedness of Directors, Executive Officers, Principal Shareholders and Their Related Interests

None of the officers or directors of the Bank had or has any material interest in any transactions to which the Bank was or is a party outside of the ordinary course of the Bank's business, except as indicated herein.

Some of the Bank's directors, officers and their immediate family, as well as the companies with which they are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Bank, all loans and commitments to lend in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Executive officers are prohibited, by policy, from borrowing from the Bank except on a cash (savings, certificate of deposit) secured basis. There were no loans outstanding to executive officers at any time during the last three fiscal years ended December 31, 1999, 1998, and 1997.

Lester B. Workman, a director of the Bank since 1988, is a real estate developer and property owner who borrowed from the Bank in 1999 for the purpose of property improvements and other personal needs. Mr. Workman was indebted to the Bank during 1999 for two construction loans and three revolving lines of credit. During 1999, the largest aggregate amount of indebtedness (disbursed and undisbursed) of Mr. Workman was $985,000, with the largest amount outstanding being $883,286. As of December 31, 1999, the aggregate amount outstanding was $709,463.

Reed & Graham, Inc., an asphalt contracting business, and Graham Contracting were indebted to the Bank during 1999 for various loans. Gerald R. Graham, a director of the Bank since 1973, holds Board positions with both of these entities. During 1999, the largest aggregate

FORM 10-K                      Bank of Santa Clara             December 31, 1999

amount of indebtedness (disbursed and undisbursed) of Mr. Graham's businesses was $4,119,875 (13.13% of the Bank's total equity capital accounts as of December 31, 1999) with the largest amount outstanding at any time during the year of $2,379,851. As of December 31, 1999, the aggregate amount outstanding was $845,783. Interest rates on the loans at the time made were at rates prevalent in the market for such loans.

At December 31, 1999, the aggregate amount of indebtedness of all extensions of credit (disbursed and undisbursed) to all directors, principal shareholders and their related interests was $4,831,783 and at the same period ended 1998 and 1997 was $5,763,607 and $5,481,000, respectively.

Transactions with Management

   There were no material transactions during the Bank's last three fiscal years, nor are there any proposed material transactions between the Bank and any of the Bank's directors, executive officers, or beneficial owners of five percent or more of the Common Stock, or the immediate family or associates of any of the foregoing persons.


                                 P A R T   IV


Item 14.   Exhibits, Financial Statement Schedules, and Reports on Form 8-K

(a)  1. and 2.

     The financial statements and supplementary data contained in Item 8 of this report are filed as part of this report.

     All schedules are omitted because of the absence of conditions under which they are required or because the required information is included in the financial statements or related notes.

(a)  3.

     Exhibits are listed in the Index to Exhibits beginning on page 79 of this report

(b)  Reports on Form 8-K.

     No reports on Form 8-K were filed by the Company during the quarter ended December 31, 1999.

FORM 10-K                      Bank of Santa Clara            December 31, 1999


                                  SIGNATURES
                                  ----------

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant - Bank of Santa Clara


By: /s/ Ronald D. Reinartz                     Dated:  March 21, 2000
-----------------------------------                    --------------
Ronald D. Reinartz
Vice Chairman, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated:


By:  /s/ Louis F. Boitano                      Dated:  March 21, 2000
-----------------------------------                    --------------
     Louis F. Boitano, Director

By:  /s/ A. Stanley Chinchen                   Dated:  March 21, 2000
-----------------------------------                    --------------
     A. Stanley Chinchen, Director

By:  /s/ Gerald R. Graham                      Dated:  March 21, 2000
-----------------------------------                    --------------
     Gerald R. Graham, Director

By:  /s/ Robert K. Gustke                      Dated:  March 21, 2000
-----------------------------------                    --------------
     Robert K. Gustke, Director

By:  /s/ Gary L. Hong                          Dated:  March 21, 2000
-----------------------------------                    --------------
     Gary L. Hong, Director

By:  /s/ Louis J. Mariani                      Dated:  March 21, 2000
-----------------------------------                    --------------
     Louis J. Mariani, Director

By: /s/ Donald R. Von Raesfeld                 Dated:  March 21, 2000
-----------------------------------                    --------------
    Donald R. Von Raesfeld
    Director and Chairman of the Board

FORM 10-K                      Bank of Santa Clara             December 31, 1999


                                  SIGNATURES
                                  ----------

By: /s/ Ronald D. Reinartz                     Dated: March 21, 2000
-----------------------------------                   --------------
    Ronald D. Reinartz
    Vice Chairman, President and
    Chief Executive Officer


By: /s/ Lawrence S. Santa Maria                Dated: March 21, 2000
-----------------------------------                   --------------
    Lawrence S. Santa Maria
    Senior Vice President,
    Chief Operating Officer and Director

By: /s/ William J. Scilacci                    Dated: March 21, 2000
-----------------------------------                   --------------
    William J. Scilacci, Director


By: /s/ Donald H. Soman                        Dated: March 21, 2000
-----------------------------------                   --------------
    Donald H. Soman
    Vice President and Controller

By: /s/ Thaddeus John Whalen, Jr.              Dated: March 21, 2000
-----------------------------------                   --------------
    Thaddeus John Whalen, Jr., Director


By: /s/ Lester B. Workman                      Dated: March 21, 2000
-----------------------------------                   --------------
    Lester B. Workman, Director

FORM 10-K                      Bank of Santa Clara             December 31, 1999


                               INDEX TO EXHIBITS
Exhibit
Number   Description
-------  -----------

1.1      Articles of Incorporation /1/

1.2  Bylaws of the Bank/1/

1.3 Certificate of Amendment of Articles of Incorporation of the Bank dated March 20, 1979/1/

1.4 Certificate of Amendment of Articles of Incorporation of the Bank dated July 21, 1982/1/

1.5 Certificate of Amendment of Articles of Incorporation of the Bank Dated July 15, 1986/1/

1.6 Certificate of Amendment of Articles of Incorporation of the Bank dated April 17, 1990/1/

1.7 Certificate of Amendment of Articles of Incorporation of the Bank dated March 14, 1996/1/

2.1 Agreement and Plan of Reorganization by and Among Greater Bay Bancorp, GBB Merger Corp. and Bank of Santa Clara/4/

3.1  Specimen of Stock Certificate/1/

4.1  Profit Sharing and Salary Deferral 401(k) Plan of the Bank/1/

4.2 Prototype Cash of Deferral-Profit Sharing Plan and Trust/Custodial Account of the Bank dated February, 1993/1/

4.3 Non-standardized Adoption Agreement Prototype Cash of Deferred Profit-Sharing Plan and Trust/Custodial Account of the Bank/1/

4.4 Deferred Compensation Agreement dated January 1, 1996 by and between the Bank and Ronald D. Reinartz/1/

5.1 Stock Option Permit from the State Banking Department of the State of California to the Bank dated September 24, 1991/1/

-----------------
/1/ Incorporated by reference to the Company's Registration Statement on Form F-
    1, filed with the Federal Deposit Insurance Corporation on August 27, 1996. /4/ Incorporated by reference to the Company's Form 8-K, filed with the Federal
     Deposit Insurance Corporation on February 10, 2000.

FORM 10-K                      Bank of Santa Clara             December 31, 1999

5.2  Bank of Santa Clara 1997 Stock Option Plan/2/

7.1 Construction Management Contract dated December 26, 1995 by and between the Bank and Nicholson Construction, Inc./1/

7.2 Letter of Intent dated May 14, 1996 between the Bank and Devcon Construction, Inc./1/

7.3 Standard Form of Agreement between Owner and Architect 1987 Edition dated December 15, 1995 by and between the Bank and R.J. Huntsberry & Associates/1/

7.4 Lease for Premises located at 2027, 2029, 2031, 2033 El Camino Real, Santa Clara California by and between the Bank and Oakland Realty Loan/1/

7.5 Lease for Premises located at 3595 Homestead Road, Santa Clara, California by and between the Bank and The Estate of Wallace R. Boren, Kenneth S. Carey, Trustee, Blanche P. Boren, Vernon Davis and Jean Welte dated July 18, 1975/1/

7.6 Lease for Premises located at 854 Old San Francisco Road in the Wolfe-Reed Shopping Center, Sunnyvale, CA, by and between the Bank and Wolfe-Reed Shopping Center dated April 6, 1978/1/

7.7 Lease for Premises located at 2779 Aborn Road, San Jose, California by and between the Bank and SDC-Youngman Properties #2, a general partnership, dated March 1, 1979. And, Amendment thereto dated October 6, 1981; and Amendment No. 1 to Declaration of Restrictions and Grants of Easement and Maintenance of Parking Lot Agreement dated June 5, 1978, by and between Dillon Real Estate Co., Inc. and Santa Anita Development Corporation dated April 29, 1980/1/

7.8 Lease for Premises located at 2061 Camden Avenue, San Jose, California by and between the Bank and Camden Union Partners, a California limited partnership dated May 14, 1990/1/

7.9 Lease for Premises located at 695 North First Street, San Jose, California by and between the Bank and Great Western Bank, a Federal Savings Bank, dated August 4, 1993/1/

7.11 Lease for Premises located at 5010 Old Ironsides Drive, Santa Clara, California by and between the Bank and TRI/VEST Properties II, a general partnership dated June 25, 1992/1/

7.12 Lease for land located at 2150 McKee Road, San Jose, California by and between the

-----------------
/2/ Incorporated by reference to the Company's Annual Report on Form 10-K, for fiscal year ended December 31, 1997, dated March 17, 1998, filed with the Federal Deposit Insurance Corporation on March 26, 1998.

FORM 10-K                      Bank of Santa Clara             December 31, 1999


      Bank and Alexian Brothers of San Jose, Inc., a Texas Corporation/2/

7.13 Sublease Agreement (Sunnyvale Sublease) for Premises and Ground Lease for real property located at 107 East El Camino Real, Sunnyvale, California by and between the Bank and Washington Mutual Bank, FA, dated July 15, 1998/3/

7.14 Communications Site Lease Agreement, dated March 23, 1999, for roof space, access, utility easements and interior space between the Bank and Nextel of California, a Delaware corporation.


-----------------
/3/ Incorporated by reference to the Company's Annual Report on Form 10-K, for fiscal year ended December 31, 1998, dated March 16, 1999, filed with the Federal Deposit Insurance Corporation on March 29, 1999.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Article Five of Greater Bay's articles of incorporation provides that Greater Bay shall eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law. Article Five also provides for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of Greater Bay. If agents of Greater Bay breach a duty to Greater Bay and its shareholders, then Article Five authorizes Greater Bay, to the extent permissible under California Law, to indemnify such agents in excess of the indemnification expressly permitted by such Section 317.

   Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of Greater Bay in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise.
Section 317 mandates Greater Bay's indemnification of agents where the agent's defense is successful on the merits. In other cases, Section 317 allows Greater Bay to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action) if the indemnification is authorized by (1) a majority vote of a quorum of Greater Bay's Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances, Greater Bay can indemnify an agent even when the agent is found liable. Section 317 also allows Greater Bay to advance expenses to its agents for certain actions upon receiving an undertaking by the agent that he or she will reimburse Greater Bay if the agent is found liable. Greater Bay has entered into indemnification agreements with its directors and certain of its officers substantially to the foregoing effect. Greater Bay also maintains directors and officers liability insurance.

   To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greater Bay, pursuant to the foregoing provisions or otherwise, Greater Bay understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by Greater Bay of expenses incurred or paid by a director, officer or controlling person of Greater Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Greater Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statement Schedules

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and among Greater Bay
             Bancorp, GBB Merger Corp. and Bank of Santa Clara dated January
             26, 2000./1/
  2.2        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Coast Bancorp dated December 14, 1999./2/

  2.3        Stock Option Agreement by and between Greater Bay Bancorp and
             Coast Bancorp dated December 14, 1999./2/

  2.4        Agreement and Plan of Reorganization by and among Greater Bay
             Bancorp, DKSS Corp. and Bank of Petaluma dated March 21, 2000./11/

  4.1        Rights Agreement./3/


 Exhibit No. Exhibit
 ----------- -------
  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./4/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./4/

  4.4        Certificate of Trust of GBB Capital I./5/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./5/

  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31, 1997./4/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./6/

  4.7        Trust Preferred Certificate of GBB Capital I./4/

  4.8        Common Securities Certificate of GBB Capital I./4/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./4/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./4/

  4.11       Form of Subordinated Debentures./7/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./5/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./5/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./4/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./8/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./8/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./8/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./8/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./8/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./6/

  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./9/

  4.24       Securities Purchase Agreement, dated December 21, 1999, between
             Greater Bay Bancorp and the investors identified therein./10/

  4.25       Registration Rights Agreement, dated December 22, 1999, between
             Greater Bay Bancorp and the investors identified therein./10/

  4.26       Securities Purchase Agreement, dated March 22, 2000 between
             Greater Bay Bancorp and the investors identified therein./12/


 Exhibit No. Exhibit
 ----------- -------
  4.27       Registration Rights Agreement, dated March 23, 2000, between
             Greater Bay Bancorp and the investors identified therein./12/

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.

  8.1 Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters.

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of Grant Thornton LLP for Bank of Santa Clara.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).

 23.4        Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
             8.1).

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.

 99.1        Form of Bank of Santa Clara Proxy.

--------
 1. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on February 3, 2000.
 2. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on December 16, 1999.
 3. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
 4. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K dated June 5, 1997.
 5. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
 6. Incorporated by reference from Greater Bay Bancorp's Annual Report on Form 10-K filed with the SEC on February 17, 1999.
 7. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K filed with the SEC on October 25, 1995.
 8. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on August 28, 1998.
 9. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.
10. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on December 28, 1999.
11. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on March 22, 2000.
12. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on March 24, 2000.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes as follows:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

      (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California, on April 25, 2000.

                                          Greater Bay Bancorp

                                               /s/ David L. Kalkbrenner
                                          By: _________________________________
                                                   David L. Kalkbrenner
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints David L. Kalkbrenner and Steven C. Smith his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                          Title                  Date
             ----------                          -----                  ----

    /s/ David L. Kalkbrenner         President and Chief            April 25, 2000
____________________________________  Executive Officer
        David L. Kalkbrenner          (Principal Executive
                                      Officer)

      /s/ Steven C. Smith            Executive Vice President,      April 25, 2000
____________________________________  Chief Administrative
          Steven C. Smith             Officer and Chief Financial
                                      Officer (Principal
                                      Financial and Accounting
                                      Officer)

       /s/ George R. Corey           Director                       April 25, 2000
____________________________________
          George R. Corey

        /s/ John M. Gatto            Director                       April 25, 2000
____________________________________
           John M. Gatto

       /s/ John J. Hounslow          Director                       April 25, 2000
____________________________________
          John J. Hounslow

             Signature                           Title                  Date
             ---------                           -----                  ----

       /s/ James E. Jackson          Director                       April 25, 2000
____________________________________
          James E. Jackson

      /s/ Stanley A. Kangas          Director                       April 25, 2000
____________________________________
         Stanley A. Kangas

        /s/ Rex D. Lindsay           Director                       April 25, 2000
____________________________________
           Rex D. Lindsay

       /s/ George M. Marcus          Director                       April 25, 2000
____________________________________
          George M. Marcus

      /s/ Duncan L. Matteson         Director                       April 25, 2000
____________________________________
         Duncan L. Matteson

      /s/ Rebecca Q. Morgan          Director                       April 25, 2000
____________________________________
         Rebecca Q. Morgan

       /s/ Glen McLaughlin           Director                       April 25, 2000
____________________________________
          Glen McLaughlin

       /s/ Dick J. Randall           Director                       April 25, 2000
____________________________________
          Dick J. Randall

       /s/ Donald H. Seiler          Director                       April 25, 2000
____________________________________
          Donald H. Seiler

       /s/ Warren R. Thoits          Director                       April 25, 2000
____________________________________
          Warren R. Thoits

                                 EXHIBIT INDEX

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and among Greater Bay
             Bancorp, GBB Merger Corp. and Bank of Santa Clara dated January
             26, 2000./1/
  2.2        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Coast Bancorp dated December 14, 1999./2/

  2.3        Stock Option Agreement by and between Greater Bay Bancorp and
             Coast Bancorp dated December 14, 1999./2/

  2.4        Agreement and Plan of Reorganization by and among Greater Bay
             Bancorp, DKSS Corp. and Bank of Petaluma dated March 21, 2000./11/

  4.1        Rights Agreement./3/

  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./4/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./4/

  4.4        Certificate of Trust of GBB Capital I./5/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./5/

  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31, 1997./4/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./6/

  4.7        Trust Preferred Certificate of GBB Capital I./4/

  4.8        Common Securities Certificate of GBB Capital I./4/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./4/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./4/

  4.11       Form of Subordinated Debentures./7/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./5/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./5/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./4/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./8/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./8/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./8/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./8/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./8/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./6/


 Exhibit No. Exhibit
 ----------- -------
  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./9/

  4.24       Securities Purchase Agreement, dated December 21, 1999, between
             Greater Bay Bancorp and the investors identified therein./10/

  4.25       Registration Rights Agreement, dated December 22, 1999, between
             Greater Bay Bancorp and the investors identified therein./10/

  4.26       Securities Purchase Agreement, dated March 22, 2000 between
             Greater Bay Bancorp and the investors identified therein./12/

  4.27       Registration Rights Agreement, dated March 23, 2000, between
             Greater Bay Bancorp and the investors identified therein./12/

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.

  8.1 Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters.

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of Grant Thornton LLP for Bank of Santa Clara.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).

 23.4        Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
             8.1).

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.

 99.1        Form of Bank of Santa Clara Proxy.

--------
 1. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on February 3, 2000.
 2. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on December 16, 1999.
 3. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
 4. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K dated June 5, 1997.
 5. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
 6. Incorporated by reference from Greater Bay Bancorp's Annual Report on Form 10-K filed with the SEC on February 17, 1999.
 7. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K filed with the SEC on October 25, 1995.
 8. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on August 28, 1998.
 9. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.
10. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on December 28, 1999.
11. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on March 22, 2000.
12. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on March 24, 2000.